    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997
                                                    REGISTRATION NO. 333-20187
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    ------
                               AMENDMENT NO. 2
                                      TO
                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                 UNIVEC, INC.
                (Name of Small Business Issuer in Its Charter)


          Delaware                                             3841                                 11-3163455
(State or other jurisdiction                             (Primary Standard                        (I.R.S. Employer
of incorporation or  organization)              Industrial Classification Code Number)            Identification No.)


                             999 Franklin Avenue
                         Garden City, New York 11530
                          Telephone: (516) 294-1000
                          Telecopier: (516) 739-3343
        (Address and telephone number of principal executive offices)
                                    ------
                               Joel Schoenfeld
              Chairman of the Board and Chief Executive Officer
                                 UNIVEC, Inc.
                             999 Franklin Avenue
                         Garden City, New York 11530
                          Telephone: (516) 294-1000
                          Telecopier: (516) 739-3343
          (Name, address and telephone number of agent for service)
                                    ------
                                  Copies to:
   Jack Becker, Esq.                     Jay M. Kaplowitz, Esq.
   Snow Becker Krauss P.C.               Arthur S. Marcus, Esq.
   605 Third Avenue                      Gersten, Savage, Kaplowitz, Fredericks
   New York, New York 10158-0125          & Curtin, LLP
   Telephone: (212) 687-3860             101 East 52nd Street
   Telecopier: (212) 949-7052            New York, New York 10022-6018
                                         Telephone: (212) 752-9700
                                         Telecopier: (212) 980-5192
                                     ------

   Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

   If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]
                                    ------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                       CALCULATION OF REGISTRATION FEE

==============================================================================================
     Title of Each
        Class of                         Proposed Maximum Proposed Maximum
    Securities to be      Amount to be    Offering Price  Aggregate Offer-    Amount of
       Registered          Registered    Per Security(1)    ing Price(1)   Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock,
 $0.001 par value
 ("Common Stock")......    1,725,000(2)         $3.50          $6,037,500      $ 1,829.55
-----------------------------------------------------------------------------------------------
Redeemable Common
 Stock Purchase
 Warrants ("Warrants")     2,587,500(3)          $.10            $258,750      $    78.41
-----------------------------------------------------------------------------------------------
Common Stock issuable
 upon exercise of
 Warrants  ............    2,587,500(4)         $4.50         $11,643,750      $ 3,528.41
-----------------------------------------------------------------------------------------------
Underwriters' Warrants
 to purchase shares of
 Common Stock  ........      150,000         $.000025         $      3.75           (5)
-----------------------------------------------------------------------------------------------
Underwriters' Warrants
 to purchase Warrants        225,000         $.000025         $      6.25           (5)
-----------------------------------------------------------------------------------------------
Common Stock issuable
 upon exercise of
 Underwriters'
 Warrants  ............      150,000(4)      $  5.775         $   866,250      $   262.50
-----------------------------------------------------------------------------------------------
Warrants issuable upon
 exercise of
 Underwriters'
 Warrants  ............      225,000         $   .165         $    37,125      $    11.25
-----------------------------------------------------------------------------------------------
Common Stock issuable
 upon exercise of
 Warrants underlying
 Underwriters'
 Warrants  ............      225,000(4)      $   4.50         $ 1,012,500      $   306.81
-----------------------------------------------------------------------------------------------
Redeemable Common
 Stock Purchase
 Warrants  ............    2,500,000(6)      $    .10         $   250,000          $75.76
-----------------------------------------------------------------------------------------------
Common Stock  .........    2,500,000(4)(8)   $   4.50(7)      $11,250,000       $3,409.09
                              33,436(4)(9)   $   3.50(7)      $   117,026          $35.46
-----------------------------------------------------------------------------------------------
Total Registration Fee  ..................................................      $9,537.24(10)
===============================================================================================

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

 (2) Includes 225,000 shares of Common Stock which may be purchased by the Underwriters to cover over- allotments, if any.

 (3) Includes 337,500 Warrants which may be purchased by the Underwriters to cover over-allotments, if any.

 (4) Pursuant to Rule 416, there are also being registered such indeterminate number of additional shares as may become issuable pursuant to the anti-dilution provisions of the Warrants, the Underwriters' Warrants (and the Warrants included therein), and the warrants and options owned by the selling securityholders named herein.

 (5) Pursuant to Rule 457(g) promulgated under the Securities Act of 1933, no filing fee is required.

 (6) Represents Redeemable Common Stock Warrants being registered for sale by selling securityholders.

 (7) Calculated pursuant to Rule 457(g).

 (8) Represents 2,500,000 shares issuable upon exercise of Redeemable Common Stock Purchase Warrants registered for sale by selling securityholders.

 (9) Represents 33,436 shares issuable upon exercise of certain options registered for sale by a selling securityholder.

(10) The Registrant paid $9,462.58 on January 22, 1997 and paid an additional $74.66 on or prior to the date hereof.

                               EXPLANATORY NOTE

   This Registration Statement contains two forms of prospectus: (i) one to be used in connection with an offering by the Company of shares of Common Stock and Redeemable Common Stock Purchase Warrants (the "Prospectus") and
(ii) one to be used in connection with the sale of Redeemable Common Stock Purchase Warrant and shares of Common Stock issuable upon exercise of those Redeemable Common Stock Purchase Warrants and outstanding options by certain selling securityholders (the "Selling Securityholder Prospectus"). The Prospectus and the Selling Securityholder Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholder Prospectus included herein which are labeled "Alternate Page for Selling Securityholder Prospectus."

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MARCH 14, 1997
                                 UNIVEC, INC.
                     1,500,000 SHARES OF COMMON STOCK AND
             2,250,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

   This Prospectus relates to an offering (the "Offering") by UNIVEC, Inc. (the "Company") of 1,500,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 2,250,000 redeemable common stock purchase warrants (the "Warrants"). The shares of Common Stock and the Warrants offered hereby may be purchased separately and will be transferable separately after issuance. The Common Stock is being offered at $3.50 per share and the Warrants at $.10 per Warrant.

   Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $4.50 per share, subject to adjustment in certain events, at any time during the period commencing __________, 1999 [two years after the date upon which the Registration Statement of which this Prospectus forms a part is declared effective by the Securities Exchange Commission (the "Effective Date")] and expiring on ____________, 2002 [the fifth anniversary of the Effective Date]. The Warrants are subject to redemption by the Company at $.05 per Warrant at any time commencing _______________, 1999 [two years after the Effective Date] (with the prior written consent of Maidstone Financial, Inc., the representative of the Underwriters (the "Representative")), on not less than 30 days prior written notice to the holders of the Warrants, provided the closing bid price of the Common Stock had been at least $8.00 for 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. The Company has applied for quotation of the Common Stock and the Warrants on The Nasdaq SmallCap Market under the trading symbols "UNVC" and "UNVCW", respectively. See "Description of Securities -- Warrants."

   Prior to the Offering, there has been no public market for the Common Stock or Warrants, and there can be no assurance that any such market for the Common Stock or Warrants will develop after the closing of the Offering, or that, if developed, it will be sustained. The offering prices of the Common Stock and Warrants and the terms of the Warrants were established by negotiations between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value.

   The Company has registered for resale under a separate prospectus (the "Selling Securityholder Prospectus") as part of the Registration Statement warrants to purchase 2,500,000 shares of Common Stock (having terms identical to the warrants offered hereby) and the shares of Common Stock issuable upon exercise thereof, and 33,436 shares of Common Stock issuable upon exercise of options. The warrants were issued in connection with a bridge financing completed by the Company in December 1996. Prior to the Effective Date, each of the selling securityholders named in the Selling Securityholder Prospectus will enter into an agreement not to sell or otherwise dispose of any securities of the Company for a period of 24 months following the Effective Date, without the prior written consent of the Representative. The Company will not receive any proceeds from the sale of the warrants or shares of Common Stock by the selling securityholders, but will receive the exercise price of the warrants and options exercised. See "Selling Securityholder Offering."

   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" COMMENCING ON PAGE 9 AND "DILUTION" AT PAGE 22.
                                    ------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
===============================================================================
                                             Underwriting
                                Price to    Discounts and   Proceeds to
                                 Public    Commissions(1)   Company(2)
-------------------------------------------------------------------------------
Per Share                          $3.50          $.35           $3.15
-------------------------------------------------------------------------------
Per Warrant                         $.10          $.01           $.09
-------------------------------------------------------------------------------
Total(3)                         $5,475,000     $547,500      $4,927,500
===============================================================================
                                                  (footnotes appear on page 3)
                                    ------

[LOGO]  MAIDSTONE FINANCIAL, INC                 [LOGO] HGI Incorporated

                                    ------
                 The date of this Prospectus is      , 1997.

                              [INSERT PICTURES]



                         ASPIRATING VS. NON-ASPIRATING:

With the aspirating syringe, the UNIVEC locking clip does not limit the user's ability to withdraw and depress ("to aspirate") the plunger until the user locks the syringe voluntarily.

With the non-aspirating syringe, the UNIVEC locking clip limits the user's ability to aspirate the plunger and locks the syringe passively.

                                   VACCINATION
                                 NON-ASPIRATING

                                    INSULIN
                                   ASPIRATING
                                  WITH NEEDLE

                                   TUBERCULIN
                                 NON-ASPIRATING
                                  WITH NEEDLE

                                   TUBERCULIN
                                 NON-ASPIRATING
                                 WITHOUT NEEDLE

                                   TUBERCULIN
                                   ASPIRATING
                                  WITH NEEDLE

                                   TUBERCULIN
                                   ASPIRATING
                                 WITHOUT NEEDLE





                          ---------------------------


   UNIVEC(R), and R/ Ultra(R) are registered trademarks of the Company. All other trademarks appearing in this Prospectus are the property of their respective holders.

(1) Does not include additional compensation consisting of (i) a non-accountable expense allowance payable to the Representative equal to 3% of the gross proceeds of the Offering, of which $55,000 has been paid by the Company to date, (ii) warrants (the "Underwriters' Warrants") entitling the Underwriters to purchase an amount equal to 10% of the number of shares of Common Stock and Warrants offered hereby (excluding the Over-Allotment Option, as defined in footnote 3, below) for a purchase price of 165% of the initial public offering price thereof, and
    (iii) a financial advisory agreement with the Representative for 24 months commencing on the date of the closing of the Offering for a fee of $4,000 per month, or an aggregate of $96,000, payable in its entirety at the closing of the Offering. In addition, the Company has agreed to pay the Representative, under certain circumstances, a warrant solicitation fee of 8% of the exercise price of each Warrant exercised and to indemnify the Underwriters against certain civil liabilities, including those arising under the Securities Act. See "Underwriting."

(2) After deducting discounts and commissions payable to the Underwriters, but before payment of the Representative's non-accountable expense allowance ($164,250, or $188,887 if the Over-Allotment Option is exercised in full), the financial advisory fee ($96,000) and the other expenses of the Offering (estimated at $383,000) payable by the Company. See "Underwriting."

(3) The Company has granted the Underwriters an option, exercisable for a period of 45 days after the closing of the Offering, to purchase up to an additional 15% of the shares of Common Stock and/or Warrants offered hereby, upon the same terms and conditions solely for the purpose of covering over-allotments, if any (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $6,296,250, $629,625 and $5,666,625, respectively. See "Underwriting."

   The Common Stock and Warrants are being offered by the Underwriters on a "firm commitment" basis, subject to prior sale, when, as and if delivered to the Underwriter and subject to certain conditions. Subject to the provisions of the underwriting agreement between the Underwriters and the Company, the Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates will be made against payment therefor at the office of the Representative, 101 East 52nd Street, New York, New York 10022, on or about
        , 1997.

                                    ------

   CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS OFFERED HEREBY, INCLUDING PURCHASES OF THE COMMON STOCK OR WARRANTS TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK OR WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK OR WARRANTS MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                            ADDITIONAL INFORMATION

   The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contracts or other documents referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit to which reference is made for a full statement of the provisions thereof. The Registration Statement, including exhibits filed therewith, may be inspected, without charge, at the principal office of the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of all or any part of the Registration Statement (including the exhibits thereto) also may be obtained from the Public Reference Section of the Commission at the its principal office in Washington, D.C., at the Commission's prescribed rates. Electronic registration statements made through the Electronic Data Gathering Analysis and Retrieval system are publicly available through the Commission's web site at http://www.sec.gov.

   On the Effective Date, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

                              PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by the more detailed information and consolidated financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated or the context otherwise requires, all references herein to the Company or UNIVEC include UNIVEC, Inc., a New York corporation ("UNIVEC-NY"), which was merged into the Company on October 10, 1996, and R/ Ultra, Inc., a wholly owned subsidiary of UNIVEC. Except as otherwise stated, all information assumes no exercise of the Over-Allotment Option.

                                 THE COMPANY


   UNIVEC, Inc. (the "Company" or "UNIVEC") develops and markets safety hypodermic syringes designed to protect the healthcare worker and patient against cross-infection. The Company also sells and intends to develop other hypodermic devices. In January 1997, the Company commenced production and sales of its 1cc locking clip syringes, which are designed to make accidental or deliberate reuse difficult. The accidental or deliberate reuse of syringes is a frequent cause of the spread of the human immunodeficiency ("HIV") and hepatitis viruses, as well as other blood-borne pathogens. The Company has received 510(k) clearance from the U.S. Food and Drug Administration (the "FDA") to market its locking clip syringes in the United States. In the first two months of 1997, the Company sold approximately 1,777,000 locking clip syringes resulting in sales of approximately $159,000.

   Public health officials have encouraged the medical industry to develop safer, more difficult to reuse, syringes, to prevent the spread of blood-borne pathogens, such as HIV and hepatitis. In 1995, the House of Delegates -- American Medical Association requested "manufacturers of disposable hypodermic needles and syringes to adopt designs to prevent reuse and to include in the packaging clear directions for their correct disposal." In late 1995, UNICEF recommended "the use of auto-destruct syringes instead of disposable, single use syringes in order to avoid the hazards of unsafe injection practices." In 1996, Brazil adopted a law requiring disposable syringes manufactured or marketed in that country to include a safety device to prevent its reuse. During 1996, New York State enacted legislation authorizing a limited number of pilot projects to test the practicality and effectiveness of difficult to reuse syringes. Such pilot tests are to be conducted, subject to funding, in state-operated facilities, such as prisons, hospitals, youth detention facilities and development centers.

   The Company believes that its 1cc difficult to reuse syringes are more effective than competitive syringes and that they are competitively priced. The Company also believes that it is the only company that markets a difficult to reuse syringe with a 1cc barrel, which is ideal for dispensing
 .05cc to .95cc dosages of medicine (e.g., allergy, immunization and insulin medicines). It is more difficult to deliver .05cc to .95cc dosages accurately with a syringe barrel that is greater than 1cc. The Company does not know of any other company that offers an aspirating syringe that can be locked. Healthcare workers need aspirating syringes to mix medications in the syringe barrel and inject medications intravenously. Furthermore, the Company believes that aspirating syringes are preferred by diabetes patients and needle-exchange programs.


   The Company's syringes will be assembled primarily by Harmac Medical Products, Inc. ("Harmac"), one of the largest independent, privately-owned contract manufacturers of disposable medical products in the United States, using assembly and packaging equipment supplied by the Company. Sherwood Davis & Geck ("Sherwood"), a subsidiary of American Home Products, will supply most of the components for the syringes assembled by Harmac. Some of the Company's syringes and its proprietary aspirating plunger will be manufactured by INSERPOR, a contract manufacturer in Portugal.


   The Company's initial marketing efforts will be directed primarily to UNICEF, the World Health Organization ("WHO") and public hospitals and health facilities in New York. The Company also intends to market its locking clip syringes to (i) governments of developing countries, (ii) private hospitals and health facilities in New York, New Jersey and Connecticut, and (iii) retail distributors in the United States.

The Company also plans to license its patents and proprietary manufacturing processes relating to its locking clip and other syringe designs to established medical device manufacturers. To stimulate demand for its safety syringes, the Company plans to initiate promotional and educational campaigns directed at (i) public health officers and other government officials responsible for public health policies, (ii) doctors and administrators of healthcare facilities responsible for treatment of HIV-AIDS patients, and
(iii) liability insurance companies. The Company plans to enter into arrangements with independent sales agents and distributors in targeted markets and to hire a marketing director following the completion of the Offering.

   The Company is a Delaware corporation, incorporated on October 7, 1996, and the successor by merger to UNIVEC, Inc., a New York corporation, incorporated on August 18, 1992. The executive officers of the Company are located at 999 Franklin Avenue, Garden City, New York 11530 (telephone number
(516) 294-1000).

                                 THE OFFERING

Securities Offered.............  1,500,000 shares of common stock, $0.001 par value per share (the "Common Stock"), and 2,250,000 redeemable common stock purchase warrants (the "Warrants"). Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $4.50 per share, subject to adjustment in certain events. The shares of Common Stock and the Warrants are separately tradeable and transferable upon issuance. See "Description of Securities" and "Underwriting."

Offering Price.................  $3.50 per share of Common Stock and $.10 per
                                 Warrant.

Terms of Warrants:
  Exercise price...............  $4.50 per share, subject to adjustment in certain events. See "Description of
                                 Securities -- Warrants."

 Exercise period...............  Any time during the period commencing
                                 ______, 1999 [two years after the Effective
                                 Date] and ending ______, 2002 [the fifth anniversary of the Effective Date].


 Redemption....................  Redeemable by the Company, with the prior written consent of the Representative, at a price of $.05 per Warrant upon not less than 30 days prior written notice to the holders of the Warrants at any time commencing ______, 1999 [two years after the Effective Date], provided the closing bid price of the Common Stock has been at least $8.00 for 20 consecutive trading days ending on the third day prior to the date upon which the Company gives notice of redemption. See "Description of Securities -- Warrants."


Common Stock Outstanding:
  Prior to the Offering........  1,082,287(1) shares of Common Stock


 After the Offering............  2,621,054(2) shares of Common Stock


Warrants Outstanding:
  Prior to the Offering .......  2,500,000 Warrants(3)

 After the Offering ...........  4,750,000 Warrants

Use of Proceeds................  The net proceeds of the Offering, aggregating approximately $4,284,250, will be used (1) for the purchase of equipment,
                                 (2) for
                                 marketing, promotion and public relations,
                                 (3) for product development, (4) for payment of promissory notes issued in connection with a bridge financing completed in December 1996 (the "Bridge Notes"), and (5) for working capital and general corporate purposes. See "Use of Proceeds."


 Risk Factors..................  The securities offered hereby involve a high degree of risk and immediate substantial dilution to new investors. Only investors who can bear the risk of their entire investment should invest. See "Risk Factors" and "Dilution."

 Proposed Nasdaq SmallCap
   Market Symbols..............  Common Stock -- UNVC; Warrants -- UNVCW


------
(1) Does not include (i) 60,042 shares reserved for issuance upon exercise of outstanding options, at an exercise price of $3.50, expiring at various dates from February 22, 1999 through June 30, 1999, (ii) 2,500,000 shares issuable upon exercise of warrants ("Bridge Warrants") issued in connection with a bridge financing completed in December 1996 (the "Bridge Financing"), which warrants will be automatically converted into warrants having terms identical to the Warrants offered hereby on the Effective Date, (iii) 35,715 shares reserved for issuance upon conversion of the Company's 12 1/2 % demand promissory note in the principal amount of $125,000, (iv) approximately 34,397 shares of Common Stock to be issued to a director of the Company in exchange for the cancellation of amounts due to him ($120,390 assuming the Closing occurs on March 31, 1997) concurrently with consummation of the sale of the shares of Common Stock and Warrants offered hereby (the "Closing"), (v) 4,688,706 shares reserved for issuance upon exercise of options which may be granted in the future pursuant to the Company's stock option plan, and (vi) 426,440 shares reserved for issuance upon conversion of the Company's Series A 8% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). See "Certain Transactions," "Management -- Stock Option Plan" and "Description of Securities -- Series A Preferred Stock."

(2) Does not include (i) 55,672 shares reserved for issuance upon exercise of outstanding options, at an exercise price of $3.50, expiring at various dates from February 22, 1999 through June 30, 1999, (ii) 4,750,000 shares issuable upon exercise of the Warrants and the warrants to be issued to holders of Bridge Warrants upon the automatic conversion of the Bridge Warrants on the Effective Date, (iii) 35,715 shares reserved for issuance upon conversion of the Company's 12 1/2 % demand promissory note in the principal amount of $125,000, (iv) 4,688,706 shares reserved for issuance upon exercise of options which may be granted in the future pursuant to the Company's stock option plan, and (vi) 426,440 shares reserved for issuance upon conversion of the Series A Preferred Stock. Includes (i) approximately 34,397 shares of Common Stock to be issued to a director of the Company concurrently with the Closing in exchange for the cancellation of amounts due to him ($120,390 assuming the Closing occurs on March 31, 1997) and (ii) 4,370 shares to be issued to an officer of the Company concurrently with the Closing upon exercise of options. See "Certain Transactions," "Management -- Stock Option Plan" and "Description of Securities -- Series A Preferred Stock."


(3) Represents the Bridge Warrants, which will convert automatically into warrants having terms identical to the Warrants offered hereby on the Effective Date.

                SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

   The summary consolidated financial information set forth below is derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, appearing elsewhere herein.

STATEMENT OF OPERATIONS DATA:

                                                                 Year Ended
                                                                December 31,
                                                       -----------------------------
                                                            1995           1996
                                                        ------------   -------------
Sales  ..............................................    $1,106,930     $   461,131
Gross profit  .......................................        90,400         114,373
Net loss  ...........................................      (946,014)     (1,440,771)
Historical and pro forma net loss per common share  .    ($    0.89)    ($     1.36)
Historical and pro forma weighted average number of
  common and common equivalent shares outstanding ...     1,059,001       1,059,299


BALANCE SHEET DATA:

                                                  December 31, 1996
                                       --------------------------------------
                                                                 As Adjusted
                                            Actual                   (1)
                                        --------------          --------------
   Working capital (deficit) ..          ($ 1,066,521)          $3,203,780(2)
   Total assets ...............            2,463,589             4,948,598(3)
   Accumulated deficit ........           (4,253,138)             (2,649,645)(4)
   Stockholders' equity
     (deficit)  ...............           (1,885,138)            2,494,005(5)


------
(1) Gives effect to the issuance and sale of the 1,500,000 shares of Common Stock and 2,250,000 Warrants offered hereby and the application of the estimated net proceeds thereof.

(2) Gives effect to (i) the payment of $15,949 by the Company for federal and state withholding and payroll taxes incurred by an officer of the Company, upon exercise of stock options; and (ii) the cancellation of $2,000 accrued interest in respect of notes payable to stockholders in exchange for 2 shares of Series A Preferred Stock.

(3) Gives effect to (i) a deduction for the payment of $15,949 by the Company for federal and state withholding and payroll taxes incurred by an officer of the Company, upon exercise of stock options; and (ii) the receipt of net proceeds of $4,284,250 from the issuance and sale of the 1,500,000 shares of Common Stock and 2,250,000 Warrants offered hereby.

(4) Gives effect to (i) the reclassification of $2,386,785 of S corporation undistributed losses to paid-in capital; and (ii) the write-off of debt financing costs of $783,292 associated with the Bridge Financing.

(5) Gives effect to (i) the issuance of an aggregate of 650 shares of Series A Preferred Stock subsequent to December 31, 1996 in exchange for the cancellation of approximately $650,000 due to certain stockholders and affiliates of the Company; (ii) the issuance of approximately 34,397 shares of Common Stock concurrently with the Closing in exchange for the cancellation of approximately ($120,390 assuming the Closing occurs March 31, 1997) due to a director of the Company; (iii) the issuance of an aggregate of 4,370 shares of Common Stock upon exercise of options by an officer of the Company, at an exercise price of $3.50 per share, in exchange for the cancellation of accrued compensation ($31,244); and (iv) the write-off of debt financing costs of $783,292 associated with the Bridge Financing.

                                 RISK FACTORS

   The securities offered hereby are speculative and involve a high degree of risk, including but not limited to the risk factors described below. Each prospective investor should carefully consider the following risk factors before making an investment decision.


   1. Continuing Losses; Accumulated Deficit; Working Capital Deficit. Since inception, the Company has experienced losses, including a net loss of approximately $1,441,000 (on sales of approximately $461,000) for the year ended December 31, 1996, as compared to a net loss of approximately $946,000 (on sales of approximately $1,107,000) for the year ended December 31, 1995. The Company expects to continue to incur operating losses until such time, if ever, as it can generate significant sales of its locking clip syringes and reduce the cost of sales of its locking clip syringes on a per unit basis so that it can realize adequate gross profits to cover overhead expenses. There can be no assurance that the Company will ever operate profitably. As of December 31, 1996, the Company had an accumulated deficit of approximately $4,253,000 and a working capital deficit of approximately $1,067,000. The Company's ability to operate profitably depends upon market acceptance of its locking clip syringes, the development of an effective sales and marketing organization, the development of new products, and improvements to existing products and manufacturing processes. There can be no assurance that the Company's locking clip syringes will achieve a level of market acceptance in foreign or domestic markets to generate sufficient revenues to become profitable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, appearing elsewhere herein.

   2. "Going Concern." The Company's consolidated financial statements for the year ended December 31, 1996, indicate there is substantial doubt about the Company's ability to continue as a going concern due to the Company's need to generate cash from operations and obtain additional financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Report of Independent Accountants" on the Company's consolidated financial statements appearing at page F-2 hereof.

   3. Limited Operating History. Although the Company commenced operations in August 1992, its operations have consisted primarily of the design of its patented locking clip and plunger, the design of the manufacturing processes and equipment for production of the locking clip, the hiring of key personnel, formulation of a marketing plan for the sale of its syringes, and the negotiation of production and supply agreements with contract manufacturers and suppliers of components to be used in the production of its syringes. Accordingly, the Company has a limited operating history upon which an evaluation of its business and prospects can be based. An investment in the securities of the Company is subject to all of the risks involved in a newly established business venture. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by companies at this early stage of operations, many of which may be beyond the Company's control, including but not limited to commencement of production, marketing and product introduction, competition, market acceptance of the Company's difficult to reuse syringes, and unanticipated problems and additional costs relating to the development and testing of products. The Company's officers have limited experience in the production and sale of medical devices. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors -- Limited Experience of Management in the Production and Sale of Medical Devices" and "Management."


   4. Ability to Manage Growth. The Company contemplates a rapid expansion of its business. If the Company were to experience significant growth in the future, such growth would likely result in new and increased responsibilities for management personnel and place significant strain upon the Company's management, operating and financial systems and resources. To accommodate such growth and compete effectively, the Company must continue to implement and improve its operational, financial, management and information systems, procedures and controls, and to expand, train and manage its personnel. There can be no assurance that the Company's personnel, systems, procedures and controls will be adequate to support the Company's future operations. Any failure to implement and improve the Company's operational, financial, management and information systems, procedures or controls or to expand, train or manage employees, could materially and adversely affect the Company's business, financial condition and results of operations. See "Use of Proceeds," "Risk Factors -- Dependence on Key Personnel," "Business -- Employees" and "Management -- Directors, Executive Officers and Key Employees."

   5. Government Regulation. The manufacture and distribution of medical devices are subject to extensive regulation by the FDA and, in some instances, by foreign and state governments. Approval by the FDA and foreign government authorities is unpredictable and uncertain, and no assurance can be given that the necessary approvals or clearances for the Company's products will be granted on a timely basis or at all. Delays in receipt of, or a failure to receive, such approvals or clearances, or the loss of any previously received approvals or clearances, could have a materially adverse effect on the business, financial condition and results of operations of the Company. Furthermore, approvals that have been or may be granted are subject to continual review, and later discovery of previously unknown problems may result in product labeling restrictions or withdrawal of the product from the market. Moreover, changes in existing requirements or adoption of new requirements or policies could adversely affect the ability of the Company to comply with regulatory requirements. In addition, there can be no assurance that the Company will not be required to incur significant costs to comply with applicable laws and regulations in the future. Failure to comply with applicable laws or regulatory requirements could have a materially adverse effect on the Company's business, financial position and results of operations. See "Business -- Government Regulation."


   FDA and State Regulation. Pursuant to the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder (collectively, the "FDC Act"), the FDA regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of medical devices. Before a new device can be introduced into the market, a manufacturer must obtain FDA permission to market through either the 510(k) pre-market notification process or the costlier, lengthier and less certain pre-market approval ("PMA") application process. The FDA has granted the Company 510(k) clearance to market its 1cc locking clip syringe, which has been classified as a Class II device under the FDC Act, and accordingly, the Company may market and sell its 1cc locking clip syringe in the United States, subject to compliance with other applicable FDA regulatory requirements. As a Class II device, performance standards may be developed for the 1cc locking clip syringe which the product would then be required to meet. Failure to meet those standards would require the Company to discontinue the marketing of the product. Furthermore, manufacturers of medical devices are subject to recordkeeping requirements and required to report adverse experiences relating to the use of the device. Device manufacturers also are required to register their establishments and list their devices with the FDA and with certain state agencies and are subject to periodic inspections by the FDA and certain state agencies. The FDC Act requires devices to be manufactured in accordance with good manufacturing practices ("GMP") regulations, which impose certain procedural and documentation requirements upon the Company with respect to manufacturing and quality assurance activities. The FDA conducts periodic audits and surveillance of the manufacturing, sterilizing and packaging facilities of medical device manufacturers to determine compliance with GMP requirements. The failure of a medical device manufacturer to be able to show in the audit or post-market surveillance that it has adequately complied with GMP requirements can result in penalties or enforcement proceedings being imposed on the manufacturer. Harmac's facilities will be subject to extensive audits in the future, pursuant to standard FDA procedure. No assurance can be given that when Harmac is audited that it will be found to be in compliance with GMP requirements, or that if it is not found in compliance, what penalties, enforcement procedures or compliance effort will be levied on or required of Harmac and/or the Company. Recently adopted GMP requirements, including those pertaining to design control, are likely to increase the cost of GMP compliance. Noncompliance with applicable FDA requirements, including GMP regulations, can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant pre-market clearance or pre-market approval for devices, withdrawal of marketing approvals, and criminal prosecution. The FDA also has the authority to request repair, replacement or refund of the cost of any device manufactured or distributed by the Company.

   Foreign Regulations. The introduction of the Company's products in foreign markets will subject the Company to foreign regulatory clearances which may impose additional substantive costs and burdens. The Company's products are required to satisfy international manufacturing standards required by the International Standards Organization ("ISO") for sale in certain foreign countries. Although Harmac expects to achieve ISO 9001 certification by the end of the second quarter of 1997, until Harmac obtains ISO 9001 certification, the Company will have difficulty selling to some export accounts, particularly in Europe. International sales of medical devices are subject to the regulatory requirements of each country. The regulatory review process varies from country to country. Many countries also impose product standards, packaging requirements, labeling requirements and import restrictions on devices. In addition, each country has its own tariff regulations, duties and tax requirements.

   6. Product Acceptance; Demand for Locking Clip Syringes. The Company expects to derive a significant portion of its revenues from sales of locking clip syringes and/or licensing of its intellectual property. Despite increased public awareness of the risks associated with conventional disposable syringes, of the major syringe manufacturers only Becton-Dickinson is manufacturing a difficult to reuse syringe for sale to UNICEF and WHO. Accordingly, the Company's future success and financial performance will depend almost entirely on its ability to successfully market its locking clip syringes. There can be no assurance that the Company's marketing efforts will be successful or that sales of the Company's difficult to reuse syringes will generate sufficient revenues for the Company to become profitable. Export sales, particularly in Europe, may be adversely affected until the Company's contract manufacturers are able to manufacture the Company's syringes in accordance with manufacturing standards required by the International Standards Organization. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

   7. Licensing. The Company intends to license its patents and proprietary manufacturing processes relating to its locking clip and other syringe designs to established medical device manufacturers worldwide. Although the Company has granted Sherwood an option for a non-exclusive license to manufacture and sell the Company's locking clip syringe in the United States, there can be no assurance that Sherwood will exercise the option, that others will enter into license arrangements with the Company, or that the Company will be successful in its licensing efforts. See "Business."


   8. Dependence on Certain Customers. The Company's initial marketing efforts have been directed, to a significant extent, to relief agencies, including UNICEF and WHO, which administered almost one billion injections to women and children through immunization programs in developing countries in 1995. The Company does not have a legally binding commitment from UNICEF or WHO and there can be no assurance as to the number of locking clip syringes which UNICEF or WHO will purchase from the Company. The failure of UNICEF, WHO or other relief agencies to purchase the Company's locking clip syringes in substantial quantities would have a materially adverse effect on the Company's business, financial condition and results of operations. See "Business."


   Furthermore, in 1996, New York State enacted legislation authorizing a limited number of pilot projects to test the practicality and effectiveness of difficult to reuse syringes. Such pilot tests are to be conducted, subject to funding, in state-operated facilities, such as prisons, hospitals, youth detention facilities, and development centers. New York State officials have expressed an intent to buy the Company's syringes. However, the Company does not have a legally binding commitment from purchasing agents for any of the New York state- operated facilities, and there can be no assurance as to the number of locking syringes which New York state- operated facilities will purchase from the Company, if any.


   9. Dependence on Certain Suppliers. The Company has entered into a letter of understanding with INSERPOR, a Portuguese syringe manufacturer, for the assembly of syringes ordered by relief agencies such as WHO, as long as INSERPOR can supply the required volume of syringes. If INSERPOR is unable or not willing to supply a sufficient quantity of components, the Company would seek to purchase additional quantities of components from alternative suppliers, such as Sherwood. However, there can be no assurance that the Company would be able to obtain sufficient quantities of the syringe and related components required to fill orders from relief agencies from alternative suppliers. In addition, the Company is dependent upon INSERPOR to supply the Company's proprietary plunger which satisfies tolerance limits for assembly of its aspirating syringe. If INSERPOR is unable or not willing to supply sufficient quantities of the Company's proprietary plunger which satisfies such tolerance limits, the Company will be required to obtain alternative sources of supply. The Company has commenced discussions with Harmac to mold the aspirating plunger; however, there can be no assurance that the Company will be able to obtain an alternative source of supply on acceptable terms. Furthermore, if the Company is able to obtain an alternative source of supply, there can be no assurance that production of its aspirating syringes will not be delayed. The Company's failure to obtain an alternate supplier for its proprietary plunger or delays resulting from the selection of an alternate supplier could have a materially adverse effect on the Company's business. See "Business -- Suppliers."


   The Company is dependent upon Sherwood for supplying syringe component sets for the production of its locking clip syringes for other customers. Pursuant to its supply agreement with the Company, Sherwood is only obligated to deliver 4,166,667 component sets per month. There can be no assurance that Sherwood will be able to supply component sets in excess of that amount if the Company receives orders for syringes in excess thereof, or that the Company will be able to obtain additional component sets from alternative sources of supply on favorable terms, if at all. Failure to obtain an adequate supply of syringes and related components could result in the cancellation of orders and consequently, could have a materially adverse effect on the Company's business. The Company also is dependent upon Sherwood to supply the Company's proprietary plunger which satisfies tolerance limits for assembly of its non-aspirating syringe. If Sherwood is unable to supply sufficient quantities of the Company's proprietary plunger which satisfies such tolerance limits, the Company will be required to obtain alternative sources of supply. The Company has commenced discussions with Harmac to mold the non-aspirating plunger; however, there can be no assurance that the Company will be able to obtain an alternative source of supply on acceptable terms. See "Business -- Suppliers."


   10. Dependence on Certain Assemblers. The Company has entered into a manufacturing agreement with Harmac for the assembly of the Company's locking clip syringes. The equipment which the Company has supplied Harmac with for the assembly of 1cc syringes only is capable of producing 36 million syringes per year. With improvements to manufacturing processes at Harmac, the Company expects to increase capacity to 80 million syringes per year and to decrease its cost of sales on a per unit basis. However, there can be no assurance that the Company will be able to increase the production capacity at Harmac. Furthermore, there can be no assurance that Harmac will produce syringes at costs sufficiently less than the Company's selling prices so that gross profits are adequate to cover overhead expenses. See "Business -- Production."

   The Company has entered into a letter of understanding with INSERPOR for the assembly of the Company's non-aspirating, locking syringes for WHO and other UN-related immunization programs, as long as INSERPOR can supply the required volume of syringes. During the first two months of 1997, INSERPOR assembled approximately 1,777,000 locking clip syringes. INSERPOR is capable of producing 30 million syringes per year, subject to certain modifications to existing assembly equipment and additional equipment to subassemble the clip to the plunger (clip assembly line). The Company expects to purchase the clip assembly line with a portion of the net proceeds of the Offering. Currently, INSERPOR is capable of producing only 12 million syringes per year. The Company believes that INSERPOR will be able to increase its production capacity to 30 million syringes per year within twelve months following the completion of the Offering. There can be no assurance that INSERPOR will produce quantities of syringes at costs sufficiently less than the Company's selling prices so that gross profits are adequate to cover overhead expenses. See "Business -- Production."

   11. Delays in Establishing Production. Although the Company expects to commence production of its locking clip syringes at Harmac's facilities before the end of March 1997, there can be no assurance that the commencement of production will not be delayed as a result of delays in complying with GMP requirements, including the attainment of acceptable quality levels. The failure to timely commence production would delay receipt of revenues and would have a materially adverse effect on the Company's business, financial condition and results of operations.

   12. Limited Experience of Management in the Production and Sale of Medical Services. The Company's management has had limited experience in the production and sale of medical devices. There can be no assurance that the Company will be able to compete successfully with the major syringe manufacturers. See "Risk Factors -- Limited Operating History," "Risk Factors -- Competition" and "Management."

   13. Ability to Develop 3cc Syringe. The Company intends to develop 3cc locking clip syringes for hospitals and health clinics in 1997, and anticipates that production of the non-aspirating model will commence by 1998. In general, hospitals and health clinics use more 3cc syringes than 1cc syringes, and may not be willing to purchase the Company's 1cc locking clip syringes until such time as the Company is able to offer 3cc syringes. However, there can be no assurance that the 3cc designs selected for commercialization will be accepted by hospitals and health clinics. Moreover, the Company has not yet selected a product design for its aspirating model, nor has it selected a design for the assembly equipment or an engineering firm to construct the equipment. The Company's failure to timely select a design for an aspirating model, a design for assembly equipment, or an engineering firm to construct such assembly equipment could delay the production and commercial introduction of the Company's 3cc syringe. Depending on the design selected, the Company may be required to obtain 510(k) clearance from the FDA prior to commencing commercial sales of its 3cc aspirating syringes in the United States. See "Business."

   14. Uncertainty Regarding Patents and Protection of Proprietary Technology; Risk of Future Litigation. The Company's success will depend, in part, on the strength of its patents, as well as its ability to preserve its trade secrets and operate without infringing the proprietary rights of others. The Company's policy is to seek protection of its proprietary position by, among other methods, filing United States and foreign patent applications related to its technology, inventions and improvements that are important to the development of its business. The Company holds three United States patents, including a patent for its locking clip and has filed a United States patent application for its aspirating plunger, and has filed patent applications for its locking clip in Canada, Brazil, Mexico, certain European countries, Japan, South Korea, China, Russia and Australia. In addition, the Company has acquired licensed rights for United States patents on three other locking devices, which utilize different locking apparatuses or methods than those claimed by the UNIVEC clip patents. The Company licensed these patents to develop a 3cc locking syringe. The Company has filed for patent protection in certain European Countries for one of these licenses, which may be used in connection with the 3cc non- aspirating syringe that the Company plans to develop.


   There can be no assurance that pending or future applications for patents and trademarks will mature into issued patents, or that the Company will continue to develop its own patentable technologies. Furthermore, there can be no assurance that any of the Company's patents or patents that may be issued in the future will not be challenged, invalidated or circumvented in the future or that the rights granted thereunder will provide a competitive advantage. In addition, patent applications filed in foreign countries and patents granted in such countries are subject to laws, rules and procedures that differ from those in the United States. Patent protection in such countries may be different from patent protection provided by the laws of the United States.

   Patent applications in the United States are maintained in secrecy until patents issue, and patent applications in foreign countries are maintained in secrecy for a period after filing. Publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries and the filing of related patent applications. Accordingly, there can be no assurance that current and potential competitors and other third parties have not filed or in the future will not file applications for, or have not received or in the future will not receive, patents or obtain additional proprietary rights that will prevent, limit or interfere with the Company's ability to make, use or sell its products either in the United States or internationally.

   The medical device industry in general has been characterized by substantial competition and litigation regarding patent and other proprietary rights. The Company intends to vigorously protect and defend its patents and other proprietary rights relating to its proprietary technology. Litigation alleging infringement claims against the Company (with or without merit), or instituted by the Company to enforce patents and to protect trade secrets or know-how owned by the Company or to determine the enforceability, scope and validity of the proprietary rights of others, is costly and time consuming. If any relevant claims of third-party patents are upheld as valid and enforceable in any litigation or administrative proceedings, the Company could be prevented from practicing the subject matter claimed in such patents, or would be required to obtain licenses from the patent owners of each patent, or to redesign its products or processes to avoid infringement. There can be no assurance that such licenses would be available or, if available, would be available on terms acceptable to the Company or that the Company would be successful in any attempt to redesign its products or processes to avoid infringement. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent the Company from manufacturing and selling its products, which would have a materially adverse effect on the Company's business, financial condition and results of operations.

   The Company also relies upon trade secrets, technical know-how and continuing technological innovation to develop and maintain its competitive position. There can be no assurance that competitors will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's proprietary technology, or that the Company can meaningfully protect its rights in unpatented proprietary technology. See "Business -- Patents and Proprietary Rights" and "Risk Factors -- Competition."


   15. Competition. The Company's principal competition is from manufacturers of traditional disposable syringes. Becton-Dickinson and Company ("Becton-Dickinson"), Sherwood and Terumo Medical Corporation of Japan ("Terumo") control approximately 74%, 19% and 5%, respectively, or a total of approximately 98%, of the worldwide syringe market, and are substantially larger, more established and have significantly greater financial, sales and marketing, distribution, engineering, research and development and other resources than the

Company. To the Company's knowledge, only Becton-Dickinson and Bader & Partner Medizintechnik GmbH ("Bader"), a German machine tool manufacturer, distribute commercially a line of difficult to reuse syringes, none of which allow for aspiration. The Bader DestroJect syringe and the Becton-Dickinson SOLOSHOT syringe were developed originally for WHO-UNICEF immunization programs. There can be no assurance that the major syringe manufacturers or others will not commence production of difficult to reuse syringes, or that the Company will be able to successfully compete in this market. See "Business -- Difficult to Reuse Syringes" and "Business -- Competition."


   16. Dependence on Third Parties for Marketing; Limited Marketing Experience. The Company intends to sell its products primarily through sales agents and third-party distributors and may, on a limited basis, sell products independently. The Company has entered into a limited number of agreements with sales agents for the sale of its products. There can be no assurance that the Company will be able to obtain satisfactory arrangements with sales agents or distributors or that the Company will generate substantial revenues from sales by sales agents and distributors.

   17. Reliance on Foreign Sales. The Company believes that a significant portion of its revenues will be derived from the sale of its locking clip syringes in foreign markets, which will result in the Company being subject to risks associated with foreign sales, including economic or political instability, shipping delays, fluctuations in foreign currency exchange rates, custom duties and export quotas and other trade restrictions, any of which could have a materially adverse effect on the Company's business. Although the Company intends to negotiate confirmed (irrevocable) letters of credit and to transfer product title to the buyer when delivered to the shipper (f.o.b. warehouse), there is no assurance that such terms will be acceptable to customers.

   18. Product Liability. The manufacture and sale of medical products exposes the Company to the risk of significant damages from product liability claims. The Company maintains product liability insurance against product liability claims in the amount of $5 million per occurrence and $5 million in the aggregate. The Company also has applied for recall insurance, although there can be no assurance that such coverage can be obtained at acceptable cost. There can be no assurance that the coverage limits of the Company's insurance policies will be adequate, that the Company will continue to be able to procure and maintain such insurance coverage, that such insurance can be maintained at acceptable costs, or that customers will be able to satisfy indemnification claims. In addition, any successful claim against the Company in an amount exceeding its insurance coverage could have a materially adverse effect on its business, financial condition or results of operations.

   19. Control of the Company; Ownership of Shares by Directors and
Officers. Upon completion of the Offering, officers and directors of the Company will beneficially own in the aggregate approximately 43% of the outstanding shares of the Company's Common Stock. Although these stockholders may or may not agree on any particular matter that is the subject of a vote of the stockholders, these stockholders may be effectively able to control the outcome of any issues which may be subject to a vote of stockholders, including the election of directors, proposals to increase the authorized capital stock, or the approval of mergers, acquisitions, or the sale of all or substantially all of the Company's assets. See "Security Ownership of Certain Beneficial Owners and Management."

   20. Dependence on Management. The Company is dependent for the conduct of its business on the experience, abilities and continued services of Joel Schoenfeld, Chairman of the Board and Chief Executive Officer of the Company, Dr. Alan H. Gold, President and a Director of the Company, David Shonfeld, Director of Research and Development and a Director of the Company, and David Chabut, Chief Financial Officer of the Company. The Company is dependent upon Joel Schoenfeld for strategy, marketing and general management, Dr. Alan H. Gold for functional definition of its products, David Shonfeld for product design to meet functional requirements and David Chabut for financial management. Joel Schoenfeld, David Shonfeld and David Chabut are employed by the Company pursuant to employment agreements which expire on March 28, 2000, July 31, 1997 and September 30, 1997, respectively. Dr. Alan H. Gold is professionally employed by, and is the President of, the Long Island Plastic Surgical Group, and he only works part-time with the Company. Although David Shonfeld is compensated on an hourly basis, he currently is working on a full-time basis for the Company. The Company does not have key-man insurance on the life of any of its executive officers. The Company has applied for key-man insurance on the lives of Joel Schoenfeld and David Chabut, each in the amount of $1,000,000;

however there can be no assurance that such insurance can be obtained at acceptable cost. Furthermore, there is no plan of succession if one or more of the Company's officers dies or becomes disabled. The loss of the services of Joel Schoenfeld, Dr. Alan H. Gold, David Shonfeld or David Chabut could have a materially adverse effect on the Company. See "Management."

   21. Broad Discretion in the Application of Net Proceeds. Approximately $987,250, or approximately 23% of the net proceeds of the Offering have been allocated to working capital and general corporate purposes. Accordingly, management will have broad discretion with respect to that portion of the net proceeds. See "Use of Proceeds."

   22. Need for Additional Financing. Although the Company anticipates that the net proceeds of the Offering, together with cash flow from operations, will be sufficient to satisfy the Company's anticipated cash requirements for the 12 months following the Effective Date, there can be no assurance that the Company will not require additional financing at an earlier date. This will depend upon the Company's ability to generate sufficient sales of its products and the timing of required expenditures. If the Company is required to obtain financing in the future, there can be no assurance that such financing will be available on terms acceptable to the Company, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

   23. Limitation on Director Liability. The Company's certificate of incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions under Delaware law. This may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's certificate of incorporation provides for mandatory indemnification of directors and officers. See "Management -- Indemnification of Officers and Directors and Limitation on Directors' Liability."

   24. Absence of Dividends on Common Stock. Since inception, the Company has not paid any cash dividends on its Common Stock and it does not anticipate paying such dividends in the foreseeable future. The payment of dividends by the Company is within the discretion of its Board of Directors and depends upon the Company's earnings, capital requirements, financial condition and other factors deemed relevant by the Board. The Company intends to retain earnings, if any, to finance its operations. See "Dividends."

   25. Dilution. Purchasers of Common Stock in the Offering will suffer immediate dilution of $2.58 per share (or approximately 74%) in the net tangible book value of their investment from the initial public offering price of $3.50 per share of Common Stock. See "Dilution."

   26. Consideration Paid By Existing Stockholders. Officers, directors and other existing stockholders acquired their shares of Common Stock at an average per share price of $0.58 per share, substantially less than the initial public offering price of $3.50 per share. Accordingly, investors in the Offering will bear a disproportionate share of the risk of an investment in the Company. See "Dilution."

   27. Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Except for 2,500 shares of Series A Preferred Stock authorized for issuance in exchange for the cancellation of amounts due to Joel Schoenfeld, Flora Schoenfeld and two corporation's affiliated with Mr. Schoenfeld (collectively, the "Schoenfeld Parties"), and Dr. Alan Gold, and payment of dividends thereon in additional shares of Series A Preferred Stock, the Company has no present intention to issue any shares of its preferred stock. However, there can be no assurance that the Company will not issue shares of preferred stock in the future. The Company has agreed with the Underwriters that, except for issuances disclosed in or contemplated by this Prospectus, it will not issue any securities, including but no limited to any shares of preferred stock, for a period of 24 months following the Effective Date, without the prior written consent of the Representative. See "Certain Transactions" and "Description of Securities -- Preferred Stock."

   28. No Assurance of Public Market; Determination of Public Offering Price; Possible Volatility of Market Price for the Common Stock and Warrants. Prior to the Offering, there has been no public trading market for the Common Stock or the Warrants. Consequently, the initial public offering price of the Common Stock and Warrants and the exercise price and other terms of the Warrants were determined through negotiations between the Company and the Representative and bear no relationship whatsoever to the Company's assets, book value per share, results of operations or other generally accepted criteria of value. The offering prices of the Common Stock and Warrants, as well as the exercise price of the Warrants, should not be construed as indicative of their value. There can be no assurance that an active trading market for the Common Stock and Warrants will develop after the Offering or that, if developed, it will be sustained. As a result, investors will be exposed to a risk of a decline in the market prices of the Common Stock and Warrants after the Offering. The market prices of the Common Stock and Warrants following the Offering may be highly volatile as has been the case with the securities of many emerging companies. The Company's operating results and various factors affecting the medical device industry may impact the market price of the Company's securities to a significant degree. In addition, in recent years the stock market has experienced a high level of price and volume volatility, and market prices for the securities of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. There can be no assurance that the market price of the Common Stock and the Warrants will not experience significant fluctuations or decline below the initial public offering price.

   29. Limited Underwriting Experience of Representative. The Representative has served as the sole or managing underwriter of only three firm commitment public offerings and participated in two other underwritten public offerings as a member of the underwriting syndicate. Since the Representative's experience in underwriting firm commitment public offerings is limited, there can be no assurance that its lack of experience may not adversely affect the public offering of the Company's securities and the subsequent development, if any, of a trading market for the Company's securities. See "Risk Factors -- Representative's Influence on the Market; Possible Limitations on Market Making Activities."

   30. Representative's Influence on the Market; Possible Limitations on Market Making Activities. A significant number of shares of Common Stock and Warrants may be sold to customers of the Representative. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Representative. The Representative has indicated that it intends to act as a market-maker and otherwise effect transactions in the Common Stock and Warrants. To the extent the Representative acts as a market-maker in the Common Stock and Warrants, it may exert a dominating influence in the markets for those securities. The prices and liquidity of the shares of Common Stock and Warrants may be significantly affected to the extent, if any, that the Representative participates in such markets. Furthermore, the Representative may discontinue such activities at any time or from time to time. The Representative also has the right to act as the Company's exclusive agent in connection with any future solicitation of holders of Warrants to exercise their Warrants. Applicable rules of the Securities and Exchange Commission prohibit the Representative and any other soliciting broker-dealers from engaging in any market making activities or solicited brokerage activities with regard to the Common Stock and Warrants for a period of up to five business days prior to the solicitation of the exercise of any Warrants until the later of the termination of such solicitation activity or the termination of any right the Representative may have to receive a fee for the solicitation of the Warrants. As a result, the Representative and such soliciting broker-dealers may be unable to continue to make a market for the Common Stock and the Warrants during certain periods while the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Common Stock and the Warrants. See "Underwriting."

   31. Representative's Potential Influence on the Company. The Company has agreed that for three years from the Effective Date, the Representative may designate one person for election to the Company's Board of Directors and that the Company will reasonably cooperate with the Representative in respect of such designation. The election of such designee, if any, may enable the Representative to exert influence on the Company. The Representative has not designated any individual for election to the Company's Board of Directors. See "Underwriting."

   32. Possible Delisting. Application has been made for the inclusion of the shares of Common Stock and Warrants on The Nasdaq SmallCap Market. There can be no assurance that the Common Stock and Warrants will qualify for quotation on The Nasdaq SmallCap Market. Furthermore, assuming that the Common Stock and Warrants are approved for quotation on The Nasdaq SmallCap Market, there can be no assurance that the Company will be able to satisfy specified financial tests and market related criteria required for continued quotation thereon following the Offering. If the Company is unable to satisfy The Nasdaq SmallCap maintenance criteria in the future, the Common Stock and Warrants may be delisted from trading on The Nasdaq SmallCap Market, and if delisted, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"), and, consequently, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

   The Nasdaq Stock Market has recently proposed amendments to its rules increasing eligibility and maintenance criteria for The Nasdaq SmallCap Market. Existing eligibility criteria for inclusion on The Nasdaq SmallCap require, among other things, that an issuer have total assets of $4 million and total equity of $2 million, and that the security to be listed has a minimum bid price of $3.00 per share. The proposed amendment would require, among other things, that an issuer have net tangible assets (i.e., total assets less total liabilities and intangible assets) of $4 million (or alternatively, net income in two of the most recent three fiscal years of at least $750,000, or a market capitalization of $50 million) and that the security to be listed has a minimum bid price of $4.00 per share. Existing maintenance criteria require, among other things, that an issuer have total assets of $2 million and total equity of $1 million and that the listed security has a minimum bid price of $1.00. The amendment would require, among other things, that an issuer have net tangible assets of $2 million (or alternatively net income of $500,000 in two of the most recent three fiscal years, or a market capitalization of $35 million) and that the listed security has a minimum bid price of $1.00. Adoption of the proposed amendments, which are not expected to become effective until after the completion of the Offering, would further increase the risk of having the Company's Common Stock and Warrants delisted.


   33. Risk of Low-Priced Securities. The regulations of the Securities and Exchange Commission promulgated under the Exchange Act require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). In addition, the broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. Moreover, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

   34. Shares Eligible for Future Sale. No assurance can be given as to the effect, if any, that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of warrants or stock options), or the possibility of such sales, could adversely affect the market price of the Common Stock and Warrants and also impair the Company's ability to raise capital through an offering of its equity securities in the future. Upon completion of the Offering, the Company will have 2,621,054 shares of Common Stock outstanding, of which only the 1,500,000 shares of Common Stock offered hereby will be transferable without restriction under the Securities Act. The remaining 1,121,054 shares, issued in private transactions, will be "restricted securities" (as defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least two years (which holding period will be reduced to one year under a recent amendment to Rule 144 that becomes effective April 29, 1997), is entitled to sell (together with any person with whom such individual is required to aggregate sales), within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on The Nasdaq Stock Market or a national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months and who has beneficially owned restricted securities for at least three years (which holding period will be reduced to two years under a recent amendment to Rule 144 that becomes effective April 29, 1997) is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above. Officers, directors and other securityholders of the Company owning and/or having rights to acquire in the aggregate 3,676,726 shares of Common Stock, have entered into agreements not to sell or otherwise dispose of any securities of the Company, including Common Stock, for a period of 24 months following the Effective Date (the "Lock-Up Agreements"), without the prior written consent of the Representative, which may be granted or withheld in the sole and absolute discretion of the Representative; provided, however, that if during such 24 month period, the Company's shares of Common Stock are subject to a tender offer and holders of the Company's Common Stock (other than the current stockholders) agree to tender a majority of the outstanding shares of Common Stock to the offeror, then the Representative shall release all stockholders subject to the Lock-Up Agreement from the restrictions imposed thereby solely for the purposes of tendering their shares of Common Stock to the offeror pursuant to the terms of the tender offer. The Company has registered for resale pursuant to the Selling Securityholder Prospectus (i) warrants to purchase 2,500,000 shares of Common Stock (having terms identical to the Warrants offered hereby) and the shares of Common Stock issuable upon exercise thereof and (ii) 33,436 shares of Common Stock issuable upon exercise of options, subject to the Lock-Up Agreements. Following expiration of the term of the Lock-Up Agreements, or the earlier release of the restrictions contained therein, 1,121,054 shares will become eligible for resale pursuant to Rule 144, subject to the volume limitations and compliance with the other provisions of Rule 144, assuming the sale of the shares pursuant to the Selling Securityholder Prospectus. Furthermore, the holders of the Underwriters' Warrants (including the securities issuable upon exercise thereof) have demand and piggyback registration rights with respect to the shares of Common Stock and Warrants issuable upon exercise of the Underwriters' Warrants. See "Description of Securities -- Registration Rights," "Description of Securities -- Shares Eligible for Future Sale," "Certain Transactions," "Underwriting" and "Selling Securityholder Offering."

   35. Effect of Issuance of Common Stock Upon Exercise of Warrants and Options; Possible Issuance of Additional Options. Immediately after the Offering, assuming the Over-Allotment Option is not exercised, the Company will have an aggregate of approximately 12,047,413 shares of Common Stock authorized but unissued and not reserved for specific purposes and an additional 10,331,533 shares of Common Stock unissued but reserved for issuance (i) upon exercise of options (including options which may be granted in the future pursuant to the Company's stock option plan), (ii) upon exercise of warrants (including the Warrants), (iii) upon exercise of the Underwriters' Warrants (and the Warrants included therein), (iv) upon conversion of a 12 1/2 % demand promissory note in the principal amount of $125,000, and (v) upon conversion of the Company's Series A Preferred Stock. All of such shares may be issued without any action or approval by the Company's stockholders. Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by the Company, any shares of Common Stock issued would further dilute the percentage ownership of the Company held by the public stockholders. The Company has agreed with the Underwriters that, except for the issuances disclosed in or contemplated by this Prospectus, it will not issue any securities, including but not limited to any shares of Common Stock, for a period of 24 months following the Effective Date, without the prior written consent of the Representative. See "Underwriting."


   The exercise of warrants or options and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Common Stock and the Warrants. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants and options can be expected to exercise them, to the extent they are able, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants and options. See "Management -- Stock Option Plan," "Description of Securities" and "Underwriting."

   36. Adverse Effect of Redemption of Warrants. Under certain conditions, the Warrants may be redeemed by the Company with the prior written consent of the Representative, at a redemption price of $.05 per Warrant upon not less than 30 days prior written notice to the holders of such Warrants, provided the closing bid price of the Common Stock has been at least $8.00 for 20 consecutive trading days ending on the third day prior to the date the notice of redemption is given. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. The redemption of the Warrants could force the holders (i) to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants or (iii) to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Warrants."

   37. Need for Future Registration of Warrants; State Blue Sky Registration; Exercise of Warrants. The Warrants will trade separately upon the completion of the Offering. Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which the Warrants are not registered or otherwise qualified for sale, purchasers may buy Warrants in the after-market or may move to jurisdictions in which the Warrants and the shares of Common Stock underlying the Warrants are not so registered or qualified. In this event, the Company would be unable to issue shares of Common Stock to those persons desiring to exercise their Warrants unless and until the Warrants and the underlying shares of Common Stock are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions. There can be no assurance that the Company will be able to effect any required qualification.


   The Warrants will not be exercisable unless the Company maintains a current Registration Statement on file with the Commission through post-effective amendments to the Registration Statement containing the Prospectus. Although the Company has agreed to file appropriate post-effective amendments to the Registration Statement containing the Prospectus and to maintain a current Prospectus with respect to the Warrants, there can be no assurance that the Company will file post-effective amendments necessary to maintain a current Prospectus or that the Warrants will continue to be so registered. See "Description of Securities -- Warrants."

                               USE OF PROCEEDS

   The net proceeds to the Company from the sale of the shares of Common Stock and Warrants offered hereby, after deducting underwriting discounts and other expenses of the Offering, are estimated to be $4,284,250 ($4,998,738 if the Over-Allotment Option is exercised in full). The Company expects to use the net proceeds of the Offering as follows:

                                                      Approximate
                                                        Amount        Percent
                                                     -------------   ---------
Equipment(1)  ....................................    $1,442,000        33.7%
Marketing, promotion and public relations(2)  ....       585,000        13.7%
Product development(3)  ..........................       270,000         6.3%
Payment of Bridge Notes(4)  ......................     1,000,000        23.3%
Working capital and general corporate purposes(5)        987,250        23.0%
                                                     -------------   ---------
  Total  .........................................    $4,284,250       100.0%
                                                     =============   =========


------

(1) Includes production equipment (mold and inserts, assembly machine, clip attachment line, packaging machine and automatic loader), as well as furniture, fixtures and equipment for a warehouse facility. Except for the clip attachment line, which will be used by INSERPOR at its production facility in Portugal to assemble the Company's syringes, all of the production equipment will be used by Harmac at its production facility in Buffalo, New York to assemble the Company's syringes. The Company will retain ownership of the production equipment and neither INSERPOR nor Harmac will acquire any interest therein, other than the right to use the equipment in connection with the assembly of the Company's syringes.

(2) Includes the cost of hiring and retaining a marketing director and expenses relating to market research, promotion (including advertising) and public relations.

(3) Includes the cost of retaining a research and development officer and the cost of developing prototype parts.

(4) The Bridge Notes, issued in connection with the Bridge Financing in the fourth quarter of 1996, bear interest at 8% per annum and are payable upon the earlier of November 27, 1997 or the consummation of an initial public offering or private placement of the Company's debt and/or equity securities resulting in gross proceeds to the Company of at least $5,000,000. The net proceeds of the Bridge Financing (approximately $820,000) were used in part to purchase machinery ($235,000) and for sales and marketing ($235,000). The Company used the remaining net proceeds as working capital.

(5) Includes working capital to support inventory and accounts receivable, and management salaries. See "Management -- Employment Agreements.



   Additional proceeds from the exercise of the Over-Allotment Option and the Warrants will be added to the Company's working capital and be available for general corporate purposes. Pending application, the Company will invest the net proceeds of the Offering in United States government securities, short term certificates of deposit, money market securities, investment grade commercial paper or other short-term interest-bearing investment-grade securities.


   The Company has not determined the specific allocation of the net proceeds within each of the various uses described above. Specific allocations of such net proceeds will ultimately depend on the development of the Company's products and the related technology and commercial acceptance of its products. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the net proceeds of the Offering will be sufficient to satisfy the Company's anticipated cash requirements for the 12 months following the Effective Date.

                                CAPITALIZATION


   The following table sets forth the capitalization of the Company (i) as of December 31, 1996, and (ii) such capitalization, as adjusted after giving effect to the issuance and sale of the 1,500,000 shares of Common Stock and 2,250,000 Warrants in the Offering and the application of the net proceeds thereof. The information set forth below should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                             December 31, 1996
                                                                      -------------------------------
                                                                          Actual        As Adjusted
                                                                       -------------   --------------
Unearned income in connection with Supply and License Agreements  ..    $ 1,683,788     $ 1,683,788
Notes due stockholders and affiliates (1)  .........................        121,371              --
Notes due officers (2)  ............................................        675,635              --
                                                                       -------------   --------------
                                                                          2,480,794       1,683,788

Stockholders' equity:
Preferred Stock, par value $0.001; 4,997,500 shares authorized;
  none issued and outstanding at September 30, 1996, and as adjusted             --              --
Series A 8% Cumulative Convertible Preferred Stock, par value
  $0.001; 2,500 shares authorized; 1,269 issued and outstanding at
  December 31, 1996; and 1,919 shares, as adjusted (3) .............              1               2
Common Stock, par value $0.001; 25,000,000 shares authorized;
  1,082,287 shares issued and outstanding at December 31, 1996 (4);
  and 2,621,054 shares issued and outstanding, as adjusted (5) .....          1,082           2,621
Additional paid-capital  ...........................................      2,459,417       5,141,027 (6)
Accumulated deficit  ...............................................     (4,253,138)     (2,649,645)(7)
Deferred offering costs  ...........................................        (92,500)             --
                                                                       -------------   --------------
Stockholders' equity (deficit)  ....................................     (1,885,138)      2,494,005
                                                                       -------------   --------------
  Total capitalization  ............................................    $   595,656     $ 4,177,793
                                                                       =============   ==============

------

(1) Includes $4,998 payable to Joel Schoenfeld, and two companies affiliated with Mr. Schoenfeld (the "Schoenfeld Parties"), and $116,373 payable to John Frank, a director of the Company. Subsequent to December 31, 1996, the Company issued 5 shares of Series A Preferred Stock to the Schoenfeld Parties in exchange for the cancellation of the amounts payable to them. Concurrently with the Closing, the Company will issue approximately 34,397 shares of Common Stock to Mr. Frank in exchange for the cancellation of the amount payable to him ($120,390, including accrued interest, assuming the Closing occurs on March 31, 1997). See "Certain Transactions" and "Description of Securities -- Series A Preferred Stock."

(2) Includes amounts accrued for compensation payable to Joel Schoenfeld ($644,391) and David Chabut ($31,244). Subsequent to December 31, 1996, the Company issued 644 shares of Series A Preferred Stock to Mr. Schoenfeld in exchange for the cancellation of the amount payable to him. Mr. Chabut has advised the Company that he intends to exercise options to purchase 4,370 shares of Common Stock concurrently with the Closing and pay the exercise price thereof with a portion of the amount payable to him. See "Management -- Summary Compensation Table" and "Certain Transactions."

(3) Represents 649 shares issued to the Schoenfeld Parties in exchange for the cancellation of amounts payable to them and 1 share issued to Dr. Alan H. Gold in exchange for unpaid interest included in accrued expenses. See footnotes (1) and (2) above, "Certain Transactions" and "Description of Securities -- Series A Preferred Stock."

(4) Does not include (i) 60,042 shares reserved for issuance upon exercise of outstanding options, at an exercise price of $3.50, expiring at various dates from February 22, 1999 through June 30, 1999; (ii) 35,715 shares reserved for issuance upon conversion of the Company's 12 1/2 % demand promissory note in the principal amount of $125,000; (iii) approximately 34,397 shares to be issued concurrently with the Closing to a director of the Company in exchange for the cancellation of amounts payable to him ($120,390 assuming the Closing occurs on March 31, 1997). See "Certain Transactions."

(5) Includes (i) approximately 34,397 shares to be issued to a director of the Company concurrently with the Closing in exchange for the cancellation of amounts payable to him; and (ii) 4,370 shares to be issued to an officer of the Company concurrently with Closing upon exercise of stock options. Does not include (i) 55,672 shares reserved for issuance upon exercise of outstanding options, at an exercise price of $3.50, which expire at various dates from February 22, 1999 through June 30, 1999; (ii) 35,715 shares reserved for issuance upon conversion of the Company's 12 1/2 % demand promissory note in the principal amount of $125,000; and (iii) 4,750,000 shares to be reserved for issuance upon exercise of the Warrants and the warrants to be issued upon automatic conversion of the Bridge Warrants on the Effective Date. See "Certain Transactions" and "Description of Securities."

(6) Gives effect to the reclassification of $2,386,785 of S corporation undistributed losses to paid-in capital.

(7) Give effect to the write-off of debt financing costs of $783,292 associated with the Bridge Financing.



                                   DILUTION


   At December 31, 1996, the net tangible book value (deficit) of the Company was ($2,090,430), or approximately ($1.93) per share of Common Stock, as adjusted for the cancellation of approximately $650,000 of accrued expenses due to certain stockholders and affiliates of the Company in exchange for 650 shares of Series A Preferred Stock subsequent to December 31, 1996. The net tangible book value of the Company is the tangible assets (total assets less intangible assets, deferred financing and offering costs) less total liabilities. Dilution per share represents the difference between the amount paid per share of Common Stock by investors in the Offering, attributing no value to the Warrants.

   After giving effect to (i) the issuance and sale of 1,500,000 shares of Common Stock and 2,250,000 Warrants in the Offering, (ii) the cancellation of amounts payable to a director of the Company ($120,390 assuming the Closing occurs on March 31, 1997) concurrently with the Closing in exchange for the issuance of approximately 34,397 shares of Common Stock, (iii) the cancellation of amounts payable to an officer of the Company ($15,295) concurrently with the Closing in exchange for the issuance of 4,370 shares of Common Stock, but without taking into account any other changes in net tangible book value subsequent to December 31, 1996, other than those described in the immediately preceding paragraph, the pro forma net tangible book value of the Company as of December 31, 1996 would have been $2,422,005, or $0.92 per share. This represents an increase in net tangible book value per share of $2.85 to the Company's existing stockholders and an immediate dilution of $2.58 per share (or 73.7% of the offering price) to new stockholders purchasing shares of Common Stock in the Offering. The following table illustrates this dilution on a per share basis:


 Public offering price per share  ................                     $3.50
Net tangible book value before Offering  ........       ($1.93)
Increase attributable to new investors  .........        $2.85
                                                       ---------
Pro forma net tangible book value after Offering                        0.92
                                                                       -------
Dilution to new investors  ......................                      $2.58
                                                                       =======

   The information in the following table summarizes through December 31, 1996, as adjusted for (A) the issuance of approximately 34,397 shares of Common Stock to a director of the Company concurrently with the Closing in exchange for the cancellation of amounts due to him ($120,390 assuming the Closing occurs on March 31, 1997), and (B) the issuance of 4,370 shares of Common Stock to an officer of the Company concurrently with the Closing upon exercise of options, (i) the number and percentages of shares of Common Stock purchased from the Company, (ii) the amount and percentage of consideration paid and (iii) the average price per share paid to the Company, by existing stockholders and by new investors pursuant to the Offering:


                                                                               Average
                                                                                Price
                            Shares Purchased      Total Consideration Paid    Per Share
                        -----------------------   ------------------------   -----------
Existing stockholders     1,121,054      42.8%     $  652,185       11.0%       $0.58
New investors  .......    1,500,000      57.2%      5,250,000       89.0%       $3.50
                         -----------   --------    ------------   --------
                          2,621,054     100.0%     $5,902,185      100.0%



   The information in the foregoing table does not give effect to 55,672 shares reserved for issuance upon exercise of outstanding options, at an exercise price of $3.50 per share, which expire at various dates from February 22, 1999 through June 30, 1999, (ii) 35,715 shares reserved for issuance upon conversion of the Company's 12 1/2 % demand promissory note in the principal amount of $125,000, (iv) 4,750,000 shares to be reserved for issuance upon exercise of the Warrants and the warrants to be issued upon automatic conversion of the Bridge Warrants on the Effective Date, (v) 562,500 shares reserved for issuance upon exercise of the Over- Allotment Option and the Warrants included therein, and (vi) 375,000 shares reserved for issuance pursuant to the Underwriter's Warrants and the Warrants included therein. See "Capitalization" and "Underwriting."


                               DIVIDEND POLICY

   The payment of dividends by the Company is within the discretion of its Board of Directors and depends in part upon the Company's earnings, capital requirements and financial condition. Since its inception, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance its operations.

                 SELECTED CONSOLIDATED FINANCIAL INFORMATION


   The following table sets forth selected consolidated financial information regarding the results of operations and financial position of the Company for the periods and at the dates indicated. The selected consolidated financial information as of December 31, 1995 and 1996 and for the fiscal years ended December 31, 1995 and 1996 have been derived from the audited consolidated financial statements of the Company for those fiscal years. This information should be read in conjunction with the Company's consolidated financial statements (including the notes thereto) and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

STATEMENT OF OPERATIONS DATA:

                                                             Year Ended December 31
                                                         ------------------------------
                                                              1995            1996
                                                          ------------   --------------
Sales  ................................................    $1,106,930      $  461,131
Cost of sales  ........................................     1,016,530         346,758
                                                          ------------   --------------
 Gross profit  ........................................        90,400         114,373

Expenses:
 Marketing  ...........................................       115,431         189,930
 Product development  .................................       299,498         218,532
 General and administrative  ..........................       433,012         753,122
 Interest  ............................................       153,473         260,560
 Royalties  ...........................................        35,000         133,000
                                                          ------------   --------------
   Total expenses  ....................................     1,036,414       1,555,144
                                                          ------------   --------------
Net loss  .............................................    ($ 946,014)    ($1,440,771)
                                                          ============   ==============
Historical and pro forma net loss per common share  ...    ($    0.89)    ($     1.36)
Historical and pro forma weighed average number of
  common and common equivalent shares outstanding .....     1,059,001       1,059,299

BALANCE SHEET DATA:

                                                     December 31,
                                         -------------------------------------
                                             1995                   1996
                                         --------------         --------------
Working capital (deficit)  .....          ($1,462,499)          ($ 1,066,521)
Total assets  ..................              606,917              2,463,589
Accumulated deficit  ...........           (2,812,367)            (4,253,138)
Stockholders' equity (deficit)             (2,377,367)            (1,885,138)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

   The following discussion and analysis should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.


   Since inception, the Company's operations have consisted primarily of the design, development, testing and evaluation of its locking clip syringes, production processes, and production equipment, which include molds, inserts and assembly machine. As of December 31, 1996, UNIVEC had no commercial sales of its locking clip syringes. In the fourth quarter of 1995 and in 1996, the Company sold lancets manufactured by Sherwood to one distributor, which resold the lancets to retailers in Canada and the United States. The terms of purchase and resale of these lancets was negotiated by the Company independently with Sherwood and the distributor. The Company does not have a distribution agreement or similar arrangement with Sherwood for lancets. In the first two months of 1997, the Company sold approximately 1,777,000 syringes produced by INSERPOR, including over 900,000 sold to WHO.

   In the second quarter of 1996, the Company entered into an agreement to buy syringe components from Sherwood (the "Sherwood Supply Agreement"). In connection with the Sherwood Supply Agreement, Sherwood sold all of its right, title and interest in and to the production mold for the plunger, including the mold inserts and insert base (together, the "Plunger Mold") to the Company in consideration for an option to enter into a non-exclusive license to manufacturer and sell the Company's locking clip syringes in the United States. The Company also entered into a lease agreement with Sherwood pursuant to which it leased back the Plunger Mold to Sherwood (the "Equipment Lease") for a period of six years for use in the manufacture and production of the plungers as part of the assembly of non-aspirating syringes using the Company's proprietary design specifications. Sherwood is required to make aggregate rental payments of $1,946,016 in 36 equal consecutive monthly installments of $54,056, over the first three years of the term of the Equipment Lease. In consideration for said lease payments, the Company agreed to pay Sherwood 14.925% of the cumulative invoiced amount of components in excess of $3,350,000 up to a maximum invoiced amount of $6,700,000 (or a maximum of $500,000). In addition, certain stockholders of the Company agreed to pay Sherwood up to $1 million (less 14.925% of each dollar paid by the Company under the Sherwood Supply Agreement) in the event the Company fails to pay a cumulative invoiced amount of $6.7 million over the first three years of the Sherwood Supply Agreement. In July 1996, the Company sold the Plunger Mold, subject to the Equipment Lease, together with the Company's right to the payments under the Equipment Lease, to a financial institution for net cash consideration of $1,600,000 ($1,837,904 less expenses of approximately $238,000). In connection with such sale, the financial institution agreed to sell the Plunger Mold back to the Company for a nominal amount upon expiration of the term of the Equipment Lease. The Company has deferred recognition of approximately $1,684,000, which equals the net proceeds from the lease payments received from Sherwood and the 34 payments sold to a financial institution. Unearned income in connection with these agreements will be recognized upon the sale of the Company's locking clip syringes which include components supplied by Sherwood under the Sherwood Supply Agreement. See "Business -- Suppliers" and "Certain Transactions."

   In the United States, the Company's products are subject to regulation by the FDA. In December 1994, the Company was granted 510(k) clearance by the FDA for its locking clip syringe. In addition, the FDA requires the Company to be in compliance with GMP requirements and to demonstrate that its devices are safe and effective. At any time, the FDA can audit the Company's compliance with GMP requirements and can require the Company to demonstrate that its products are safe and effective. See "Risk Factors -- Government Regulation."

   The Company has incurred net losses for each period since its inception. The Company expects operating losses to continue until such time, if ever, as the Company can sell significant units of its locking clip syringes, and it can manufacture syringes at costs sufficiently lower than selling prices so that gross profits cover overhead expenses. See "Risk Factors -- Continuing Losses; Accumulated Deficit; Working Capital Deficit," " Risk Factors -- Limited Operating History" and "Risk Factors -- Product Acceptance; Demand for Locking Clip Syringes."

RESULTS OF OPERATIONS


Fiscal Years Ended December 31, 1996 and 1995

   Sales. Sales for the fiscal year ended December 31, 1996 ("Fiscal 1996") decreased by approximately $646,000 as compared to the fiscal year ended December 31, 1995 ("Fiscal 1995") as result of fewer resales of medical devices. However, gross profits for Fiscal 1996 increased by approximately $24,000 as compared to Fiscal 1995 as result of higher margins. During Fiscal 1996, the Company had no sales of its locking clip syringes, but it resold lancets manufactured by Sherwood to one distributor, which resold the lancets to retailers in Canada and the United States. During Fiscal 1995, the Company had no sales of its locking clip syringes, but it resold lancets manufactured by Sherwood and syringes manufactured by INSERPOR, which did not utilize the Company's locking clip.

   Cost of Sales. Cost of sales for Fiscal 1996 decreased by approximately $670,000 as compared to Fiscal 1995 as result of fewer resales of medical devices. The cost of sales for Fiscal 1996 includes the purchase of lancets from Sherwood and freight charges. The cost of sales for Fiscal 1995 includes the purchase of lancets from Sherwood, the purchase of syringes from INSERPOR, and freight charges.

   Marketing. Marketing expenses for Fiscal 1996 (approximately $190,000) increased by approximately $75,000, or 65%, as compared to Fiscal 1995 (approximately $115,000). This increase is primarily due to increased expenditures for brochures and package design and, to a lesser extent, increased expenditures for promotion.

   Product Development. Product development expenses for Fiscal 1996 (approximately $219,000) decreased by approximately $80,000, or 27%, as compared to Fiscal 1995 (approximately $299,000). This decrease is primarily due to a reduction in legal fees for patents.

   General and Administrative. General and administrative expenses for Fiscal 1996 (approximately $753,000) increased by approximately $320,000, or 74%, as compared to Fiscal 1995 (approximately $433,000). This increase is principally attributable to an increase in legal fees for the Sherwood Supply Agreement, financing transactions and general corporate matters, and to a lesser extent, higher payroll, including the salary of a full-time chief financial officer for the entire Fiscal 1996 as compared to only four months of Fiscal 1995.

   Interest Expense. Interest expense for Fiscal 1996 (approximately $261,000) increased by approximately $108,000, or 71%, as compared to Fiscal 1995 (approximately $153,000), due to increased notes payable weighted for the period of time the indebtedness was outstanding.

   Royalty Expense. Royalty expense for Fiscal 1996 (approximately $133,000) increased by approximately $98,000, or 280%, as compared to the 1995 interim (approximately $35,000) as result of certain payments made to secure licensed rights for patents covering two locking devices for hypodermic syringes utilizing apparatuses or methods different than those covered by the Company's locking clip patents. During Fiscal 1995, the Company made payments to secure licensed rights relating to another patent. The Company licensed these patents to develop a 3cc locking syringe.

   Net Loss. The net loss for Fiscal 1996 (approximately $1,441,000) increased by approximately $495,000, or 52%, as compared to the net loss for Fiscal 1995 (approximately $946,000), due to higher marketing, general and administrative, royalty and interest expenses. This increase was offset partially by higher gross profits and lower product development expenses. Because the Company elected to be treated as an S corporation for 1995, the net loss for Fiscal 1995 and Fiscal 1996 was passed through to its stockholders. The accumulated deficit of approximately $1,866,000 at the end of Fiscal 1994, when the Company was treated as a C corporation, is available to offset future net income after the Company's tax status returns to a C corporation in 1997 as a result of the Offering.


LIQUIDITY AND CAPITAL RESOURCES


   In Fiscal 1995 and Fiscal 1996, the Company's expenses have exceeded gross profits from resales of hypodermic devices. Operations have been funded primarily from (a) the receipt of two payments under the Sher-wood Lease Agreement and the assignment of the remaining 34 payments (approximately $1,684,000), and (b) net proceeds of approximately $820,000 from the issuance and sale of $1,000,000 principal amount of Bridge Notes and Bridge Warrants to purchase 2,250,000 shares of Common Stock, for a total purchase price of $1,000,000. See "Business -- Supplies," "Certain Transactions" and "Description of Securities -- Bridge Financing."

   The Company used cash from operating activities in Fiscal 1995 and Fiscal 1996. Net losses in each of these periods greatly affected net cash from operations. In Fiscal 1995, the Company used cash from operations of approximately ($530,000): (a) the increases to cash from operating activities were mostly from accounts payable and accrued expenses of approximately $426,000 (including $171,000 payable to two officers) and issuance of Common Stock for services of $35,000, and (b) the decreases to cash from operating activities were primarily from a net loss of approximately ($946,000) and accounts receivable of approximately ($63,000). In Fiscal 1996, the Company used cash from operations of approximately ($1,217,000): (a) the increases to cash from operating activities were mostly from accounts payable and accrued expenses of approximately $456,000 (including $73,000 payable to two officers) and depreciation, amortization and non cash charges of approximately $145,000 and (b) the decreases to cash from operating activities were primarily from a net loss of approximately ($1,441,000), accounts receivable of approximately ($86,000), and inventory of syringe components available for production of approximately ($239,000).

   The Company's investing activities have consisted primarily of expenditures for production equipment, which totaled approximately $374,000 and $489,000 in Fiscal 1995 and Fiscal 1996, respectively. The expenditures for Fiscal 1995 and Fiscal 1996 were for assembly equipment and tools and dies to produce the Company's proprietary clip. As of December 31, 1996, the Company is committed to pay (approximately $45,000) for production equipment for its first syringe line located at Harmac in Buffalo, New York. The Company intends to use a portion of the net proceeds of the Offering to purchase a clip-attachment line for INSERPOR in Portugal, a second production line for Harmac in Buffalo, New York, and furniture, fixtures and equipment for a warehouse facility (approximately $1,442,000).

   The Company provided cash from financing activities in Fiscal 1995 and Fiscal 1996. In Fiscal 1995, cash from financing activities was approximately $1,011,000, provided primarily from the issuance of promissory notes for $665,000 and the sale of equity securities to a director for $300,000. In Fiscal 1996, cash provided from financing activities was approximately $1,985,000: (a) increases to cash were comprised primarily of approximately $1,684,000 contributed by unearned income from supply and licensing agreements with Sherwood, $1,000,000 provided through the sale of Bridge Notes as part of the Bridge Financing and $397,000 from the sale of promissory notes, and (b) decreases to cash from financing activities were primarily from payments of promissory notes ($937,000), deferred financing costs ($179,500) and deferred offering costs ($92,500).

   The Company expects to incur additional operating losses and cash requirements at least through 1997. These losses will continue until such time as the Company builds up sufficient sales and margins to offset expenses, which include continuing product and machine development for new syringe products. The timing and amounts of these cash requirements will depend on many factors, some of which are beyond the Company's control, such as the progress of the Company's product development projects, improvements to existing manufacturing processes, and sales of Company products at prices sufficient to cover expenses. The Company expects that the net proceeds of the Offering, together with cash flow from operations, will be sufficient to satisfy its anticipated cash requirements for the 12 months following the Effective Date.

   The Company's consolidated financial statements for the year ended December 31, 1996, indicate that there is substantial doubt about the Company's ability to continue as a going concern due to the Company's need to attain profitable operations and to obtain adequate long-term financing. See
Note 2 of Notes to the Company's consolidated financial statements appearing elsewhere herein.

                                   BUSINESS


   UNIVEC develops and markets safety hypodermic syringes designed to protect the healthcare worker and patient against cross-infection. The Company also sells and intends to develop other hypodermic devices. In January 1997, the Company commenced production and sales of its 1cc locking clip syringes, which are designed to make accidental or deliberate reuse difficult. The accidental or deliberate reuse of syringes is a frequent cause of the spread of the human immunodeficiency and hepatitis viruses, as well as other blood-borne pathogens. The Company has received 510(k) clearance from the U.S. Food and Drug Administration to market its locking clip syringes in the United States.

   The Company offers aspirating and non-aspirating models of its lcc locking clip syringes. With the aspirating syringe, the UNIVEC locking clip does not limit the user's ability to withdraw and depress ("to aspirate") the plunger until the user locks the syringe voluntarily. With the non-aspirating syringe, the UNIVEC locking clip limits the user's ability to aspirate the plunger and locks the syringe passively.

   In addition to marketing its safety syringes, the Company resells medical devices of other companies (e.g., traditional disposable syringes and lancets, which are hypodermic devices used in conjunction with blood testing). To date, the Company's revenues have been derived almost exclusively from resales of traditional disposable devices and lancets. The Company seeks to resell other medical devices that promote safety and complement its hypodermic syringes. The Company's management expects the relative significance of its resale activities to decrease over time as sales of its safety syringes increase.


PROBLEMS ASSOCIATED WITH TRADITIONAL DISPOSABLE SYRINGES

   Accidental or deliberate reuse of disposable syringes poses a serious risk of transmitting HIV-AIDS, hepatitis and other blood-borne pathogens for patients and injection drug users. Disposable syringes are used traditionally in developed countries and by many relief agencies such as UNICEF and WHO.

   Intravenous drug users, who share syringes or use syringes discarded by hospitals, medical clinics and laboratories, doctors or diabetic patients, are extremely susceptible to HIV, hepatitis and other blood-borne pathogens. An article in the May 1996 American Journal of Public Health for Disease Control written by an epidemiologist for the Center for Disease Control and Prevention estimates that nearly half of all new HIV infections are occurring in intravenous drug users ("IDUs"). The article indicates that in New York City the number of IDUs at risk (69,000) exceeds the number of men who have sex with other men at risk ("MSM"), and that the number of IDUs at risk in Chicago (10,500) and Detroit (3,460) is 87% and 71%, respectively, of the number of MSMs at risk in those cities.

   Relief agencies, including UNICEF and WHO, administered almost a billion injections to women and children through immunization programs in developing countries in 1995. WHO reported that surveys carried out in four of its six regions indicated that up to a third of immunization injections were unsterile. But immunization injections account for less than 10% of injections administered within the health sector. The United Nations estimates that more than half of all non-immunization injections in developing countries are unsafe. According to an article in the New York Times on July 7, 1996, an estimated 21.8 million adults and children worldwide are infected with HIV, 90% of whom live in developing countries.


   As a result of the findings in the United States and developing countries, public health officials have encouraged the medical industry to develop safer syringes to prevent the spread of blood-borne pathogens, such as HIV and hepatitis. In 1995, the House of Delegates -- American Medical Association requested "manufacturers of disposable hypodermic needles and syringes to adopt designs to prevent reuse and to include in the packaging clear directions for their correct disposal." In late 1995, UNICEF recommended "the use of auto- destruct syringes instead of disposable, single use syringes in order to avoid the hazards of unsafe injection practices." In 1996, Brazil adopted a law requiring disposable syringes manufactured or marketed in that country to include a safety device to prevent its reuse. During 1996, New York State enacted legislation authorizing a limited number of pilot projects to test the practicality and effectiveness of difficult to reuse syringes. Such pilot tests are to be conducted, subject to funding, in state-operated facilities, such as prisons, hospitals, youth detention facilities and development centers.

   As a result of the increase in the incidence of HIV-AIDS cases, there has also been considerable discussion concerning over-the-counter sales of non-prescription syringes and needle exchange programs, in which intravenous drug users exchange used syringes for sterile syringes. However, political and social concerns that over- the-counter sales of non-prescription syringes and needle exchange programs encourage and condone illegal drug use have limited the access of intravenous drug users to sterile syringes, including those with the added safety feature of a locking device to discourage reuse. Nevertheless, 41 states, including Connecticut, Florida, Ohio, Michigan, Texas and Virginia, have legalized over-the-counter sales of non-prescription syringes.

   Since the introduction of the disposable syringe in the late 1940's, two types of features have been developed to deter the spread of blood-borne pathogens as a result of accidental or deliberate reuse of syringes -- needle-stick prevention devices and difficult to reuse syringes.

NEEDLE STICK PREVENTION


   Needle-stick prevention devices are designed to prevent accidental puncture injuries to health care workers and patients before, during, and after the use of hypodermic syringes and needles. Statistics indicate that less than 1% of all reported HIV infections in the United States are attributed to needle-stick injuries. The most prevalant needle stick prevention device, the extendible barrel sleeve, is not a substitute for features that render a syringe difficult to reuse; however, it can be combined with devices that make a syringe difficult to reuse. Needle-stick prevention methods include:


   Retracting Needles, which through mechanical devices incorporated in the syringe, pull back the needle into the barrel after use. These devices are effective needle-stick prevention devices; however, operators must manually trigger the retraction of needles. Retracting needle devices that automatically trigger with a single use of the syringe can render the syringe design difficult to reuse. However, such devices are prone to malfunction and are costly to manufacture due to the complexity of the mechanics required to retract the needle.

   Self-Destruct Needles, which permit the needle to be collapsed or deformed into a shape which cannot result in a needle-stick injury. Although self-destruct needle devices are mechanically simpler than retracting needle devices, less prone to malfunction and less costly to manufacture, such devices are effective only if the operator triggers the self-destruct feature.

   Extendible Barrel Sleeves, which enclose the barrel of the syringe in a second cylinder which the operator extends before and after use to cover the tip of the needle. The extendible barrel sleeves often lock in their extended position after use. In virtually all designs, the operator of the syringe must manually extend the barrel sleeve after use. The sleeve does not prevent multiple use of the syringe before the operator encloses the barrel. However, extendible barrel sleeves are more cost-effective than the other alternatives and can be combined with a device that makes the syringe difficult to reuse. Becton Dickinson and Sherwood distribute traditional (1cc and 3cc) syringes with extendible barrel sleeves called safety syringes at a wholesale price of $0.18 to $0.21.

DIFFICULT TO REUSE SYRINGES

   To the Company's knowledge, only Bader and Becton-Dickinson distribute commercially, a line of difficult to reuse syringes, none of which allow for aspiration. Both companies developed their syringes for WHO and UNICEF immunization programs.

   Relative to the Bader and Becton-Dickinson syringes, the Company believes that its 1cc locking clip syringes are more effective and that they are competitively priced. Unlike its competitors, the Company markets a locking clip syringe with a 1cc barrel, which is ideal for dispensing .05cc to .95cc dosages of medicine (e.g., allergy, immunization and insulin medicines). It is more difficult to deliver .05cc to .95cc dosages accurately with a syringe barrel that is greater than 1cc. Also unlike its competitors, the Company offers an aspirating syringe that healthcare workers can lock. Healthcare workers need aspirating syringes to mix medications in the syringe barrel and inject medications intravenously. Furthermore, the Company believes that aspirating syringes are preferred by diabetes patients and needle-exchange programs.

 BADER

   The Bader DestroJect syringe is a non-aspirating syringe developed for use with WHO's and UNICEF's Expanded Programme on Immunization ("EPI") manufactured since 1992 by Bader, a German machine tool manufacturer. The DestroJect syringe, available in a 1.5 cc size, delivers a
 .5cc dose, which is the dosage for many immunizations. To deliver a dosage other than .5cc, the Company believes that Bader would have to modify components of the DestroJect syringe. Bader can supply DestroJect syringes in a special dispensing carton which doubles as the disposal box for used syringes. The disposal box is designed to incinerate the used syringes reducing them to ash and an inert block of plastic and metal residue.

 BECTON-DICKINSON

   The Becton-Dickinson SOLOSHOT syringe is a non-aspirating syringe specifically designed for the EPI. Becton-Dickinson can package the SOLOSHOT syringes in an incineration box similar to that used by Bader. The SOLOSHOT syringe, available in a 3cc size, delivers a .5cc dose, which is the dosage for many immunizations. To deliver a dosage other than .5cc, the Company believes that Becton-Dickinson would have to modify components of the SOLOSHOT syringe.

 UNIVEC


   The Company has developed a 1cc locking clip syringe for aspirating and non-aspirating applications, which is ideally suited for dispensing accurate dosages of allergy, immunization and insulin medicines. The Company's 1cc locking clip syringe can deliver dosages of up to .95cc. With the aspirating syringe, the UNIVEC locking clip does not limit the user's ability to withdraw and depress ("to aspirate") the plunger until the user locks the syringe voluntarily. With the non-aspirating syringe, the UNIVEC locking clip limits the user's ability to aspirate the plunger and locks the syringe passively.

   When the non-aspirating syringes is assembled, the syringe clip is placed on the ratcheted plunger in the position needed to limit dosage as desired. When the operator depresses the plunger, the clip travels down the barrel by an equal distance. Withdrawal of the plunger by any amount embeds the prongs into the barrel and the user cannot retract the plunger.


   The Company's 1cc, non-aspirating, syringe was developed for the needs of immunization programs of EPI. Using existing components, the Company can limit its non-aspirating syringe to any dosage between .05cc and .95cc; however, the Company will have to modify its existing assembly machine to produce syringes with a nominal dosage less than .95cc. Recently, the EPI has prioritized its program for immunizing children under one for tuberculosis ("TB"). In 1997 for TB immunization, the EPI expects to vaccinate 100 million children and to buy 100 million 1cc tuberculin syringes. The dosage for a TB vaccination is .05cc. After the Company modifies its assembly machine, it will be able to produce a syringe limited to a nominal dosage amount of
 .05cc. Without modifications to components, the difficult to reuse syringes of Bader and Becton-Dickinson can only deliver a dosage of .5cc. For the EPI, the Company plans to distribute its locking clip syringes in incinerating cartons similar to those distributed by Bader and Becton-Dickinson.


   The Company's 1cc aspirating syringe works similarly to the non-aspirating model, except that the clip prongs do not engage the barrel until the operator withdraws the plunger completely. Once the operator does so, the clip catches a single ratchet and travels down the barrel as the plunger is depressed and the operator cannot withdraw the plunger.

   The Company's 1cc aspirating syringe was developed for healthcare workers, who need to mix medications in the syringe barrel and inject medicines intravenously. Furthermore, the Company believes that aspirating syringes are preferred by diabetes patients and needle-exchange programs. The Company does not know of any other Company that offers an aspirating syringe that can be locked.

   The Company intends to develop a 3cc syringe with a luer (needleless) tip for use in hospitals and health clinics in 1997. In general, hospitals and health clinics use more 3cc syringes than 1cc syringes. Hospitals and clinics will have the choice of an aspirating or non-aspirating plunger and a choice of a syringe barrel with or without an extendible needle sheath. It is anticipated that production of the Company's 3cc non-aspirating syringe will commence by 1998. See "Risk Factors -- Ability to Develop 3cc Syringe."

SALES, MARKETING AND DISTRIBUTION


   The Company's initial marketing efforts will be directed primarily to UNICEF, WHO and public hospitals and health facilities in New York. The Company also intends to market its locking clip syringes to (i) governments of developing countries, (ii) private hospitals and health facilities in New York, New Jersey and Connecticut, and (iii) retail distributors in the United States. The Company also plans to license its patents and proprietary manufacturing processes relating to its locking clip and other syringe designs to established medical device manufacturers. To stimulate demand for its safety syringes, the Company plans to initiate promotional and educational campaigns directed at (i) public health officers and other government officials responsible for public health policies, (ii) doctors and administrators of healthcare facilities responsible for treatment of HIV-AIDS patients, and (iii) liability insurance companies. The Company plans to enter into arrangements with independent sales agents and distributors in targeted markets and to hire a marketing director after the Closing.


PRODUCTION


   The Company's syringes will be assembled primarily by Harmac, one of the largest independent, privately- owned contract manufacturers of medical products in the United States, at its production facility in Buffalo, New York. The Company has entered into a manufacturing agreement with Harmac for the assembly of syringes, using assembly and packaging equipment supplied by the Company. The manufacturing agreement may be terminated by Harmac or the Company upon 90 days' prior written notice at the end of any calendar year. Sherwood will supply most of the components for the syringes assembled by Harmac. See "Business -- Suppliers." The Company expects that Harmac will commence production of the Company's syringes before the end of March 1997. The Company is completing applicable requirements for GMP. As soon as the Company satisfies GMP requirements, Harmac will begin production of the Company's lcc locking clip syringes. However, the Company's assembly equipment currently can operate at approximately 45% of its rated capacity. The Company expects production of its syringes at Harmac will be at or close to full capacity before the end of 1997. See "Risk Factors -- Dependence on Certain Assemblers."

   The Company also has entered into a letter of understanding with INSERPOR, a Portuguese syringe manufacturer, for the assembly by INSERPOR of non-aspirating syringes for orders, if any, received from relief agencies such as WHO, using syringe components supplied by INSERPOR. In addition, INSERPOR will manufacture the Company's proprietary plunger for its aspirating syringe. INSERPOR commenced production of the Company's syringes in January 1997. The Company has sold approximately 1,777,000 locking clip syringes produced by INSERPOR, including over 900,000 to WHO. See "Risk Factors -- Dependence on Certain Assemblers."


   Initially, the Company will produce only 1cc locking clip syringes in aspirating and non-aspirating models. The Company's syringes consist of a standard needle, barrel, rubber stopper, a ratcheted plunger designed by the Company, and a pronged stainless steel locking clip designed by the Company. The Company has obtained a patent on its stainless steel locking clip, and has been granted a patent for the design of a plunger which, when combined with the locking clip, results in a narrow barrelled difficult to reuse, locking syringe. The locking clip and plunger can be assembled, with minor modifications, into barrels manufactured by Becton Dickinson, Sherwood, Terumo and other syringe manufacturers. The plunger is made from plastic materials which are readily available from numerous sources and is currently manufactured by Sherwood and INSERPOR. The locking clip is made of stainless steel and cut and formed for the Company by Harmac. The Company owns or otherwise controls all production tooling used by suppliers of these components.


   Capacity can be expanded by purchasing new production systems. The Company plans to use a portion of the net proceeds of the Offering to acquire production equipment for an additional production line to be placed at Harmac and a clip attachment line to be placed at INSERPOR.


SUPPLIERS

   The Company has entered into a supply agreement with Sherwood (the "Sherwood Supply Agreement"), pursuant to which Sherwood has agreed to supply the Company with at least 50 million syringe component sets per year (or 4,166,667 per month), each set consisting of a syringe barrel, with or without a permanently pre-attached needle and sheath or separate hooded needle, and a plunger tip and up to 8,333,333 non-aspirating syringe plungers per month, against receipt of purchase orders from the Company at specified prices, subject to revision for cost increases (not to exceed 5% during any twelve month period). In addition, in order for Sherwood to commit to the minimum supply requirements under the Sherwood Supply Agreement, the Company has agreed to pay Sherwood 14.925% of the cumulative invoiced amount of components in excess of $3,350,000 up to a maximum invoiced amount of $6,700,000 (or a maximum of $500,000) and Joel Schoenfeld, Dr. Alan H. Gold, David Shonfeld and John Frank agreed, jointly and severally, to pay Sherwood up to $1,000,000 (less $0.14925 for each dollar paid to Sherwood under the Sherwood Supply Agreement) in the event the Company fails to pay a cumulative invoiced amount of $6,700,000 over the first three years of the Sherwood Supply Agreement. The Sherwood Supply Agreement is for a term of five years, but may be extended under certain circumstances if prior thereto Sherwood enters into a license agreement to manufacture and sell the Company's locking clip syringe. In connection with the Sherwood Supply Agreement, Sherwood sold all of its right, title and interest in and to the production mold for the plunger, including the mold inserts and insert base (together, the "Plunger Mold") to the Company in consideration for an option to enter into a non-exclusive license to manufacturer and sell the Company's locking clip syringes in the United States (the "License Agreement"). The Company also entered into a lease agreement with Sherwood pursuant to which it leased back the Plunger Mold to Sherwood (the "Equipment Lease") for a period of six years for use in the manufacture and production of the plungers as part of the assembly of non-aspirating syringes using the Company's proprietary design specifications. Sherwood is required to make aggregate rental payments of $1,946,016 in 36 equal consecutive monthly installments of $54,056, over the first three years of the term of the Equipment Lease. In July 1996, the Company sold the Plunger Mold, subject to the Equipment Lease, together with the Company's right to the payments under the Equipment Lease, to a financial institution for net cash consideration of $1,600,000 ($1,837,904 less expenses of approximately $238,000). In connection with such sale, the financial institution agreed to sell the Plunger Mold back to the Company for a nominal amount upon expiration of the term of the Equipment Lease.

   Sherwood has the right to exercise its option to enter into the License Agreement at any time prior to November 30, 1999. Upon exercise of the option, Sherwood is required to pay the Company a royalty advance of $100,000, against which royalty payments may be offset. Under the License Agreement, Sherwood is required to pay the Company a royalty equal to 5% of net sales. The License Agreement may be terminated by Sherwood upon 30 days prior written notice. If on or before February 1, 1998, the Company receives a bona fide written offer from an unrelated third party to exclusively license the Company's patent rights for its locking clip syringe, Sherwood, within 30 days notice of such offer, has the right to exercise its option to enter into the License Agreement or to enter into an exclusive license on the same terms and conditions set forth in the third party offer. In the event of a third party offer, the Company has the right to buy-out the option rights granted Sherwood for $100,000.


COMPETITION

   The Company's principal competition is from traditional disposable syringes. Becton-Dickinson, Sherwood and Terumo control approximately 74%, 19% and 5%, respectively, or a total of approximately 98%, of the worldwide syringe market, and are substantially larger, more established and have significantly greater financial, sales and marketing, distribution, engineering, research and development and other resources than the Company. To the Company's knowledge, only Becton-Dickinson and Bader, a German machine tool manufacturer, distribute commercially a line of difficult to reuse syringes, none of which allow for aspiration. The Bader DestroJect syringe and the Becton-Dickinson SOLOSHOT syringe were developed specifically for WHO-UNICEF-EPI immunization programs. The Bader DestroJect syringe and the Becton-Dickinson SOLOSHOT syringe were designed to dispense a dosage of .5cc only, whereas the UNIVEC 1cc locking clip syringe was designed to dispense dosages from .05cc to .95cc. The Company believes that UNIVEC syringes are more effective than competitive difficult to reuse syringes and that they are competitively priced. There can be no assurance that the major syringe manufacturers or others will not commence production of 1cc difficult to reuse syringes, or locking syringes which aspirate, or that the Company will be able to successfully compete in this market.

PATENTS AND PROPRIETARY RIGHTS

   The Company's policy is to seek patent protection for all developments, inventions and improvements that are patentable and which have potential value to the business of the Company and to protect as trade secrets other confidential and proprietary information.

   In 1995, the Company was granted a United States patent for a locking clip device not biased against the plunger. The patent is broad enough to include several applications of the design covering the first series of products to be marketed by the Company. The Company also has filed a United States patent application for a plunger design which, in conjunction with its patented locking clip, results in a narrow barrel difficult to reuse syringe that allows for aspiration during use. In addition, the Company has licensed the rights to three other locking device patents. The Company licensed these patents to develop a 3cc locking syringe. The Company is obligated to make certain minimum annual royalty payments in respect of the licensed rights to these three locking device patents and, to the extent the Company's products utilize the claims and designs of the licensed patents, to pay royalties to the owner of the licensed patents ranging from 2% to 7% of net sales (or in the case of products produced under sublicenses granted to third parties, 10% to 40% of royalties received from those parties). See Notes 5 and 12 to the Company's consolidated financial statements appearing elsewhere herein.


   The Company also has filed patent applications for its locking clip and aspirating plunger in certain foreign countries participating in the Patent Cooperation Treaty (Canada, Brazil, Mexico, certain European countries, Japan, South Korea, China, Russia and Australia). However, patent applications filed in foreign countries and patents granted in such countries are subject to laws, rules and procedures that differ from those in the United States, and accordingly, patent protection in such countries may be different from patent protection provided by United States laws. Strategically, the Company seeks manufacturing processes and agreements that will enable it to have reliable quality and the lowest production costs. By protecting its manufacturing processes, which enable the quality and cost competitiveness of its products, the Company believes that it can defend market share regardless of foreign patent protections, which are often unenforceable or non-existent in many world markets (e.g., China and India). See "Risk Factors -- Uncertainty Regards Patents and Proprietary Technology; Risk of Future Litigation."


   The Company has patents and licenses suitable for a 3cc syringe. All of these inventions have U.S. patent protection, but most of these inventions lack foreign patent protection. However, the Company has filed for patent protection in certain European countries for one of its licenses, which is the basis for the 3cc non- aspirating syringe that the Company plans to develop. For the aspirating model, the choice of design will depend upon certain factors, including patent protection, manufacturing costs, ability to control quality and product features. It is anticipated that production of the Company's 3cc non-aspirating syringe will commence by 1998. See "Risk Factors -- Uncertainty Regarding Patents and Proprietary Technology; Risk of Future Litigation."


   The future success of the Company may depend upon the strength of its patents. The Company believes that the scope of its patents and licenses is sufficient to prevent competitors from introducing devices of similar design to its current products and that its patents are valid and enforceable. However, there can be no assurance that the Company's patents will not be challenged, invalidated or circumvented in the future or that the rights granted thereunder will provide a competitive advantage.

   The Company is not aware of any patent infringement claims against the Company or of any infringement of the Company's patents. Litigation to enforce patents issued to the Company, to protect proprietary information owned or licensed by the Company, or to defend the Company against claimed infringement of the rights of others, could be costly and could divert the resources of the Company from other planned activities. There can be no assurance that the Company would be successful in any such litigation.

   The Company protects its proprietary information and trade secrets, including all aspects of its syringe assembly system, through confidentiality agreements with its employees and suppliers.

   The Company has registered trademarks UNIVEC(R), and R/ Ultra(R), and the symbol representing no second use, (i.e., the number 2 crossed out inside of a circle), with the United States Patent and Trademark Office. See "Risk Factors -- Uncertainty Regarding Patents and Protection of Proprietary Technology."

GOVERNMENT REGULATION


   The manufacture and distribution of medical devices are subject to extensive regulation by the FDA and, in some instances, by foreign and state governments. Pursuant to the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder (collectively, the "FDC Act"), the FDA regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of medical devices. Before a new device can be introduced into the market, a manufacturer must obtain FDA permission to market through either the 510(k) pre-market notification process or the costlier, lengthier and less certain pre-market approval ("PMA") application process. The FDA has granted the Company 510(k) clearance to market its 1cc locking clip syringe, which has been classified as a Class II device under the FDC Act, and accordingly, the Company may market and sell its 1cc locking clip syringe in the United States, subject to compliance with other applicable FDA regulatory requirements. As a Class II device, performance standards may be developed for the 1cc locking clip syringe which the product would then be required to meet. Failure to meet those standards would require the Company to discontinue the marketing of the product. Furthermore, manufacturers of medical devices are subject to recordkeeping requirements and required to report adverse experiences relating to the use of the device. Device manufacturers are also required to register their establishments and list their devices with the FDA and with certain state agencies and are subject to periodic inspections by the FDA and certain state agencies.


   Medical devices are subject to strict federal regulations regarding the quality of manufacturing ("Good Manufacturing Practices" or "GMP"). GMP regulations impose certain procedural and documentation requirements upon the Company with respect to manufacturing and quality assurance activities. The FDA conducts periodic audits and surveillance of the manufacturing, sterilizing and packaging facilities of medical device manufacturers to determine compliance with GMP requirements. The failure of a medical device manufacturer to be able to show in the audit or post-market surveillance that it has adequately complied with GMP requirements can result in penalties or enforcement proceedings being imposed on the manufacturer. These procedures may include a product recall of a product or a "cease distribution" order which would require the manufacturer to direct its distributors and sales agents to stop selling products, as well as other enforcement sanctions. Harmac's manufacturing facilities have been certified as satisfying GMP requirements. Harmac's facilities will be subject to extensive audits in the future, pursuant to standard FDA procedure. No assurance can be given that when Harmac is audited that it will be found to be in compliance with GMP requirements, or that if it is not found in compliance, what penalties, enforcement procedures or compliance effort will be levied on or required of Harmac and/or the Company. Recently adopted GMP requirements, including those pertaining to design control, are likely to increase the cost of GMP compliance. Noncompliance with applicable requirements, including GMP requirements, can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant pre-market clearance or pre-market approval for devices, withdrawal of marketing approvals, and criminal prosecution. The FDA also has the authority to request repair, replacement or refund of the cost of any device manufactured or distributed by the Company.


   The introduction of the Company's products in foreign markets will also subject the Company to foreign regulatory clearances which may impose additional substantive costs and burdens. The Company's products are required to satisfy international manufacturing standards for sale in certain foreign countries. Harmac expects to achieve ISO 9001 certification by the end of the second quarter of 1997. However, until Harmac obtains ISO 9001 certification, the Company will have difficulty selling to some export accounts, particularly in Europe. INSERPOR expects to obtain ISO 9002 in 1997. International sales of medical devices are subject to the regulatory requirements of each country. The regulatory review process varies from country to country. Many countries also impose product standards, packaging requirements, labeling requirements and import restrictions on devices. In addition, each country has its own tariff regulations, duties and tax requirements.


   The approval by the FDA and foreign government authorities is unpredictable and uncertain, and no assurance can be given that the necessary approvals or clearances for the Company's products will be granted on a timely basis or at all. Delays in receipt of, or a failure to receive, such approvals or clearances, or the loss of any previously received approvals or clearances, could have a materially adverse effect on the business, financial condition and results of operations of the Company. Furthermore, approvals that have been or may be granted are subject to continual review, and later discovery of previously unknown problems may result in prod-uct labeling restrictions or withdrawal of the product from the market. Moreover, changes in existing requirements or adoption of new requirements or policies could adversely affect the ability of the Company to comply with regulatory requirements. There can be no assurance that the Company will not be required to incur significant costs to comply with applicable laws and regulations in the future. Failure to comply with applicable laws or regulatory requirements could have a materially adverse effect on the Company's business, financial position and results of operations.

FACILITIES


   The Company occupies its executive offices in Garden City, New York (comprised of approximately 1,200 square feet of space) pursuant to a lease which expires in December 1998; however, the Company may extend the term of the lease for an additional two years. Rental expense for the space is $28,704 per annum, subject to an increase of 4% per annum in each subsequent year. Dr. Alan H. Gold, the President, a Director and principal stockholder of the Company, is the president and a stockholder of the owner of the premises, the Long Island Plastic Surgical Group.


   The Company is seeking approximately 25,000 square feet of warehouse space, and intends to use a portion of the net proceeds of the Offering for furniture, fixtures and equipment for a warehouse facility.

EMPLOYEES


   As of March 1, 1997, the Company employed five persons, including one in sales and marketing, one in research and development, one in regulatory affairs and quality assurance and two in financial administration. The Company also has engaged the services of several independent contractors. None of the Company's employees is covered by a collective bargaining agreement.


   The Company intends to hire a full-time marketing director upon completion of the Offering and to staff its warehouse facility with four people.

LITIGATION

   The Company is not involved in any legal proceedings.

                                  MANAGEMENT

Directors, Executive Officers and Key Employees

   The directors, executive officers and key employees of the Company are as follows:

Name                        Age                     Position
----                       ----                    ---------
Joel Schoenfeld             51         Chairman of the Board; Chief Executive
                                       Officer; and a Director
Alan H. Gold*               50         President and a Director
David Shonfeld              41         Director of Research and Development
                                       and a Director
David Chabut                38         Chief Financial Officer
Flora Schoenfeld            51         Treasurer and Secretary
John Frank*                 57         Director
Richard Lerner*             52         Director
------
* Member of Audit Committee

   Joel Schoenfeld, the founder of the Company, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in August 1992. Mr. Schoenfeld was the founder and President of J&B Schoenfeld, a global trading company whose main focus was on the import, export and processing of pelts and hides, specializing in trade with the USSR and Europe.

   In 1988, Mr. Schoenfeld formed the American-Russian International Trading Company ("AMRU"), which advised on trade agreements between the USSR and United States. AMRU's broad base of interest and expertise enabled it to take on such diverse projects as a joint venture with the Soviet government and military known as AMRU-STAR, the representation of the Soviet Space Agency to Washington, D.C., the introduction of western advertising to the USSR in conjunction with another American company, Transportation Displays, Inc. ("TDI"), and the construction of a studio producing children's films for international distribution.

   As a result of the political changes in the former USSR, Mr. Schoenfeld sought to further his business strategies. In 1990, he founded Joel Schoenfeld & Associates in Garden City, New York. With affiliate offices in Moscow, San Jose, London, and Boston, the company's purpose was to originate, structure, capitalize, negotiate and advise on the implementation of import and export trade transactions, projects and programs.

   Mr. Schoenfeld has been a commercial attache and a consultant to a number of foreign and multinational governments. Currently, Mr. Schoenfeld is an advisor to United Nations Development Programs ("UNDP"). Previously, he served as:

    o  Senior Advisor to the Costa Rican Ambassador to the United Nations

    o Senior Advisor and Coordinator, Chief of Staff to the Chairman of the Committee of States Parties to the International Covenant on Civil and Political Rights to the United Nations

    o Senior Economic and Trade Advisor to the United Nations Commission on Transnational Corporations

    Mr. Schoenfeld is the husband of Flora Schoenfeld.

   Alan H. Gold, M.D., has been President of the Company since July 1996 and a Director of the Company since inception in August 1992. Dr. Gold has been a plastic surgeon since 1972, and is president of the Long Island Plastic Surgical Group. He is a vice president and board member of Day-Op Center of Long Island, a privately-owned surgery center in New York. Dr. Gold is a medical advisor to the UNDP.

   David Shonfeld has been Director of Research and Development of the Company since its inception in August 1992. From December 1988 to February 1992, he was Vice President of Research and Development of Shyder, Inc. (a designer of air purification systems). In 1986 and 1987, he was a participant in a "think-tank" for Israel Aircraft Industries, developing a new security system for Israel's borders. From 1983 to 1986, he super-vised a project involving "high-speed fiber optic communications" for IBM France. From 1980 to 1983, he continued his university studies at Israel's Technion Institute, majoring in physics and specializing in electronics and electro-optics. From 1977 to 1980, he worked as a manager of automation, robotics and production systems for Aloni Tiles, an international manufacturing concern.


   David Chabut has been the Chief Financial Officer of the Company since October 1995. From January 1994 to September 1995 and from April 1992 to January 1993, Mr. Chabut was a self-employed financial consultant. From February 1993 to December 1993, he was chief operating officer for MediMax, Inc. (which invested in accounts receivable financing of health care providers), where he directed marketing, treasury and administration. From August 1982 to March 1992, Mr. Chabut was a senior consultant for Coopers & Lybrand in Chicago and New York where he advised several companies about improving or starting operations. Mr. Chabut is a CPA and earned an MBA from the University of Michigan.


   Flora Schoenfeld has been Treasurer and Secretary of the Company since its inception in August 1992. Since March 1992, she also has been Treasurer and Secretary of Joel Schoenfeld & Associates. From 1980 to 1992, she was Treasurer and Secretary of J & B Schoenfeld, Inc. Flora Schoenfeld is the wife of Joel Schoenfeld.

   John Frank has been a consultant to the Company in the areas of corporate development and strategic planning since its inception in August 1992. Mr. Frank has been Chief Information Officer of The Hartford Steam Boiler Inspection and Insurance Co. since August 1996. From October 1994 to August 1996, he was Special Projects Manager for Electronic Data Systems Corporation. From August 1993 to September 1994, he was the chief auditor of Travelers Insurance Companies. From September 1991 to July 1993, he was a principal of Lipera Frank Inc., of which he was a co-founder. From January 1982 to September 1991, Mr. Frank was a partner of Coopers & Lybrand, where he managed strategic planning and financial management engagements for Fortune 500 clients. Mr. Frank is a CPA and earned an MBA from Harvard University.


   Richard Lerner has been a Director of the Company since inception in August 1992. He is President of Lerner, Gordon & Hirsch, P.C., a law firm.


   All directors hold office until the annual meeting of stockholders of the Company following their election or until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and serve at its discretion.

   Directors do not receive any cash compensation from the Company for service as members of the Board of Directors; however, the Company reserves the right to adopt a policy providing for compensation of independent directors.

SUMMARY COMPENSATION TABLE

   The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each other executive officer of the Company whose salary and bonus for the years ended December 31, 1995 and 1996 exceeded $100,000.

                                                   Annual Compensation            Long-Term Compensation
                                            -------------------------------    -----------------------------
                                                              Other Annual
   Name and Principal Position       Year       Salary        Compensation    Securities Underlying Options
 --------------------------------   ------   -------------    --------------   -----------------------------
Joel Schoenfeld, Chairman of the
  Board and Chief Executive
  Officer .......................    1996      $192,000(1)         --                         --

David Chabut, Chief Financial
  Officer .......................    1996      $120,000(2)         --                     20,513(3)

------

(1) The Company accrues compensation expense for Joel Schoenfeld at a rate of $192,000 per annum, plus benefits, which include a car allowance (approximately $8,500) and life/disability/health insurance
    (approximately $7,500).

(2) Includes health insurance benefits and amounts to be reimbursed to Mr. Chabut for taxes incurred in connection with his exercise of certain stock options described in footnote (3) below.


(3) Represents options granted to Mr. Chabut at $3.50 per share, exercisable until March 31, 1999. Mr. Chabut has exercised options to purchase 16,143 shares and has advised the Company that he intends to exercise options to purchase an additional 4,370 shares at Closing. See "Management -- Stock Options" and "Certain Transactions."

EMPLOYMENT AGREEMENTS


   The Company has entered into an employment agreement with Joel Schoenfeld pursuant to which he serves as Chairman of the Board and Chief Executive Officer of the Company at a salary of $192,000 per annum, plus a car allowance of $9,000 per annum and life, disability and health insurance benefits. The agreement expires on March 28, 2000.


   The Company has entered into an employment agreement with David Chabut pursuant to which he serves as Chief Financial Officer of the Company at a salary of $120,000 per annum (including health insurance benefits). The agreement expires on September 30, 1997.

   David Shonfeld is employed as Director of Research and Development of the Company pursuant to an employment agreement which expires on July 30, 1997. The agreement may be terminated by the Company or Mr. Shonfeld upon not less than 30 days prior written notice at any time after December 31, 1996. Under the agreement, Mr. Shonfeld is compensated at the rate of $50 per hour for research and development performed on a project basis.


   The employment agreements with Messrs. Schoenfeld, Chabut and Shonfeld contain non-competition covenants that prohibit each of them, directly or indirectly, from engaging in a competitive business (as defined) for a period of twelve months following the termination of employment.


STOCK OPTIONS

   The following table contains information concerning the grant of stock options to Joel Schoenfeld and David Chabut (the "Named Executive Officers") during the fiscal year ended December 31, 1996.

                    Number of Shares    Percent of Total Options
                   Underlying Options   Granted to Employees in    Exercise Price
      Name              Granted               Fiscal Year             Per Share     Expiration Date
 ---------------   ------------------   ------------------------    --------------   ---------------
Joel Schoenfeld               0                    --                   --               --
David Chabut  ..         20,513                   100%                 $ 3.50         March 31, 1999

   The following table summarizes for each of the Named Executive Officers the total number of unexercised options, if any, held at December 31, 1996, and the aggregate dollar value of in-the-money, unexercised options, held at December 31, 1996. The value of the unexercised, in-the-money options at December 31, 1996, is the difference between their exercise or base price and the value of the underlying Common Stock on December 31, 1996, at an assumed price of $3.50 per share.

              AGGREGATED OPTION EXERCISES -- JANUARY 1, 1996 --
            DECEMBER 31, 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                                                       Value of Unexercised
                      Shares Acquired Upon            Number of Securities                  In-The-Money
                   Exercise of Options during        Underlying Unexercised                  Options at
                          Fiscal 1996             Options at December 31, 1996            December 31, 1996
                  ---------------------------   --------------------------------  --------------------------------
      Name          Number     Value Realized    Exercisable     Unexercisable      Exercisable     Unexercisable
 ---------------   ---------   --------------    -------------   ---------------   -------------   ---------------
Joel Schoenfeld       --             --               --               --               --               --
David Chabut  ..    16,143*          --             4,370              --               --               --


------
* The Company will reimburse Mr. Chabut for $15,949 in taxes incurred by him in connection with the exercise of these options.


STOCK OPTION PLAN


   The Board of Directors has adopted, and the Company's stockholders have approved, the 1996 Stock Option Plan (the "Plan"). The Plan is to be administered by the Board of Directors or a committee thereof. Pursuant to the Plan, options to purchase 4,709,219 shares of Common Stock may be granted to directors, employees (including officers) and consultants to the Company (collectively, "Plan participants"). As of December 31, 1996, options to purchase 20,513 shares have been granted under the Plan.

   The Plan authorizes the issuance of incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986, as amended, and non-qualified stock options ("NQSOs", and together with ISOs, "Options"). Consultants and directors who are not also employees of the Company are eligible for grants of only NQSOs. The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of the shares covered by ISOs granted under the Plan that become exercisable by a Plan participant for the first time in any calendar year is subject to a $100,000 limitation. The exercise price of each NQSO is determined by the Board, or committee thereof, in its discretion; provided that a NQSO granted a 10% Stockholder be no less than 110% of the fair market value on the date of grant.

   The Company has agreed with the Underwriters that the exercise price of options to purchase 4,500,000 shares of Common Stock will not be less than $3.50 per share and that such options will be exercisable for a period of ten years, commencing upon the earlier of (x) nine years after the Effective Date and (y) two years after the Effective Date, provided that in the case of clause (y), the Company shall have obtained (i) at least $30,000,000 in gross revenues and after tax net income of at least $2,000,000 in the second full fiscal year following the Effective Date, or (ii) at least $45,000,000 in gross revenues and $3,000,000 in after-tax net income in the third full fiscal year following the Effective Date, or (iii) at least $60,000,000 in gross revenues and $4,000,000 in after-tax net income in the fourth full fiscal year following the Effective Date ("Time Accelerated Restricted Stock Options").


   Subject to the provisions of the Plan, the Board, or committee thereof, has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the type of option, the exercise period, the restrictions, if any, on the exercise of the option, the terms for the payment of the exercise price and other terms and conditions. Payments by holders of options upon exercise of any option may be made (as determined by the Board or a committee thereof) in cash or such other form of payment as may be permitted under the Plan.

INDEMNIFICATION OF OFFICERS AND DIRECTORS AND LIMITATION ON DIRECTORS'
LIABILITY

   The Company's Certificate of Incorporation provides for indemnification of directors and officers in conformity with Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   The Company's Certificate of Incorporation also contains a provision eliminating the personal liability of a director to the Company or its stockholders for damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as the same exists or may thereafter be amended.

                             CERTAIN TRANSACTIONS


   From its inception in August 1992, the Company's operations have been funded through advances from Joel Schoenfeld, Flora Schoenfeld and two companies affiliated with Mr. Schoenfeld (collectively, the "Schoenfeld Parties"), and certain other stockholders of the Company. As of December 30, 1996, the amount due to these stockholders and affiliates with respect to the repayment of these advances (including accrued interest) was as follows: the Schoenfeld Parties -- $1,160,877; Dr. Alan H. Gold -- $115,665; and John Frank -- $120,390. The Company issued its demand promissory notes evidencing its obligation to repay the foregoing advances, together with accrued interest on the outstanding principal amount thereof at 8% per annum. On December 30, 1996 and January 24, 1997, the Schoenfeld Parties and Dr. Alan
H. Gold exchanged for cancellation their notes for an aggregate of 1,160 shares and 115 shares, respectively, of the Company's Series A Preferred Stock. See "Description of Securities -- Series A Preferred Stock." Concurrently with the Closing, the Company will issue approximately 34,397 shares of Common Stock to Mr. Frank, a director of the Company, in exchange for the cancellation of the amount payable to him ($120,390 assuming the Closing occurs on March 31, 1997). In addition, as of December 31, 1996, the Company had accrued compensation payable to the Schoenfeld Parties in the amount of $644,391, including management fees of $382,191 for periods prior to June 30, 1994. Since June 30, 1994, the Company has recorded a salary expense for Mr. Schoenfeld in lieu of management fees due to affiliates of Mr. Schoenfeld. See "Management -- Summary Compensation Table." On March 12, 1997, the Company issued 644 shares of Series A Preferred Stock to Mr. Schoenfeld in exchange for the cancellation of the amount payable to him for unpaid compensation.

   In connection with the formation of the Company, and in consideration for the dilution resulting to Joel Schoenfeld and Flora Schoenfeld (the then owner of all of the Company's outstanding shares) from the issuance by the Company of 333,333 shares and 205,128 shares to Dr. Alan H. Gold and David Shonfeld, respectively, each of Dr. Gold and David Shonfeld delivered to Flora Schoenfeld his promissory note in the amount of $750,000, the payment of which each of them agreed to secure by a pledge of his shares. The promissory notes were subsequently transferred to Joel Schoenfeld, the husband of Flora Schoenfeld, who is the Chief Executive Officer and Chairman of the Board of the Company. The promissory notes are non-interest bearing and payable on demand.


   In connection with the Sherwood Supply Agreement, Joel Schoenfeld, Dr. Alan H. Gold, David Shonfeld and John Frank agreed, jointly and severally, to pay Sherwood up to $1,000,000 (less $0.14925 for each dollar paid to Sherwood under the Sherwood Supply Agreement) in the event the Company fails to pay a cumulative invoiced amount of $6,700,000 over the first three years of the Sherwood Supply Agreement. See "Business -- Suppliers."

   On October 10, 1996, UNIVEC-NY, the then owner of all of the outstanding capital stock of the Company, was merged with and into the Company, solely for the purpose of effecting a change in its state of incorpora-tion from New York to Delaware. In the merger, shareholders of UNIVEC-NY received 10,256.3954 shares of Common Stock for each share of UNIVEC-NY common stock owned, with the total number of shares issuable to each shareholder rounded up to the nearest whole share.


   The Company occupies its executive offices, consisting of approximately 1,200 square feet of space, pursuant to a lease which expires in December 1998; however, the Company has the right to extend the term of the lease for an additional two years. Rental expense for the space is $28,704 per annum, subject to an increase of 4% per annum in each subsequent year. Dr. Alan H. Gold, the President, a Director and principal stockholder of the Company, is the president and a stockholder of the owner of the premises, the Long Island Plastic Surgical Group.

   In December 1996, David Chabut, the Chief Financial Officer of the Company, exercised options to purchase 16,143 shares of Common Stock, having an exercise price of $3.50 per share, the exercise price of which was paid for by the cancellation of amounts payable to him for accrued, but unpaid compensation ($44,000) and certain advances ($12,500). Mr. Chabut has advised the Company that he intends to exercise options to purchase an additional 4,370 shares of Common Stock (at $3.50 per share) concurrently with the Closing, and to pay the exercise price of these options by cancellation of amounts payable to him for accrued but unpaid compensation ($15,295). The Company has agreed to pay the remaining amount due to Mr. Chabut ($15,949) for federal and state withholding and payroll taxes incurred by him in connection with the exercise of such options. See "Management -- Stock Options."

   All future transactions between the Company and its directors, officers and owners of more than five percent of the Company's voting securities will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested directors of the Company.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information concerning the beneficial ownership of the Common Stock immediately prior to and after the Offering by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company and each executive officer of the Company listed in the Summary Compensation Table under the caption "Management -- Summary Compensation Table" and (iii) all directors and officers as a group.

                                                                           Percentage of Common
                                                                             Stock Benefically
                                                                                   Owned
                                                  Amount and        -----------------------------------
                                             Nature of Beneficial       Before             After
                   Name                         Ownership(1)         Offering(2)         Offering(3)
 -----------------------------------------   --------------------   ----------------    ---------------
Joel and Flora Schoenfeld(4)  ............          333,333(5)(6)        30.80%             12.72%
Alan H. Gold, M.D.(4)  ...................          333,333(5)           30.80%             12.72%
David Shonfeld(4)  .......................          256,410(6)           23.69%              9.78%
John Frank(7)  ...........................          141,275(8)           12.40%(9)           5.34%(10)
Richard Lerner  ..........................           41,026               3.79%              1.57%
David Chabut(4)  .....,...................           20,513(11)           1.89%(12)            *
All directors and executive officers as a
  group (7 persons) ......................        1,125,890(13)(14)      98.48%(15)         42.59%(16)

------
* Less then 1%

 (1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above as of the Effective Date, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Except as otherwise stated, calculated on the basis of 1,082,287 shares of Common Stock issued and outstanding.
 (3) Except as otherwise stated, calculated on the basis of 2,621,054 shares of Common Stock issued and outstanding. Gives effect to (i) the issuance and sale of 1,500,000 shares of Common Stock in the Offering, (ii) the issuance to a director of the Company concurrently with the Closing of 34,397 shares of Common Stock in exchange for the cancellation of amounts payable to him ($120,388 as of December 31, 1996), and (iii) the issuance to an officer of the Company concurrently with the Closing of 4,370 shares upon exercise of an option. See "Certain Transactions."
 (4) Address is c/o the Company, 999 Franklin Avenue, Garden City, New York
     11530.
 (5) All of the shares owned by Dr. Gold have been pledged to secure certain indebtedness to Joel Schoenfeld. Dr. Gold retains voting and dispositive power with respect to the pledged shares until the occurrence of a default in the payment of the indebtedness secured by the pledged shares. Accordingly, the pledged shares have been included in the number of shares beneficially owned by Dr. Gold and excluded from the number of shares beneficially owned by Mr. Schoenfeld. See "Certain Transactions."


 (6) All of the shares owned by Mr. Shonfeld have been pledged to secure certain indebtedness to Joel Schoenfeld. Mr. Shonfeld retains voting and dispositive power with respect to the pledged shares until the occurrence of a default in the payment of the indebtedness secured by the pledged shares. Accordingly, the pledged shares have been included in the number of shares beneficially owned by Mr. Shonfeld and excluded from the number of shares beneficially owned by Mr. Schoenfeld. See "Certain Transactions."

 (7) Address is c/o The Hartford Steam Boiler Insurance & Inspection Co., P.O. Box 5204, One State Street, Hartford, Connecticut 06102- 5024.
 (8) Includes approximately 34,397 shares to be issued to Mr. Frank concurrently with the Closing in exchange for cancellation of amounts payable to him ($120,390, including accrued interest, assuming the Closing occurs on March 31, 1997), and 22,236 shares issuable upon exercise of options, at an exercise price of $3.50 per share, which expire on February 22, 1999.
 (9) Calculated on the basis of 1,138,920 shares of Common Stock issued and outstanding.
(10) Calculated on the basis of 2,643,290 shares of Common Stock issued and outstanding.
(11) Includes 4,370 shares issuable upon exercise of options, at an exercise price of $3.50 per share, which expire on March 31, 1999. Mr. Chabut has advised the Company that he intends to exercise options to purchase these shares concurrently with the Closing. See "Certain Transactions."
(12) Calculated on the basis of 1,086,657 shares of Common Stock issued and outstanding.
(13) For purposes of this calculation, shares of Common Stock beneficially owned by more than one person have only been included once.
(14) Includes 22,236 shares and 4,370 shares issuable upon exercise of options held by Messrs. Frank and Chabut, respectively, and approximately 34,397 shares to be issued to Mr. Frank concurrently with the Closing in exchange for cancellation of amounts payable to him ($120,390 assuming the Closing occurs on March 31, 1997). See footnotes
     (8) and (11) above.
(15) Calculated on the basis of 1,143,290 shares of Common Stock issued and outstanding.
(16) Calculated on the basis of 2,643,290 shares of Common Stock issued and outstanding.

                          DESCRIPTION OF SECURITIES


   The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $0.001 par value per share, 2,500 shares of Series A 8% Cumulative Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), and 4,997,500 shares of "blank check" preferred stock, $0.001 par value per share. On the Effective Date, 1,082,287 shares of Common Stock and 1,919 shares of Series A Preferred Stock will be issued and outstanding.


   The following are brief descriptions of the securities offered hereby and other securities of the Company. The rights of the holders of shares of the Company's capital stock are established by the Company's Certificate of Incorporation, a Certificate of Designation authorizing the Series A Preferred Stock, the Company's By-laws and Delaware law. The following statements do not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the Certificate of Incorporation, the Certificate of Designation, By-laws and state law.

COMMON STOCK

   Holders of the Common Stock are entitled to one vote per share, and subject to the rights of holders of the Series A Preferred Stock or any other series of preferred stock, to receive dividends when, as and if declared by the Board of Directors and to share ratably in the assets of the Company legally available for distribution to holders of Common Stock in the event of the liquidation, dissolution or winding up of the Company. Holders of the Common Stock do not have subscription, redemption, conversion or preemptive rights.

   Each share of Common Stock is entitled to one vote on any matter submitted to the holders, including the election of directors. Holders of Common Stock do not have cumulative voting rights; therefore, holders of a majority of the outstanding shares of Common Stock entitled to vote for the election of Directors may elect all of the Directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of the Company's Directors. Except as otherwise required by the DGCL, all stockholder action (other than the election of Directors, who are elected by plurality vote), is subject to approval by a majority of the shares of Common Stock present at a stockholders' meeting at which a quorum (a majority of the issued and outstanding shares of Common Stock) is present in person or by proxy, or by written consent pursuant to Delaware law.

   All shares of Common Stock outstanding are fully paid and non-assessable, and the shares of Common Stock offered hereby and the shares of Common Stock issuable upon exercise of the Warrants, when issued upon payment of the purchase price set forth on the cover page of the Prospectus or payment of the exercise price specified in the Warrants, as the case may be, will be fully paid and non-assessable.


   The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate of Incorporation without further stockholder action. The Company has agreed with the Underwriters that it will not issue any securities, including but not limited to shares of Common Stock, for a period of 24 months following the Effective Date, except as disclosed in or contemplated by this Prospectus, without the prior written consent of the Representative.


WARRANTS

   The Warrants offered hereby will be issued in registered form under a Warrant Agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").

   Each Warrant will be separately transferable and will entitle the registered holder thereof to purchase one share of Common Stock at $4.50 per share (subject to adjustment as described below) for a period of five years commencing ______, 1999 [two years after the Effective Date] and ending ______, 2002 [five years after the Effective Date] (the "Exercise Period"). The exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or certain other events. A holder of Warrants may exercise such Warrants by surrendering the certificate evidencing such Warrants to the Warrant Agent, together with the form of election to purchase on the reverse side of such certificate attached thereto properly completed and executed and the payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants.

   The Company has authorized and reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, upon payment of the exercise price specified in the Warrants, each share of Common Stock will be fully paid and nonassessable. Holders of Warrants will not have any voting or other rights as stockholders of the Company unless and until Warrants are exercised and shares issued pursuant thereto.


   The Warrants may be redeemed by the Company, at a price of $.05 per Warrant, upon not less than 30 days prior written notice at any time during the Exercise Period, with the prior written consent of the Representative, provided the average of the closing bid quotations of the Common Stock, during the period of twenty (20) consecutive trading days ending on the third day prior to the date upon which notice of redemption is given, as reported on The Nasdaq SmallCap Market (or if the Common Stock is not quoted thereon, the closing sale price of the Common Stock on the Nasdaq National Market or other principal securities exchange upon which the Common Stock is then quoted or listed, or such other reporting system that provides closing sale prices for the Common Stock), has been at least $8.00 per share. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for the redemption of the Warrants in the notice of redemption.

   The Company will pay the Representative a fee of 8% of the exercise price of each Warrant exercised, provided (i) the market price of the Common Stock on the date the Warrant was exercised was equal to or greater than the Warrant exercise price on that date, (ii) the exercise price of the Warrant was solicited by a member of the NASD, (iii) the Warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made in documents provided to the holders of the Warrants, (v) the solicitation of the exercise of the Warrant was not a violation of Rule 101 of Regulation M under the Exchange Act and (vi) the Representative is designated in writing as the soliciting NASD member. The Representative and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by Rule 101 of Regulation M before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Representative and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Warrants.


   For a holder of a Warrant to exercise the Warrant, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions. The Company will be required to file post-effective amendments to the registration statement when events require such amendments and to take appropriate action under state securities laws. While it is the Company's intention to file post-effective amendments when necessary and to take appropriate action under state securities laws, there can be no assurance that the Company will file all post-effective amendments required to maintain the effectiveness of the registration statement or that the Company will take all appropriate action under state securities laws. If the registration statement is not kept current for any reason, the Warrants will not be exercisable, and holders thereof may be deprived of value.

OPTIONS AND WARRANTS

   Options. On the Effective Date, there will be outstanding options to purchase an aggregate of 60,042 shares of Common Stock at an exercise price of $3.50, which expire at various dates from February 22, 1999 through June 30, 1999. David Chabut, Chief Financial Officer of the Company, has advised the Company that he intends to exercise options to purchase 4,370 shares of Common Stock at the Closing. See "Certain Transactions." In addition, 4,688,706 shares of Common Stock have been reserved for issuance upon exercise of options which may be granted in the future pursuant to the Company's 1996 Stock Option Plan, including 4,500,000 Time Accelerated Restricted Stock Options. See "Management -- Stock Option Plan."

   Warrants. On the Effective Date, there will be outstanding warrants to purchase an aggregate of 2,500,000 shares of Common Stock having terms identical to the Warrants offered hereby. See "Description of Securities -- Bridge Financing."

PREFERRED STOCK


   The Company is authorized to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without further stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. No shares of preferred stock will be outstanding on the Effective Date, other than the 1,919 shares of Series A Preferred Stock owned by the Schoenfeld Parties and Dr. Alan H. Gold. Except for shares of Series A Preferred Stock which may be issued in payment of dividends on the Series A Preferred Stock, the Company has no present intention to issue any shares of preferred stock. The Company has agreed with the Underwriters that, except for issuances disclosed in or contemplated by this Prospectus, it will not issue any securities, including but no limited to any shares of preferred stock, for a period of 24 months following the Effective Date, without the prior written consent of the Representative. See "Certain Transactions" and "Description of Securities -- Series A Preferred Stock."


SERIES A PREFERRED STOCK


   The Board of Directors has authorized the issuance of up to 2,500 shares of Series A Preferred Stock, of which 1,919 shares, owned by the Schoenfeld Parties and Dr. Alan H. Gold are outstanding. The terms of the Series A Preferred Stock, set forth in a Certificate of Designation filed with the Office of the Secretary of the State for the State of Delaware, are as follows:

   Dividend Rights. Holders of Series A Preferred Stock are entitled to receive, prior to the payment of cash dividends on the Common Stock, cumulative dividends at the rate of $80 per share per annum, and no more, when, as and if declared by the Company's Board of Directors, out of funds legally available therefor. Dividends on the Series A Preferred Stock are payable, in the sole and absolute discretion of the Board of Directors, in cash, additional shares of Series A Preferred Stock (based upon the liquidation value thereof), or a combination thereof. Dividends may not be paid or declared on, and no other distributions may be made with respect to, and no expenditure shall be made for the purchase, redemption or retirement of, any of the Company's capital stock junior to or in parity with the Series A Preferred Stock, unless all cumulative dividends payable on the Series A Preferred Stock for all prior annual dividend periods have been paid. The Company has agreed with the Underwriters that it will not declare or pay any cash dividends on the Series A Preferred Stock without the prior written consent of the Representative.

   Redemption. The Series A Preferred Stock may be redeemed at the option of the Company, as a whole at any time or in part from time to time, at $1,000 per share. Written notice of redemption must be given to the registered holders of the Series A Preferred Stock not less than twenty (20) nor more than thirty (30) days prior to the date fixed for the redemption of the Series A Preferred Stock. The Company has agreed with the Underwriters that it will not redeem any shares of Series A Preferred Stock prior to the fifth anniversary of the Effective Date, without the prior written consent of the Representative.


   Liquidation Rights. Subject to the prior rights of the Company's creditors and the holders of senior securities, the holders of the Series A Preferred Stock are entitled to receive, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, $1,000 per share, plus accrued and unpaid dividends. If, in any such case, the assets of the Company are insufficient to make such payment in full, then the available assets will be distributed among the holders of the Series A Preferred Stock and any other series of preferred stock which is in parity with the Series A Preferred Stock, ratably in proportion to the full amount to which each holder would be entitled.

   Conversion Rights. Each share of Series A Preferred Stock is convertible into 222.22 shares of Common Stock (the "conversion rate"), subject to adjustment in certain events, at the option of the holder thereof commencing upon the earlier of September 30, 1999 and 24 months after the Effective Date. The conversion rate is subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or cer tain other events. The right of conversion with respect to the shares of the Series A Preferred Stock called for redemption will terminate at the close of business on the business day preceding the date fixed for redemption. Upon conversion, no payment or allowance will be made in respect of any accrued but unpaid dividends on the Series A Preferred Stock.

   Voting Rights. Holders of Series A Preferred Stock have no voting rights, except as may be required by law.

STATUTORY PROVISIONS AFFECTING STOCKHOLDERS

   Following the consummation of the Offering, the Company will be subject to
Section 203 of the Delaware General Corporation Law, the State of Delaware's "business combination" statute. In general, such statute prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) the transaction in which the interested stockholder obtained such status or the business combination is approved by the Board of Directors prior to the date the interested stockholder obtained such status;
(ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date the "business combination" is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

BRIDGE FINANCING


   In November and December 1996, the Company sold an aggregate of 40 Units, each Unit consisting of the Company's 8% promissory note in the principal amount of $25,000 (the "Bridge Notes") and Bridge Warrants to purchase 62,500 shares of Common Stock for a purchase price of $25,000 per Unit (or an aggregate of $1,000,000). The Bridge Notes are payable upon the earlier of November 27, 1997 or the consummation of an initial public offering or private placement of the Company's debt and/or equity securities resulting in gross proceeds to the Company of at least $5,000,000. Each Bridge Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $4.50 per share, subject to adjustment in certain events, at any time during the period commencing November 27, 1997 and ending on November 26, 2001. On the Effective Date, the Bridge Warrants will convert automatically into warrants having terms identical to the Warrants being offered in the Offering. The net proceeds of the Bridge Financing (approximately $820,000) were used in part to purchase machinery ($235,000) and for sales and marketing ($235,000). The Company used the remaining net proceeds as working capital, including the payment of some of the expenses of the Offering.


REGISTRATION RIGHTS

   Investors who acquired Bridge Warrants in connection with the Bridge Financing have the right to request registration of the Bridge Warrants (or securities issued in exchange therefor) and the shares of Common Stock issued or issuable upon exercise thereof in any registration statement filed by the Company with the Commission under the Securities Act (with certain exceptions) for the issuance and sale of its securities. The Company has registered for resale pursuant to the Selling Securityholder Prospectus warrants to purchase 2,250,000 shares of Common Stock (having terms identical to the Warrants offered hereby) which are to be issued on the Effective Date upon automatic conversion of the Bridge Warrants, and the shares of Common Stock issuable upon exercise of those warrants. The Company also has registered for resale pursuant to the Selling Securityholder

Prospectus 33,436 shares of Common Stock issuable upon exercise of an option granted to an individual who through an affiliated entity, provided the Company with debt financing in 1995. The Company granted that individual piggyback and demand registration rights with respect to those shares. Investors in the Bridge Financing and the optionee have agreed not to sell or otherwise dispose of securities of the Company, including shares of Common Stock (except under certain circumstances in connection with a third party tender offer for the Common Stock), for a period of 24 months following the Effective Date, without the prior written consent of the Representative, which may be granted or withheld in the sale and absolute discretion of the Representative. See "Selling Securityholder Offering."


SHARES ELIGIBLE FOR FUTURE SALE


   Upon completion of the Offering, the Company will have 2,621,054 shares of Common Stock outstanding, of which 1,500,000 will be transferable under the Securities Act. The remaining 1,121,054 shares, issued in private transactions, will be "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least two years (which holding period will be reduced to one year under an amendment to Rule 144 that becomes effective April 29, 1997), is entitled to sell (together with any person with whom such individual is required to aggregate sales), within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on The Nasdaq Stock Market or a national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months, and who has beneficially owned restricted securities for at least three years (which holding period will be reduced to two years under an amendment to Rule 144 that becomes effective April 29, 1997) is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above. Officers, directors and other securityholders of the Company owning and/or having rights to acquire in the aggregate 3,676,726 shares of Common Stock, have entered into agreements not to sell or otherwise dispose of any securities of the Company, including shares of Common Stock, for a period of 24 months following the Effective Date (the "Lock-Up Agreements"), without the prior written consent of the Representative, which may be granted or withheld at the sole and absolute discretion of the Representative; provided, however, that if during such 24 month period, the Company's shares of Common Stock are subject to a tender offer and holders of the Company's Common Stock (other than the existing stockholders) agree to tender a majority of the outstanding shares of Common Stock to the offeror, then the Representative shall release all stockholders subject to the Lock-Up Agreement from the restrictions imposed thereby solely for the purpose of tendering their shares of Common Stock to the offeror pursuant to the terms of the tender offer. The Company has registered for resale pursuant to the Selling Securityholder Prospectus (i) warrants to purchase 2,500,000 shares of Common Stock (having terms identical to the Warrants offered hereby) and the shares of Common Stock issuable upon exercise thereof, and (ii) 33,436 shares of Common Stock issuable upon exercise of options, subject to the Lock-Up Agreements. Following expiration of the term of the Lock-Up Agreements, or the earlier release of the restrictions contained therein, 1,121,054 shares will become eligible for resale pursuant to Rule 144, subject to the volume limitations and compliance with the other provisions of Rule 144, assuming the sale of all shares pursuant to the Selling Securityholder Prospectus. Furthermore, the holders of the Underwriters' Warrants (including the securities issuable upon exercise thereof) have demand and piggyback registration rights with respect to the shares of Common Stock and Warrants issuable upon exercise of the Underwriters' Warrants. See "Description of Securities -- Registration Rights," "Certain Transactions," "Underwriting" and "Selling Securityholder Offering."


   As a result of the Offering, an additional 2,250,000 shares of Common Stock (2,587,500 if the Over- Allotment Option is fully exercised) will be subject to issuance upon the exercise of the Warrants offered hereby.

   As of March 1, 1996, there were eight record holders of the Common Stock.

DIVIDEND POLICY

   Since its inception, the Company has not paid any dividends on its Common Stock and it does not anticipate paying such dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance its operations.

REPORTS TO STOCKHOLDERS

   The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, and will make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. The Company's fiscal year end is December 31. Prior to the Effective Date, the Company will file a Registration Statement on Form 8-A with the Commission to register under, and be subject to the reporting requirements of, the Exchange Act.

TRANSFER AGENT AND WARRANT AGENT

   The Company has engaged Continental Stock Transfer & Trust Company to act as Transfer Agent for the Company's Common Stock and Warrant Agent for the Warrants.

                                 UNDERWRITING

   Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to the Underwriters named below, for whom Maidstone Financial Inc. is acting as representative (in such capacity, the "Representative"), and the Underwriters have severally, and not jointly, agreed to purchase, the number of shares of Common Stock and Warrants set forth opposite their respective names below.

                                         Shares of
       Underwriters                    Common Stock                 Warrants
 ------------------------              --------------              -----------
     Maidstone
        Financial, Inc. .
     HGI Incorporated....
                                       --------------              -----------
          Total  ........                1,500,000                 2,250,000
                                       ==============              ===========

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent. The Underwriters are committed to purchase all of the shares of Common Stock and Warrants offered hereby, if any are purchased.

   The Representative has advised the Company that the Underwriters propose initially to offer the 1,500,000 shares of Common Stock and 2,250,000 Warrants to the public at the respective initial public offering prices set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the NASD concessions not in excess of $ per share of Common Stock and $ per Warrant, of which not more than $ per share of Common Stock and $ per Warrant may be re-allowed to certain other dealers.

   The Underwriting Agreement also provides that the Representative will receive a non-accountable expense allowance of 3% of the gross proceeds of the Offering, of which $55,000 has been paid by the Company to date. The Company also has agreed to pay all expenses in connection with qualifying the shares of Common Stock and the Warrants offered hereby for sale under the laws of such states as the Representative may designate, including expenses of counsel retained for such purpose by the Underwriters.

   Pursuant to the Over-allotment Option, which is exercisable for a period of 45 days after the closing of the Offering, the Underwriters may purchase up to 15% of the total number of shares of Common Stock and Warrants offered hereby, solely to cover over-allotments.

   The Company has agreed to sell to the Underwriters, for nominal consideration, the Underwriters' Warrants to purchase an amount equal to 10% of the number of shares of Common Stock and Warrants sold to the public. The Underwriters' Warrants shall be exercisable for a period of five years commencing one year from the Effective Date at an exercise price equal to 165% of the offering price of the shares of Common Stock and Warrants sold to the public in the Offering. The Underwriters' Warrants are not transferable for a period of one year after the Effective Date, except to officers of the Underwriters, members of the selling group and their officers and partners.

   The Company has agreed that, upon written request of the then holder(s) of a majority of the Warrants and the shares of Common Stock issued and/or issuable upon exercise of the Underwriters' Warrants (the "Underwriters' Warrant Shares") which were originally issued to the Underwriters or to its designees, made at any time within the period commencing one year and ending five years after the Effective Date, the Company will file, at its sole expense, no more than once, a registration statement under the Securities Act registering the Underwriters' Warrant Shares. The Company has agreed to use its best efforts to cause the registration statement to become effective. The holders of the Underwriter's Warrants may demand registration without exercising the Underwriters' Warrants and, in fact, are never required to exercise same.

   The Company has also agreed that if, at any time within the period commencing one year and ending five years after the Effective Date, it should file a registration statement with the Commission pursuant to the Securities Act, regardless of whether some of the holders of the Underwriters' Warrants and the Underwriters' Warrant Shares shall have therefore availed themselves of any of the registration rights above, the Company, at its own expense, will offer to said holders (with certain exceptions) the opportunity to register or qualify the Underwriters' Warrant Shares. The objection of a subsequent underwriter to the above "piggyback" registration rights would preclude such inclusion.

   In addition to the demand and "piggyback" registration rights, the Company will cooperate with the then holders of the Underwriters' Warrants and Underwriters' Warrant Shares in the preparation and execution of any registration statement required in order to sell or transfer the Underwriters' Warrant Shares and will supply all information required therefore, but such additional expenses of such registration statement will be pro-rated between the Company and the holders of the Underwriters' Warrants and Underwriters' Warrant Shares according to the aggregate sales price of the securities being issued.

   For the life of the Underwriters' Warrants, the holders thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. Further, such holders may be expected to exercise the Underwriters' Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriters' Warrants.

   In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their respective market prices, The Underwriters also may create a short position for the account of the Underwriters by selling more shares of Common Stock or Warrants in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase shares of Common Stock or Warrants in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to shares of Common Stock and Warrants that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock and Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.

   The Company has agreed, for a period of 24 months after the Effective Date, not to issue any shares of Common Stock, preferred stock or any warrants, options or other rights to purchase Common Stock or preferred stock without the prior written consent of the Representative, except as contemplated by or as disclosed in the Prospectus. Officers, directors and other securityholders of the Company owning and/or having rights to acquire in the aggregate 3,653,343 shares of Common Stock have entered into agreements not to sell or otherwise dispose of any securities of the Company, including shares of Common Stock (except under certain circumstances in connection with a third party tender offer for the Common Stock), for a period of 24 months following the Effective Date, without the prior written consent of the Representative, which may be granted or withheld in the sole and absolute discretion of the Representative. See "Description of Securities -- Shares Eligible for Future Sale."

   The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against liabilities in connection with the Offering, including liabilities under the Securities Act.

   The Company has agreed that upon closing of the Offering it will, for a period of not less than three years, engage a designee of the Representative as advisor to the Board. In addition and in lieu of the Representative's right to designate an advisor, the Company has agreed, if requested by the Representative during such three year period, to nominate and use its best efforts to cause the election of a designee of the Representative as a director of the Company. The Representative has not yet designated any such person.

   The Representative intends to act as a market maker for the Common Stock and Warrants after the closing of the Offering.

   The Company will pay the Representative a fee of 8% of the exercise price of each Warrant exercised, provided (i) the market price of the Common Stock on the date the Warrant was exercised was equal to or greater than the Warrant exercise price on that date, (ii) the exercise price of the Warrant was solicited by a member of the NASD, (iii) the Warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made in documents provided to the holders of the Warrants, (v) the solicitation of the exercise of the Warrant was not a violation of Rule 101 of Regulation M under the Exchange Act and
(vi) the Representative is designated in writing as the soliciting NASD member. The Representative and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by Rule 101 of Regulation M before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Representative and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Warrants.

   The Representative acted as placement agent for the Bridge Financing, for which it received selling commissions of $100,000 and a non-accountable expense allowance of $30,000.

   The Company has agreed to retain the Representative as a management and financial advisor for a period of 24 months commencing on the Effective Date at a fee equal to $4,000 per month. The entire fee ($96,000) is payable at the closing of the Offering. In its capacity as an advisor to the Company, the Representative will be obligated to provide general financial advisory services to the Company on an as-needed basis with respect to possible future financing or acquisitions by the Company and related matters. The Representative is not obligated to provide any minimum number of hours of advisory services to the Company.

   In addition, the Company has agreed to engage a financial public relations firm reasonably satisfactory to the Representative no later than the Effective Date. Such firm, or an acceptable substitute firm, shall be continuously engaged from the Effective Date to a date 24 months from the closing of the Offering.

   The initial public offering prices of the shares of Common Stock and Warrants offered hereby and the initial exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. Factors considered in determining the offering prices of the shares of Common Stock and Warrants and the exercise price of the Warrants included the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities of comparable companies.


                         SELLING STOCKHOLDER OFFERING


   The Company has registered for resale under a separate prospectus (the "Selling Securityholder Prospectus") as part of the Registration Statement warrants to purchase 2,500,000 shares of Common Stock (having terms identical to the warrants offered hereby) and the shares of Common Stock issuable upon exercise thereof, and 33,436 shares of Common Stock issuable upon exercise of an option granted to an individual who, through an affiliated entity, provided debt financing to the Company in 1995. Those warrants were issued in connection with a bridge financing completed by the Company in December 1996. Prior to the Effective Date, each of the selling securityholders named in the Selling Securityholder Prospectus (the "Selling Securityholders") will enter into an agreement not to sell or otherwise dispose of any securities of the Company (except under certain circumstances in connection with a third party tender offer for the Common Stock) for a period of 24 months following the Effective Date, without the prior written consent of the Representative, which may be granted or withheld in the sole and absolute discretion of the Representative. The Representative has agreed that it will not consent to the sale of any of the securities offered by the Selling Securityholders pursuant to the Selling Stockholder Prospectus prior to the date upon which the Over-Allotment Option expires, or such earlier date upon which the Over-Allotment Option is fully exercised. See "Description of Securities -- Bridge Financing," "Description of Securities -- Registration Rights" and "Description of Securities -- Shares Eligible for Future Sale."


   The Company will not receive any proceeds from the sale of the warrants or shares of Common Stock by the Selling Securityholders, but will receive the exercise price of the warrants and options exercised. Sales of the securities offered by the Selling Securityholders, or even the potential for such sales, would likely have an adverse effect on the market price of the Company's securities.

                                LEGAL MATTERS


   The validity of the securities offered hereby will be passed upon for the Company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, 101 East 52nd Street, New York, New York 10022-6018.


                                   EXPERTS

   The consolidated balance sheet as of December 31, 1996 and the consolidated statements of operations, stockholders' deficiency and cash flows for each of the two years in the period ended December 31, 1996, included in the Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

UNIVEC, INC. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                           Page
                                                                                                         --------
Report of Independent Accountants  ...................................................................     F-2

Consolidated Balance Sheet as of December 31, 1996  ..................................................     F-3

Consolidated Statements of Operations for the years ended December 31, 1996 and 1995  ................     F-4

Consolidated Statements of Stockholders' Deficiency for the years ended December 31, 1996 and 1995  ..     F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1995  ................     F-6

Notes to Consolidated Financial Statements  ..........................................................     F-8

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Univec, Inc.:


   We have audited the accompanying consolidated balance sheet of Univec, Inc. and Subsidiary (the "Company") as of December 31, 1996 and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Univec, Inc. and Subsidiary as of December 31, 1996 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations since its inception and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Coopers & Lybrand L.L.P.
Melville, New York
February 17, 1997, except for
Note 15 as to which
the date is March 12,
1997.

                         UNIVEC, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET

                                                                                      December 31,
                                                                                          1996
                                                                                     --------------
                                      ASSETS:
Cash and cash equivalents  .......................................................    $   328,446
Restricted cash  .................................................................         32,500
Accounts receivable  .............................................................        149,633
Inventory  .......................................................................        239,371
Prepaid expenses other current assets  ...........................................         51,462
                                                                                     --------------
     Total current assets  .......................................................        801,412
Fixed assets, net  ...............................................................        806,885
Patent rights, net  ..............................................................         72,000
Deferred financing costs, net  ...................................................        783,292
                                                                                     --------------
     Total assets  ...............................................................    $ 2,463,589
                                                                                     ==============
                     LIABILITIES AND STOCKHOLDERS' DEFICIENCY:
Bridge notes payable  ............................................................    $ 1,000,000
Accounts payable  ................................................................        547,738
Accrued expenses  ................................................................        175,195
Notes payable  ...................................................................        125,000
Patent acquisition liability  ....................................................         20,000
                                                                                     --------------
     Total current liabilities  ..................................................      1,867,933
Unearned income in connection with supply and licensing agreements  ..............      1,683,788
Notes payable to officers  .......................................................        675,635
Notes payable to stockholders  ...................................................        116,373
Due to affiliates  ...............................................................          4,998
                                                                                     --------------
     Total liabilities  ..........................................................      4,348,727
Commitments (Notes 2 and 12)
Stockholders' deficiency:
   Preferred stock $.001 par value; 4,997,500 shares authorized; none issued and outstanding  ................................................................
   Series A 8% Cumulative Convertible Preferred Stock, $.001 par value, 2,500
     shares authorized; 1,269 shares issued and outstanding  .....................              1
   Common stock $.001 par value; 25,000,000 shares authorized; issued and
     outstanding 1,082,287 shares  ...............................................          1,082
   Additional paid-in capital ....................................................      2,459,417
   Accumulated deficit ...........................................................     (4,253,138)
   Less deferred offering costs ..................................................        (92,500)
                                                                                     --------------
     Total stockholders' deficiency  .............................................     (1,885,138)
                                                                                     --------------
     Total liabilities and stockholders' deficiency  .............................    $ 2,463,589
                                                                                     ==============


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                         UNIVEC, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         For the years ended
                                                                            December 31,
                                                                  --------------------------------
                                                                        1996             1995
                                                                   ---------------   -------------
Sales  .........................................................     $   461,131      $1,106,930
Cost of sales  .................................................         346,758       1,016,530
                                                                   ---------------   -------------
     Gross profit  .............................................         114,373          90,400
Expenses:
   Marketing ...................................................         189,930         115,431
   Product development .........................................         218,532         299,498
   General and administrative ..................................         753,122         433,012
   Interest ....................................................         260,560         153,473
   Royalties ...................................................         133,000          35,000
                                                                   ---------------   -------------
     Total expenses  ...........................................       1,555,144       1,036,414
                                                                   ---------------   -------------
     Net loss  .................................................     $(1,440,771)    $  (946,014)
                                                                   ===============   =============
Historical and pro forma net loss per share (Note 1)  ..........     $     (1.36)    $      (.89)
                                                                   ===============   =============
Historical and pro forma weighted average common stock
   outstanding (Note 1) ........................................       1,059,299       1,059,001
                                                                   ===============   =============


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                         UNIVEC, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                      Series A         Common
                                                      Preferred        Stock
                                                  ----------------    ---------
                                                   Shares   Amount     Shares
                                                   ------   ------    ---------
Balance, December 31, 1994  ....................                     1,025,641
Issuance of stock  .............................                        33,360
Shareholder payment of company liability  ......
Net loss for the year ended December 31, 1995  .
                                                   ------   ------    ---------
Balance, December 31, 1995  ....................                     1,059,001
Conversion of indebtedness to Series A
  Preferred Stock ..............................   1,269        1
Exercise of stock options  .....................                        16,143
Expenses paid through issuance of common stock                           7,143
Payment of offering costs  .....................
Warrants issued in connection with private
  placement ....................................
Net loss for the year ended December 31, 1996  .
                                                   ------   ------    ---------
Balance, December 31, 1996  ....................   1,269    $   1    1,082,287
                                                   ======   ======    =========


                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             Additional                    Deferred         Total
                                                              Paid-in      Accumulated     Offering     Stockholders'
                                                   Amount     Capital        Deficit         Costs         Equity
                                                   -------   ----------    -------------   ----------   -------------
Balance, December 31, 1994  ....................   $1,025    $   98,975    $(1,866,353)                  $(1,766,353)
Issuance of stock  .............................       34       299,966                                      300,000
Shareholder payment of company liability  ......                 35,000                                       35,000
Net loss for the year ended December 31, 1995  .                              (946,014)                     (946,014)
                                                   -------   ----------    -------------   ----------   -------------
Balance, December 31, 1995  ....................    1,059       433,941     (2,812,367)                   (2,377,367)
Conversion of indebtedness to Series A
  Preferred Stock ..............................              1,268,999                                    1,269,000
Exercise of stock options  .....................       16        56,484                                       56,500
Expenses paid through issuance of common stock          7        24,993                                       25,000
Payment of offering costs  .....................                                            (92,500)         (92,500)
Warrants issued in connection with private
  placement ....................................                675,000                                      675,000
Net loss for the year ended December 31, 1996  .                            (1,440,771)                   (1,440,771)
                                                   -------   ----------    -------------   ----------   -------------
Balance, December 31, 1996  ....................   $1,082    $2,459,417    $(4,253,138)    $(92,500)    $ (1,885,138)
                                                   =======   ==========    =============   ==========   =============


                  The accompanying notes are an integral part
                    of the consolidated financial statements.

                         UNIVEC, INC. AND SUBSIDIARY

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             For the years ended December 31,
                                                                                   1996             1995
                                                                              ---------------   -------------
Cash flows from operating activities:
   Net loss ...............................................................     $(1,440,771)     $ (946,014)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Payment of Company liability by stockholder issuance of stock for
        services ..........................................................                          35,000
     Depreciation, amortization and other non cash charges  ...............         144,941          18,616
     Changes in assets and liabilities:
        Accounts receivable ...............................................         (86,307)        (63,326)
        Inventory .........................................................        (239,371)
        Prepaid expenses and other current assets .........................         (51,462)
        Accounts payable and accrued expenses .............................         455,740         425,735
                                                                              ---------------   -------------
          Net cash used in operating activities  ..........................      (1,217,230)       (529,989)
                                                                              ---------------   -------------
Cash flows from investing activities:
   Purchase of fixed assets ...............................................        (489,005)       (373,990)
   Payment on note for acquisition of patent ..............................         (30,000)        (35,000)
                                                                              ---------------   -------------
          Net cash used in investing activities  ..........................        (519,005)       (408,990)
                                                                              ---------------   -------------
Cash flows from financing activities:
   Proceeds from Bridge Note ..............................................       1,000,000
   Proceeds from issuance of common stock .................................                         300,000
   Payment of notes .......................................................        (937,000)
   Proceeds from issuance of notes ........................................         397,000         665,000
   Issuance of notes to officers ..........................................         108,844
   Advances from affiliates/stockholders, net .............................          36,571          46,430
   Deferred debt financing costs ..........................................        (179,500)
   Deferred offering costs ................................................         (92,500)
   Unearned income on supply and licensing agreements .....................       1,683,788
   Restricted funds .......................................................         (32,500)
                                                                              ---------------   -------------
          Net cash provided by financing activities  ......................       1,984,703       1,011,430
                                                                              ---------------   -------------
          Net increase in cash  ...........................................         248,468          72,451
Cash at beginning of period  ..............................................          79,978           7,527
                                                                              ---------------   -------------
Cash at end of period  ....................................................     $   328,446      $   79,978
                                                                              ===============   =============
Supplemental disclosures:
   Cash paid during the year for:
     Interest  ............................................................     $    53,599      $   52,899
     Income taxes  ........................................................           2,733             350
Supplemental disclosures of noncash investing and financing activities:
     Expenses paid through the issuance of common stock.  .................     $    25,000
     Conversion of debt to affiliates into Series A Preferred Stock. (See
        Note 8). ..........................................................       1,269,000      $   35,000
     Shares of common stock issued to an officer of the Company through
        conversion of an outstanding note payable. (See Notes 8 and 15). ..          56,500
     Warrants issued in connection with a debt offering  ..................         675,000


                  The accompanying notes are an integral part
                    of the consolidated financial statements.

                         UNIVEC, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

1. OPERATIONS AND REORGANIZATION:

   Univec, Inc. (the "Company" or "Univec") was incorporated on August 18, 1992 in the State of New York. The Company was formed to develop, produce, market medical products and resell medical devices of other companies on a global basis.

   On October 7, 1996, the Company formed a wholly-owned subsidiary organized under the laws of Delaware. The new corporation has been authorized with 25,000,000 shares of common stock, $.001 par value and 5,000,000 shares of preferred stock, $.001 par value. The Company merged with its wholly-owned subsidiary, with the wholly-owned subsidiary being the surviving corporation. Accordingly, the Company issued 10,256 for each outstanding common share of the parent company. The accompanying financial statements of the Company retroactively reflect the foregoing reorganization to present the current capitalization.

2. GOING CONCERN:

   The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company has a working capital deficit of $1,066,521 and a stockholders' deficiency of $1,885,138 as of December 31, 1996. The ability to continue as a going concern is dependent, among other things, upon the Company's obtaining adequate long-term financing and the attainment of profitable commercial operations. Management has signed a letter of intent to raise additional working capital through an initial public offering ("IPO").

   Although management expects that the above factors will allow the Company to continue as a going concern, there is no assurance that the financing will be consummated or revenues from product sales will generate profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION


   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Rx Ultra, Inc., which was incorporated on February 2, 1996. All material intercompany balances and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

   The Company considers all highly liquid debt instruments, purchased with original maturities of three months or less, to be cash equivalents. At December 31, 1996, the Company had $32,500 of restricted cash which is to be used to pay costs associated with the private placement (see Note 10).

INVENTORY

   Inventory is valued at the lower of cost, determined by the first-in, first-out method, or market.

FIXED ASSETS

   Fixed assets are stated at original cost less accumulated depreciation. Fixed assets are depreciated on a straight-line basis over a five to seven-year useful life depending on the nature of the asset. Maintenance and repairs are charged to expense as incurred; renewals and improvements which extend the life of assets are capitalized. Gains or losses on the disposal of fixed assets are charged to operations.

                         Univec, Inc. and Subsidiary

PATENT RIGHTS AND ROYALTIES

   Patent rights acquired are capitalized and amortized on a straight line basis over an estimated useful life of seven years. Royalties based on future revenues will be charged to operations when and if they are incurred (see
Note 5).

PRODUCT DEVELOPMENT

   Research and development costs are expensed as incurred.

INCOME TAXES

   The Company records its income taxes under the provisions of the Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," (SFAS No. 109). This method requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under SFAS No. 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse (see Note 11).

   The Company had elected treatment as an S corporation for Federal and state income taxation as of January 1, 1995. S corporation taxable income, whether distributed or not, is passed through and taxed at the stockholder level. Accordingly, for the above referenced period, no provision for Federal income taxes is included in the accompanying statements of operations.

LOSS PER SHARE

   Loss per share has been computed by dividing net losses by the weighted average number of common shares outstanding during each period. Retroactive restatement has been made to all share and per share amounts for the reorganization discussed in Note 1.

   Pro forma loss per share does not differ from historical loss per share, and there is no effect in converting from an S corporation to a C corporation in 1996 and 1995.

REVENUE RECOGNITION

   Revenues are recognized when products are shipped. Unearned income in connection with the supply and licensing agreements are recognized upon sale of the product supplied by the manufacturer (see Note 12).

ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEFERRED OFFERING COSTS


   At December 31, 1996, the Company has deferred offering costs aggregating $92,500, in connection with an expected public offering of its equity securities. If the offering is unsuccessful, such costs will be charged to operations.

DEBT FINANCING COSTS

   At December 31, 1996, the Company has incurred debt issuance costs aggregating $783,292 in connection with a private placement of debt completed during December 1996 (see Note 10). These costs have been capitalized and are being amortized to interest expense using the effective interest method over the life of the related debt. As of December 31, 1996, $71,208 of such costs was charged to interest expense.

                         Univec, Inc. and Subsidiary

CONCENTRATION OF CREDIT RISK

   Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits. Cash balances are held principally at one financial institution.

   The Company's contract manufacturers are concentrated among a few suppliers and assemblers. The loss of any one supplier or assembler could have a significant impact on the Company's financial position or results of operations.

   Sales for 1996 and 1995 resulted primarily from the resale of medical devices manufactured by others.

NEWLY ISSUED ACCOUNTING STANDARDS

   Effective 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." SFAS No. 121 requires that an entity shall review, long-lived assets and certain identifiable intangibles to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is identified as impaired, the entity shall estimate future cash flows (undiscounted and without interest) which are expected to result from the use of the asset and its eventual disposition. If the sum of the future cash flows is less than the carrying amount of the asset, the entity shall recognize an impairment loss in accordance with this pronouncement. The adoption of this statement did not have an impact on the Company's financial position and results of operations.

   In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which established financial accounting and reporting standards for stock based plans. The Statement requires the Company to choose between accounting for issuances of stock and other equity instruments to employees based on their fair value or to continue to use an intrinsic value based method and disclosing the pro forma effects such accounting would have had on the Company's net income and earnings per share. The Company has elected to use the intrinsic value based method, which does not result in compensation cost. Due to the minimal number of options issued in fiscal 1996 and 1995, the effects of the adoption are not significant.


RECLASSIFICATIONS

   Certain reclassifications have been made to conform prior year amounts to the current year presentation.

4. FIXED ASSETS:

   Fixed assets consist of the following:

Construction in progress - machinery ............................   $ 90,015
Factory equipment  ...................,..........................    756,572
Office equipment  ...............................................     21,335
                                                                    ----------
                                                                     867,922
Less accumulated depreciation  ..................................    (61,037)
                                                                    ----------
                                                                    $806,885
                                                                    ==========

   Depreciation expense was $57,733 and $2,814 in fiscal 1996 and 1995, respectively.


5. PATENT RIGHTS:


   On June 30, 1994, the Company entered into an exclusive license agreement with the estate of an inventor related to two patents for a difficult to reuse syringe. Such agreement includes fixed payments aggregating $112,000 through June, 1997. Thereafter, the Company is required to pay quarterly royalty payments of 5% of net sales of product manufactured by Univec under the license agreement or 10% of the difference between net

                         Univec, Inc. and Subsidiary
sales and purchase price of product manufactured under the license agreement by third parties for Univec shall be made. Univec may grant non-exclusive sublicenses under the agreement, in which case 10% of any royalties collected by Univec would be payable to the inventor's estate. If the manufactured product does not use the difficult to reuse syringe of the type discussed in the patent, no royalties are due, other than the minimum annual licensing fees.


   Patent rights consist of the following:

Patent rights  ..................................................   $112,000
Less accumulated amortization ...................................    (40,000)
                                                                   -----------
                                                                    $ 72,000
                                                                   ===========

   Amortization expense for fiscal 1996 and 1995 was $16,000, respectively.

   The Company paid $92,000 through December 31, 1996 in connection with this agreement, and the remaining fixed payments of $20,000 are scheduled to mature in fiscal 1997.

6. ACCRUED EXPENSES:

   Accrued expenses consist of the following:

Payroll  .......................................................    $ 36,000
Payroll taxes  .................................................      22,499
Interest  ......................................................      23,502
Professional fees ..............................................      45,694
Royalties  .....................................................      25,000
Other  .........................................................      22,500
                                                                    ----------
                                                                    $175,195
                                                                    ==========
7. NOTES PAYABLE:

   On February 9, 1995, the Company entered into a term note agreement with an available line of $600,000. This facility is collateralized by the assets of the Company and bears interest at a rate of 16%. As of December 31, 1995, $540,000 was outstanding under this agreement. During July 1996, the Company repaid the outstanding balance. Interest expense for fiscal 1996 and 1995 approximated $60,600 and $49,000, respectively, in connection with this agreement.

   In December 1995, the Company issued a demand note payable of $125,000. The note is collateralized by the assets of the Company and bears an interest rate of 12-1/2%. Interest expense for 1996 and 1995 approximated $15,600 and $1,300, respectively. The note agreement contains an option to convert the note into common shares of the Company at the IPO price (35,715 shares at a proposed share price of $3.50).


8. NOTES PAYABLE TO OFFICERS AND STOCKHOLDERS:

   In September 1996, the Company entered into an agreement to convert the outstanding balance of approximately $732,000 owed two officers into notes due the earlier of two years following an IPO or September 30, 1999. During December 1996, one of the officers converted $56,500 of the indebtedness into common shares (16,143 shares, at a proposed share price of $3.50).

   In December 1996, the Company converted $161,000 of notes payable to stockholders into Series A Preferred Stock (see Note 13). The remaining $116,373 balance at December 31, 1996 will automatically be converted into common shares upon the consummation of an IPO (33,250 shares at a proposed share price of $3.50).

                         Univec, Inc. and Subsidiary

9. DUE TO AFFILIATES:

   Upon founding of the Company in August 1992, pending Univec's obtaining its own financing, the Company's costs were funded by Joel Schoenfeld, an owner officer of the Company, and JS Associates, and J&B Schoenfeld (together with Joel Schoenfeld, the "Affiliates"), each of whose sole stockholder is Joel Schoenfeld. These costs, representing research and development, market analysis and development and various administrative costs (including office salaries and rental of office space), were accrued by Univec as paid by the Affiliates. Such costs have been included in the statement of operations based on the type of costs incurred to be reimbursed to the Affiliates. The related liability has been recorded on the balance sheet as due to affiliates. These advances are due on demand and bear interest at a rate of 8% per annum. Interest expense for fiscal 1996 and 1995 in connection with these advances approximated $76,100 and $78,000, respectively. In December 1996, the Company converted $1,108,342 of these notes to Series A Preferred Stock (see Note 13).

10. BRIDGE NOTE:

   During December 1996, the Company raised $1,000,000 through a private placement of 40 units with each unit consisting of an 8% bridge note in the principal amount of $25,000 and warrants to purchase 62,500 shares of common stock. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $4.50 per share at any time during the period commencing November 27, 1997 and ending on November 26, 2001. The net proceeds of approximately $820,000 were used for sales and marketing, capital expenditures, working capital, and general corporate expenses.

   These uncollateralized notes are payable upon the earlier of November 27, 1997 or the consummation of an initial public offering, private placement of debt or equity securities resulting in gross proceeds of at least $5,000,000. All the warrants issued in connection with the placement were valued at $675,000 and will be amortized to interest expense over the expected term of the debt.

11. INCOME TAXES:


   The Company has cumulative losses of $4,253,138 as of December 31, 1996. Losses aggregating approximately $1,900,000 which were incurred prior to the Company changing its tax status to an S-Corporation would be available should the Company return to C-Corporation status. The Company's net operating loss for tax purposes differs from the loss for financial reporting purposes as a result of certain costs being capitalized and expensed over a five-year period for tax purposes. The Company has recorded a full valuation allowance against the potential future benefit of such deferred tax assets.

   Upon closing of the proposed public offering, the Company's income tax status as an S corporation will terminate. The Company will convert to a C corporation and will be subject to both Federal and state income taxes. Accordingly, the Company will record a deferred tax asset of approximately $760,000 resulting from net operating loss carryforwards and a corresponding valuation allowance of approximately $760,000. Any income tax adjustment required as a result of the conversion will be reflected in the period C corporation status becomes effective.

   In addition, the undistributed losses of the S corporation through the date of consummation of the offering will be reclassified to additional paid-in capital.


12. COMMITMENTS:

   On January 1, 1995, the Company entered into an exclusive license agreement with two inventors related to a patent for an insertable element which prevents reuse of a disposable syringe. To maintain this license agreement in force, the Company is required to pay an annual minimum licensing of $10,000. In order for the agreement to remain exclusive, exclusivity payments of $25,000 in 1996 and 1995 and $50,000 annually thereafter, are required to be made. In both fiscal 1996 and 1995, $35,000 was charged to operations in connection

                         Univec, Inc. and Subsidiary
with this agreement. Under the license agreement, royalty payments of 2% of net sales of product manufactured and 25% of sublicense royalties received shall be made for products which use a modification of the specific insertable element as shown and described in the licensed patent rights. Royalty payments of 6% of net sales of product manufactured and 40% of sublicense royalties received shall be made for products that use the specific insertable element. If the manufactured product does not use the difficult to reuse syringe of the type discussed in the patent, no royalties are due, other than the minimum annual licensing fees.

   On February 28, 1996, the Company entered into an exclusive license agreement with an inventor related to a patent for a difficult to reuse hypodermic syringe. The Company is required to pay a royalty advance of $10,000, which will be applied towards future royalties. As of December 31, 1996, $10,000 was charged to operations in connection with this agreement. In addition, royalty payments of 2% of net sales of product manufactured and 10% of sublicense royalties received shall be made for products which use a modification of the specific embodiment as shown and described in the licensed patent rights. Royalty payments of 6% of net sales of product manufactured and 25% of sublicense royalties received shall be made for products that use the specific embodiment. If the manufactured products which use a modification of the difficult to reuse syringe of the type discussed in the patent, no royalties are due, other than the minimum annual licensing fees.

   On March 25, 1996, the Company entered into an exclusive license agreement with an inventor related to a patent for a difficult to reuse hypodermic syringe. The Company was required to pay $10,000 upon the execution of the agreement and an additional two payments of $20,000 on the six-month and one-year anniversaries to maintain the agreement. In connection with this agreement, the Company has also agreed to pay $15,000 upon signing of a separate consultation agreement and $39,000 over the next twenty months for consultation assistance in the development of manufacturing and assembly equipment. As of December 31, 1996, $72,000 was charged to operations. In addition, royalty payments of 2% of net sales of product manufactured and 10% of sublicense royalties received shall be made for products which use a modification of the specific embodiment as shown and described in the licensed patent rights. Royalty payments of 7% of net sales of product manufactured and 25% of sublicense royalties shall be made for products that use the specific embodiment. If the manufactured product does not use the difficult to reuse syringe of the type discussed in the patent, no royalties are due, other than the minimum annual licensing fees.

   On May 30, 1996, the Company entered into a five-year supply and licensing agreement with a manufacturer. The supply agreement requires the manufacturer to supply Univec with approximately 50,000,000 syringe components per year. In connection with this supply agreement, the manufacturer sold a production mold and inserts to Univec for nominal consideration, and subsequently leased back the equipment. Under this lease, the lessee is required to make payments over three years approximating $1,946,000 to Univec. In July 1996, Univec assigned its rights to the last 34 lease payments to an unrelated corporation for approximately $1.6 million. Certain stockholders of the Company have agreed to pay the manufacturers up to $1,000,000 (less $0.14925 for each dollar paid by the Company under the agreement) if Univec does not purchase $6,700,000 of products from the manufacturer over the first three years of the agreement.


   Simultaneous with the supply agreement, the Company granted the manufacturer the option to license the Company's product providing the manufacturer the right to manufacture and sell the Company product to certain segments of the market for a royalty of 5% of sales of the licensed product. Unearned income in connection with these agreements will be recognized in income upon the sale of the Company's product supplied by the manufacturer. No amounts have been recognized in income in 1996.


   The Company has executed employment agreements, expiring through March 2000, with certain executive officers of the Company. Future payments under such agreements are as follows:


             1997 ....................................    $282,000
             1998 ....................................     192,000
             1999 ....................................     192,000
             2000 ....................................     192,000
                                                          ----------
                                                          $858,000
                                                          ==========

                         Univec, Inc. and Subsidiary

   The Company leases office space under an operating lease that expires in December 1998 from a stockholder and officer of the Company. Minimum future rentals under this lease are $28,704 through fiscal 1998. Rent expense for fiscal 1996 and 1995 was $27,600, respectively.

13. EQUITY:


   The following share and per share amounts have been restated to reflect the reorganization as described in Note 1.


   In February 1995, the Company's board of directors and stockholders approved the sale of 33,360 shares of the common stock to a stockholder of the Company for an aggregate purchase price of $300,000. The individual also received the option to purchase 22,236 additional shares of common stock at the initial public offering price. The agreement expires on February 22, 1999.


   In June 1995, the Company's board of directors and stockholders approved a Share Option Agreement between the Company and an individual. The individual has the option to purchase 33,436 shares of the common stock at the initial public offering price. As of December 31, 1996, no options were exercised. The agreement expires on June 30, 1998.

   In December 1995, a stockholder of the Company gave 10,256 shares of his common stock to a creditor of the Company to satisfy a liability for services rendered. The Company has recorded a $35,000 contribution to paid-in capital.

   On December 14, 1996, the Company issued 7,143 shares at a price of $3.50 per share in exchange for the cancellation of $25,000 of indebtedness payable to a consultant for the Company.


   In connection with the reorganization in October 1996 (see Note 1), the Company authorized the issuance of 1,269 shares of Series A Preferred Stock to certain officers in exchange for the cancellation of notes due to affiliate and payable to stockholders of $1,269,000.


   Series A preferred shares are entitled to receive, prior to the payment of cash dividends of the common stock, cumulative dividends at a rate of $80 per share per annum and may be redeemed at the option of the Company, at $1,000 per share (aggregate liquidation preference of $1,269,000). In addition, preferred stockholders are entitled to a liquidation preference of $1,000 per share, plus accrued and unpaid dividends. Each share of Series A Preferred Stock is convertible at the earlier of two years following an IPO or September 30, 1999 into 222.22 shares of common stock ($4.50 per share). Holders of these shares have no voting rights.


14. STOCK OPTION PLAN:

   The Board of Directors has adopted, and the Company's stockholders have approved, the 1996 Stock Option Plan (the "Plan"). The Plan is to be administered by the Board of Directors or a committee thereof. Pursuant to the Plan, options to purchase 4,709,219 shares of common stock may be granted to directors, employees (including officers) and consultants to the Company (collectively, "Plan participants"). The Plan authorizes the issuance of incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986, as amended, and non-qualified stock options ("NQSOs", and together with ISOs, "Options"). Consultants and directors who are not also employees of the Company are eligible for grants of only NQSOs. The exercise price of each ISO may not be less than 100% of the fair market value of the common stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of the shares covered by ISOs granted under the Plan that become exercisable by a Plan participant for the first time in any calendar year is subject to a $100,000 limitation. The exercise price of each NQSO is determined by the Board, or committee

                         Univec, Inc. and Subsidiary
thereof, in its discretion; provided that NQSO granted a 10% Stockholder be no less than 110% of the fair market value on the date of grant. On December 14, 1996, the Company granted ISOs to an officer of the Company to purchase 20,513 shares of common stock at an exercise price of $3.50 per share. As of December 31, 1996, 16,143 options were exercised.


   The Company has set aside Options to purchase 4,500,000 shares of common stock based on the criteria listed below. These Options will become exercisable commencing upon the earlier of (x) nine years after the effective date of the option, or (y) two years after the effective date of the option, provided that in the case of clause (y), the Company shall have obtained (i) at least $30,000,000 in gross revenues and after tax net income of at least $2,000,000 in the second full fiscal year following the effective date, or
(ii) at least $45,000,000 in gross revenues and $3,000,000 in after-tax net income in the third full fiscal year following the effective date, or (iii) at least $60,000,000 in gross revenues and $4,000,000 in after-tax net income in the fourth full fiscal year following the effective date.

15. SUBSEQUENT EVENT:

   In January and March 1997, the Company authorized the issuance of 650 shares of Series A 8% Cumulative Convertible Preferred Stock to certain shareholders of common stock in exchange for amounts due of $650,000.

==============================================================================
   No dealer, salesman or any other person has been authorized to give any information or to make any representations in connection with the Offering other than those contained in the Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there had been no change in affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities offered hereby by anyone in jurisdictions in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
                                    ------

                              TABLE OF CONTENTS

                                                                       Page
                                                                      --------
Additional Information  .........................                         4
Prospectus Summary  .............................                         5
Risk Factors  ...................................                         9
Use of Proceeds  ................................                        20
Capitalization  .................................                        21
Dilution  .......................................                        22
Dividend Policy  ................................                        23
Selected Consolidated Financial Information  ....                        24
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations ....................................                        25
Business  .......................................                        28
Management  .....................................                        36
Certain Transactions  ...........................                        40
Security Ownership of Certain Beneficial
  Owners and Management .........................                        42
Description of Securities  ......................                        43
Underwriting  ...................................                        49
Selling Securityholder Offering  ................                        51
Legal Matters  ..................................                        52
Experts  ........................................                        52
Index to Consolidated Financial Statements  .....                       F-1

                                    ------

   Until    , 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================

===============================================================================






                           1,500,000 SHARES OF COMMON
                                     STOCK
                           AND 2,250,000 REDEEMABLE
                            COMMON STOCK PURCHASE
                                   WARRANTS








                                 UNIVEC, INC.







                                    ------
                                  PROSPECTUS
                                    ------





                            MAIDSTONE FINANCIAL, INC.

                                HGI INCORPORATED







                                     , 1997

===============================================================================

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

             [Alternate Page for Selling Securityholder Prospectus]

     PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MARCH 14, 1997
                                 UNIVEC, INC.
                     2,533,436 SHARES OF COMMON STOCK AND
             2,500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

   This Prospectus relates to 2,533,436 shares of common stock, par value $.001 per share (the "Common Stock") of UNIVEC, Inc. (the "Company"), and 2,500,000 redeemable common stock purchase warrants (the "Warrants") that may be sold by the selling securityholders named herein (the "Selling Securityholders"). See "Selling Securityholders". The 2,500,000 Warrants offered hereby were issued in connection with a bridge financing completed by the Company in December 1996. Of the 2,533,436 shares of Common Stock offered hereby, 2,500,000 shares are issuable upon exercise of the Warrants and 33,436 shares are issuable upon exercise of options.

   Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $4.50 per share, subject to adjustment in certain events, at any time during the period commencing __________, 1999 [two years after the date upon which the Registration Statement of which this Prospectus forms a part is declared effective by the Securities Exchange Commission (the "Effective Date")] and expiring on ____________, 2002 [the fifth anniversary of the Effective Date]. The Warrants are subject to redemption by the Company at $.05 per Warrant at any time commencing _______________, 1999 [two years after the Effective Date], with the prior written consent of Maidstone Financial, Inc. ("Maidstone" or the "Representative"), on not less than 30 days prior written notice to the holders of the Warrants, provided the closing bid price of the Common Stock has been at least $8.00 for 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. The Company has applied for quotation of the Common Stock and the Warrants on The Nasdaq SmallCap Market under the trading symbols "UNVC" and "UNVCW", respectively. See "Description of Securities -- Warrants."

   The Selling Securityholders may sell Warrants and shares of Common Stock from time to time directly to purchasers, or through broker-dealers who may receive compensation in the form of commissions or discounts from the Selling Securityholders or purchasers. Sales of Warrants and shares of Common Stock may be effected by broker-dealers in ordinary brokerage transactions or block transactions on The Nasdaq SmallCap Market, through sales to one or more dealers who may resell as principals, in privately negotiated transactions or otherwise, at the market price prevailing at the time of sale, a price related to such prevailing market price or at a negotiated price. Usual and customary or specifically negotiated brokerage fees may be paid by the Selling Securityholders in connection therewith. To the Company's knowledge, none of the Selling Securityholders has entered into any underwriting arrangements for the sale of such securities. The Company has offered, by separate Prospectus dated the date hereof, 1,500,000 shares of Common Stock and 2,225,000 Common Stock Purchase Warrants having terms identical to the Warrants offered hereby for which Maidstone acted as the Representative of the Underwriters (the "Offering" or the "IPO"). Each of the Selling Securityholders has agreed not to offer or sell the Warrants or shares of Common Stock offered hereby (except under certain circumstances in connection with a third party tender offer for the Common Stock) until 24 months after the Effective Date, without the prior written consent of the Representative, which may be granted or withheld in the sole and absolute discretion of the Representative. The Representative has agreed that it will not consent to the sale of any of the securities offered hereby prior to the expiration of the 45-day period commencing on the date of the closing of the IPO during which the Underwriters may exercise an option to purchase from the Company up to an additional 15% of the shares of Common Stock and/or Common Stock Purchase Warrants offered in the IPO to cover over-allotments, if any (the "Over-Allotment Option"), or such earlier date upon which the Over-Allotment Option is fully exercised.

   The Company will not receive any proceeds from the sale of the Warrants or shares of Common Stock by the Selling Securityholders, but will receive the exercise price of Warrants and options exercised. See "Use of Proceeds."

   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY, SEE "RISK FACTORS" COMMENCING ON PAGE 9.
                                    ------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                    ------
                 The date of this Prospectus is      , 1997.

             [Alternate Page for Selling Securityholder Prospectus]

   The Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act") and any profits realized by them may be deemed to be underwriting commissions. Any broker-dealers that participate in the distribution of the Warrants or shares of Common Stock also may be deemed to be "underwriters", as defined in the Securities Act, and any commissions or discounts paid to them, or any profits realized by them upon the resale of any securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act. The sale of the Warrants and shares of Common Stock by the Selling Securityholders is subject to the prospectus delivery and other requirements of the Securities Act.

   The Warrants and shares of Common Stock offered hereby have been registered pursuant to registration rights granted to the Selling Securityholders. All costs, expenses and fees in connection with the registration of the Warrants and shares of Common Stock offered by the Selling Securityholders will be borne by the Company. The Selling Securityholders are responsible for the payment of brokerage commissions and discounts incurred in connection with the sale of their Warrants and shares of Common Stock. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

             [Alternate Page for Selling Securityholder Prospectus]

ing clip and other syringe designs to established medical device manufacturers. To stimulate demand for its safety syringes, the Company plans to initiate promotional and educational campaigns directed at (i) public health officers and other government officials responsible for public health policies, (ii) doctors and administrators of healthcare facilities responsible for treatment of HIV-AIDS patients, and (iii) liability insurance companies. The Company plans to enter into arrangements with independent sales agents and distributors in targeted markets and to hire a marketing director following the completion of this Offering.

The Company is a Delaware corporation, incorporated on October 7, 1996, and the successor by merger to UNIVEC, Inc., a New York corporation, incorporated on August 18, 1992. The executive officers of the Company are located at 999 Franklin Avenue, Garden City, New York 11530 (telephone number (516) 294-1000).

                                 THE OFFERING

Securities Offered.............  2,533,436 shares of common stock, $0.001 par value per share (the "Common Stock"), and 2,500,000 redeemable common stock purchase warrants (the "Warrants"). Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $4.50 per share, subject to adjustment in certain events. See "Description of Securities" and "Plan of Distribution."

Terms of Warrants:
  Exercise price...............  $4.50 per share, subject to adjustment in certain events. See "Description of
                                 Securities -- Warrants."

 Exercise period...............  Any time during the period commencing
                                 ______, 1999 [two years after the Effective
                                 Date] and ending ______, 2002 [the fifth anniversary of the Effective Date].


 Redemption....................  Redeemable by the Company, with the prior written consent of the Representative, at a price of $.05 per Warrant upon not less than 30 days prior written notice to the holders of the Warrants at any time commencing ______, 1999 [two years after the Effective Date], provided the closing bid price of the Common Stock has been at least $8.00 for 20 consecutive trading days ending on the third day prior to the date upon which the Company gives notice of redemption. See "Description of Securities -- Warrants."

Common Stock Outstanding.......  2,621,054(1)


Warrants Outstanding...........  4,750,000

Risk Factors...................  The securities offered hereby involve a high degree of risk . Only investors who can bear the risk of their entire investment should invest. See "Risk Factors."

Proposed Nasdaq SmallCap
  Market Symbols...............  Common Stock -- UNVC; Warrants -- UNVCW

------

(1) Does not include (i) 55,672 shares reserved for issuance upon exercise of outstanding options, at an exercise price of $3.50, expiring at various dates from February 22, 1999 through June 30, 1999, (ii) 4,750,000 shares issuable upon exercise of the Warrants and 2,250,000 warrants to be issued in the IPO having the same terms as the Warrants, (iii) 35,715 shares reserved for issuance upon conversion of the Company's 12 1/2 % demand promissory note in the principal amount of $125,000 of the IPO (the "Clos-

             [Alternate Page for Selling Securityholder Prospectus]


    ing"), (iv) 4,688,706 shares reserved for issuance upon exercise of options which may be granted in the future pursuant to the Company's stock option plan, and (vi) 426,440 shares reserved for issuance upon conversion of the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). Includes (i) approximately 34,397 shares of Common Stock to be issued to a director of the Company at the Closing in exchange for the cancellation of amounts due to him ($120,390 assuming the Closing occurs on March 31, 1997), and (ii) 4,370 shares to be issued to an officer of the Company at Closing upon exercise of options. See "Certain Transactions," "Management -- Stock Option Plan" and "Description of Securities -- Series A Preferred Stock."

             [Alternate Page for Selling Securityholder Prospectus]

                           SELLING SECURITYHOLDERS

   The table below sets forth, with respect to each Selling Securityholder, based upon information available to the Company as of the date hereof, the number of shares of Common Stock beneficially owned, the number of Warrants and/or shares of Common Stock to be sold, and the number of outstanding shares of Common Stock beneficially owned after the sale of the Warrants and/or shares of Common Stock offered hereby. None of the Selling Securityholders has been an officer, director or affiliate of the Company during the preceding three years. Except as stated below, each of the Selling Stockholders acquired the Warrants offered hereby in connection with a bridge financing of Units completed by the Company in December 1996. Each Unit consisted of the Company's 8% Bridge Notes in the principal amount of $25,000 and Bridge Warrants to purchase 62,500 shares of Common Stock. On the Effective Date, the Bridge Warrants will convert automatically into the Warrants. The Bridge Notes will be paid out of the net proceeds of the IPO. Although there can be no assurance that the Selling Securityholders will sell any or all of the Warrants and/or shares of Common Stock offered hereby, the following table assumes that each of the Selling Securityholders will sell all Warrants and/or shares of Common Stock offered by this Selling Securityholder Prospectus.



                                                                 Warrants and/or   Warrants and/or
                                             Amount and         Shares of Common   Shares of Common
                                           Nature Beneficial      Stock to Be         Stock Owned
                  Name                       Ownership (1)          Sold(2)         After Offering
 ---------------------------------------   -----------------   -----------------    ----------------
Norben Import Corp./Profit Sharing Plan              0              750,000                0
Leonard N. Tarr  .......................        33,436(3)           656,250 Wts.(4)        0
                                                                    689,686 Shs.(5)
Charles J. Diven, Jr.  .................             0              500,000(6)             0
Wilfred Bonilla  .......................             0              250,000(6)             0
Martin Rosenman  .......................             0              125,000                0
David A. Clanton  ......................             0               62,500
Robert A. Dubofsky  ....................             0               62,500                0
Richard D. Siegel  .....................             0               31,250                0
WBM Associates  ........................             0               31,250                0
Richard Gershman  ......................             0               31,250(6)             0


------
(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of computing the percentage of outstanding shares held by each Selling Securityholder, any security which such person has the right to acquire within 60 days after the Effective Date is deemed to be outstanding for the purpose of computing the percentage ownership for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, shares issuable upon exercise of the Warrants have not been included since the Warrants are not exercisable until two years after the Effective Date.

(2) Except as otherwise indicated, represents the number of Warrants and shares of Common Stock issuable upon exercise thereof owned by the Selling Stockholder.

(3) Represents shares issuable upon exercise of presently exercisable options granted to Mr. Tarr, who through an affiliated entity obtained debt financing for the Company in 1995.

(4) Includes Warrants to purchase 531,250 shares of Common Stock registered in the name of the Leonard N. Tarr P.C. Trust No. 1, of which Mr. Tarr is the trustee and beneficiary.

(5) Includes 656,250 shares issuable upon exercise of Warrants and 33,436 shares issuable upon exercise of options. See footnotes (3) and (4) above.

(6) These Warrants were acquired in January 1996 from an investor in the Bridge Financing.

             [Alternate Page for Selling Securityholder Prospectus]

                             PLAN OF DISTRIBUTION

   Selling Securityholders may sell the Warrants and shares of Common Stock offered hereby from time to time directly to purchasers, or through broker-dealers who may receive compensation in the form of commissions or discounts from the Selling Securityholders or purchasers. Sales of Warrants and shares of Common Stock may be effected by broker-dealers in ordinary brokerage transactions or block transactions on The Nasdaq SmallCap Market, through sales to one or more dealers who may resell as principals, in privately negotiated transactions or otherwise, at the market price prevailing at the time of sale, a price related to such prevailing market price or at a negotiated price. Usual and customary or specifically negotiated brokerage fees may be paid by the Selling Securityholders in connection therewith. To the Company's knowledge, none of the Selling Securityholders have entered into any underwriting arrangements for the sale of such securities. Each of the Selling Securityholders has agreed not offer or sell the Warrants or shares of Common Stock offered hereby (except under certain circumstances in connection with a third party tender offer for the Common Stock) until 24 months after the Effective Date, without the prior written consent of the Representative, which may be granted or withheld in the sole and absolute discretion of the Representative. The Representative has agreed that it will not consent to the sale of any of the securities offered hereby prior to the expiration of the 45-day period commencing on the date of the closing of the IPO during which the Underwriters may exercise the Over-Allotment Option, or such earlier date upon which the Over-Allotment Option is fully exercised.


   The Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act and any profits realized by them may be deemed to be underwriting commissions. Any broker-dealers that participate in the distribution of the Warrants or shares of Common Stock also may be deemed to be "underwriters", as defined in the Securities Act, and any commissions or discounts paid to them, or any profits realized by them upon the resale of any securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act. The sale of the Warrants and shares of Common Stock by the Selling Securityholders is subject to the prospectus delivery and other requirements of the Securities Act.

   The Warrants and shares of Common Stock offered hereby have been registered pursuant to registration rights granted to the Selling Securityholders. All costs, expenses and fees in connection with the registration of the Warrants and shares of Common Stock offered by the Selling Securityholders will be borne by the Company. The Selling Securityholders are responsible for the payment of brokerage commissions and discounts incurred in connection with the sale of their Warrants and shares of Common Stock. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.


   Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Warrants and Common Stock offered by this Selling Securityholder Prospectus may not simultaneously engage in market-making activities with respect to the Warrants or Common Stock during the applicable "cooling off" period prescribed by Rule 101 of Regulation M prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 102 of Regulation M, which provisions may limit the timing of purchases and sales of Warrants and Common Stock by the Selling Securityholders.


   To the extent required, the Company will use its best efforts to file, during any period in which offers or sales of Warrants and/or shares of Common Stock are being made by or on behalf of the Selling Securityholders, one or more amendments or supplements to this Selling Securityholder Prospectus which describe any material information with respect to the plan of distribution not previously disclosed herein, including the name or names of any underwriters, broker-dealers or agents, if any, the purchase price paid by any underwriter for Warrants and/or shares of Common Stock purchased from a Selling Securityholder, and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


   Article 7 of the Registrant's Certificate of Incorporation, in accordance with Section 145 of the DGCL, provides that directors and officers shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action. Moreover, the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.


   Article 7 of the Registrant's Certificate of Incorporation further provides that directors and officers are entitled to be paid by the Registrant the expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that such payment will only be made upon delivery to the Registrant by the indemnified party of an undertaking to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

   Article 7 of the Registrant's Certificate of Incorporation provides that a person indemnified under Article 7 of the Certificate of Incorporation may contest any determination that a director, officer, employee or agent has not met the applicable standard of conduct set forth in the Certificate of Incorporation by petitioning a court of competent jurisdiction.

   Article 7 of the Registrant's Certificate of Incorporation provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the Article will not be exclusive of any other right which any person may have or acquire under the Certificate of Incorporation, or any statute or agreement, or otherwise.

   Finally, Article 7 of the Registrant's Certificate of Incorporation provides that the Registrant may maintain insurance, at its expense, to reimburse itself and directors and officers of the Registrant and of its direct and indirect subsidiaries against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such persons against such expense, liability or loss under the provisions of Article 7 of the Certificate of Incorporation. The Registrant has applied for such insurance, and expects to have such insurance in effect on the date this Registration Statement is declared effective by the Commission.

   Article 8 of the Registrant's Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as a director to the fullest extent provided by Delaware law. Section 102(b)(7) of the DGCL provides for the elimination off such personal liability, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.


   Reference is made to Section 1.1 of the Underwriting Agreement between the Registrant and the Underwriters, filed as Exhibit 1.1 to this Registration Statement, which provides for indemnification by the Underwriters of the Registrant and the directors and officers of the Registrant under certain limited circumstances.


   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the expenses (other than underwriting discounts and commissions) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee and the NASD filing fee, all amounts indicated are estimates.

SEC Registration fee  ......................................      $  9,537.24
NASD filing fee  ...........................................         3,647.29
NASDAQ filing fee  .........................................        10,000.00
Representative's non-accountable expense allowance  ........       164,250.00
Representative's advisory fee  .............................        96,000.00
Directors' and Officers' liability insurance  ..............        80,000.00
Printing expenses (other than stock certificates)  .........        60,000.00
Printing and engraving of stock and warrant certificates  ..         4,000.00
Legal fees and expenses (other than blue sky)  .............       100,000.00
Accounting fees and expenses  ..............................        75,000.00
Blue sky fees and expenses (including legal and filing
  fees) ....................................................        35,000.00
Transfer Agent and Warrant Agent fees and expenses  ........         5,000.00
Miscellaneous  .............................................           815.47
                                                                  ------------
 Total  ....................................................      $643,250.00
                                                                  ============

ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES

   During the past three years, the Registrant has sold securities to a limited number of persons, as described below. Except as indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith. The purchasers of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transactions. All purchasers of securities in each such transaction had adequate access to information about the Registrant, and in the case of transactions exempt from registration under Section 4(2) of the Securities Act, were sophisticated investors.

   1. Between February 28, 1995 and June 30, 1995, the Registrant issued and sold to John Frank, a director of the Registrant, an aggregate of 33,360 shares of Common Stock for a purchase price of $300,000 ($8.93 per share). In connection therewith, the Registrant granted Mr. Frank an option to purchase an additional 22,236 shares of Common Stock at an exercise price of $77,826 ($3.50 per share). The issuance of these securities was exempt from registration under Sections 4(2) and 4(6) of the Securities Act.


   2. On June 7, 1995, the Registrant granted Leonard N. Tarr options to purchase 33,436 shares of Common Stock at an exercise price of $116,529 ($3.50 per share), who through an affiliated entity obtained debt financing for the Registrant in 1995. The issuance of these securities was exempt from registration under Sections 4(2) and 4(6) of the Securities Act.


   3. On January 3, 1996, the Registrant issued and sold to Gary Sazer, a consultant to the Registrant, 10,257 shares of Common Stock in consideration for services rendered valued at $35,000 ($3.41 per share). The issuance of these securities was exempt from registration under Sections 4(2) and 4(6) of the Securities Act.

   4. On December 14, 1996, the Registrant granted options to purchase 20,513 shares of Common Stock, at an exercise price of $3.50 per share, to David Chabut, the chief financial officer of the Registrant. The issuance of these securities was exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Rule 505 of Regulation D promulgated under Section 4(2) of the Securities Act ("Regulation D").

   5. On December 14, 1996, the Registrant issued to Howard Klein, a consultant to the Company, 7,143 shares of Common Stock in exchange for the cancellation of $25,000 of indebtedness payable to him for consulting services. The issuance of these securities was except from registration under
Section 4(2) of the Securities Act.

   6. On December 31, 1996, the Registrant issued and sold to David Chabut, the chief financial officer of the Registrant, 16,143 shares of Common Stock for a purchase price of $56,500 ($3.50 per share). The issuance of these securities was exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Rule 505 of Regulation D.


   7. On December 31, 1996, January 24, 1997, and March 12, 1997, the Registrant issued an aggregate of 1,919 shares of Series A Preferred to three officers of the Registrant, including Joel Schoenfeld, Chairman of the Board and Chief Executive Officer of the Registrant, and two companies affiliated with Mr. Schoenfeld, in exchange for the cancellation of $1,919,000 payable to them. One share of Series A Preferred Stock was issued in exchange for each $1,000 payable to such person. Shares of Series A Preferred were issued to Joel Schoenfeld (1,039 shares); Flora Schoenfeld, the Treasurer and Secretary of the Registrant (48 shares); Dr. Alan H. Gold, President of the Registrant (115 shares); and to two corporations affiliated with Mr. Schoenfeld -- JS Associates (343 shares) and J&B Schoenfeld (374 shares). The issuance of these securities was exempt from registration under Sections 3(a)(9) and 4(6) of the Securities Act, as well as Rule 505 of Regulation D.


   8. From November 27, 1996 until December 30, 1996, Registrant issued and sold an aggregate of 40 units (the "Units"), each Unit consisting of the Company's 8% Bridge Note in the principal amount of $25,000 and Warrants to purchase 62,500 shares of Common Stock (the "Bridge Warrants"), for a purchase price of $25,000 per Unit, or an aggregate of $1,000,000 (the "Bridge Financing"). The 8% Bridge Notes mature upon the earlier of November 27, 1997 and the consummation of an initial public offering or private placement of the Registrant's debt and/or equity securities resulting in gross proceeds to the Registrant of at least $5,000,000. The 8% Bridge Notes will be repaid with a portion of the net proceeds of this offering. In connection the Bridge Financing, the Registrant paid Maidstone Financial, Inc., as placement agent, selling commissions of $100,000, and a non-accountable expense allowance of $30,000. Each of the investors in the Bridge Financing represented to the Registrant that it was an "accredited investor" (as defined in Rule 501(a) of Regulation D). The names of those persons who purchased Units in the Bridge Financing (together with the total number of Units purchased and the total purchase price paid by each purchaser) are as follows: Norben Import Corp./Profit Sharing Plan (12 Units -- $300,000); Leonard N. Tarr and the Leonard N. Tarr, P.C. Trust No. 1 (a total of 11 Units -- $275,000); Alan Adler (4 Units -- $100,000); Bruce Adler (4 Units -- $100,000); Phyllis Kramer (4 Units -- $100,000); Martin Rosenman (2 Units -- $50,000); David A. Clanton (1 Unit -- $25,000); Robert L. Dubofsky (1 Unit -- $25,000); Richard D. Siegel ( 1/2 Unit -- $12,500); and WBM Associates ( 1/2 Unit -- $12,500). The issuance of such securities was exempt from registration under the Securities Act pursuant to Sections 4(2) and 4(6) thereof and Rule 505 of Regulation D.

ITEM 27. EXHIBITS

     1.1       Form of Underwriting Agreement.
     1.2       Form of Advisory and Investment Banking Agreement between the Registrant and
                Maidstone Financial, Inc.
     3.1       Certificate of Incorporation of the Registrant.
     3.2       By-laws of the Registrant.
     4.1       Agreement and Plan of Merger dated as of October 7, 1996 between the Registrant and UNIVEC, Inc., a New York corporation.
     4.2       Form of Underwriters' Warrants.
     4.3       Form of Warrant Agreement.
     4.4       Specimen Common Stock Certificate.
     4.5       Specimen Warrant Certificate (included as Exhibit A to Exhibit 4.3 herein).
     4.6       Form of Bridge Note.
     4.7       Form of Bridge Warrant.
     4.8       Registration Rights Agreement among the Registrant and the holders of the Bridge
                 Warrants.
     4.9       Form of Lock-up Agreement.
     5.1       Opinion of Snow Becker Krauss P.C., counsel to the Company.
    10.1(1)    O.E.M. Supply Agreement dated May 30, 1996, between the Registrant and Sherwood
                 Medical Company ("Sherwood").

     10.2      Guaranty of Certain Stockholders of the Registrant in favor of Sherwood.
     10.3      Equipment Lease dated May 30, 1996 between the Registrant and Sherwood.
     10.4      Purchase Agreement dated as of June 27, 1996 between the Registrant and Paramount
                Financial Corporation.
     10.5(1)   Manufacturing Agreement effective December 4, 1996, between the Registrant and
                Harmac Medical Products, Inc.
     10.6      Employment Agreement dated as of October 15, 1996, between the Registrant and
                David Chabut.
     10.7      Employment Agreement dated as of October 1, 1996, between the Registrant and
                David Shonfeld.
     10.8      Share Option Agreement dated June 5, 1995, between the Registrant and Leonard N.
                Tarr.
     10.9      1996 Stock Option Plan of the Registrant.
    10.10      Form of Employment Agreement dated as of January 1, 1997 between the Registrant and Joel Schoenfeld.
     21.1      List of Subsidiaries.
     23.1      Consent of Snow Becker Krauss P.C. (to be included in Exhibit 5.1 to this Registration
                Statement).

     23.2*     Consent of Coopers & Lybrand L.L.P., independent certified public accountants, is  included in Part II of this Registration Statement.

     24.1      Power of Attorney (included on the signature page of this Registration Statement).
     27.1      Financial Data Schedule.

------
* Filed with this Amendment to the Registration Statement.
(1) Confidential treatment has been requested for certain portions of this document.

ITEM 28. UNDERTAKINGS

(a) Rule 415 Offering

    The undersigned small business issuer hereby undertakes that it will:

       (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registrant statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) Equity Offerings by Non-Reporting Small Business Issuers
    The undersigned small business issuer hereby undertakes that it will provide the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(e) Request for Acceleration of Effective Date

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) Rule 430A Offering

       (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

       (2) For determining any liability under the Securities Act, treat each post-effect amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden City, in the State of New York, on March 14, 1997.

  UNIVEC, INC.


  By:  /s/ Joel Schoenfeld                   By:  /s/ David Chabut
    ------------------------------          ----------------------------------
     Joel Schoenfeld                          David Chabut
     Chairman of the Board and                Chief Financial Officer
     Chief Executive Officer                  (Principal Financial and
     (Principal Executive Officer)            Accounting Officer)

   In accordance with the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed on March 14, 1997 by the following persons in the capacities indicated.


 /s/ Joel Schoenfeld           Chairman of the Board, Chief
-----------------------------  Executive Officer and a Director
   Joel Schoenfeld             (Principal Executive Officer)

/s/ Alan H. Gold                Director
-----------------------------
   Alan H. Gold

/s/ David Chabut               Chief Financial Officer
-----------------------------  (Principal Financial and Accounting Officer)
   David Chabut

/s/ David Shonfeld             Director
-----------------------------
   David Shonfeld


 /s/            *              Director
-----------------------------
   John Frank

 /s/            *              Director
-----------------------------
   Richard Lerner

*By: /s/ Joel Schoenfeld       Director
-----------------------------
   Joel Schoenfeld
   (Attorney-In-Fact)

                                EXHIBIT INDEX

      1.1      Form of Underwriting Agreement.
      1.2      Form of Advisory and Investment Banking Agreement between the Registrant and Maidstone Financial, Inc.
      3.1      Certificate of Incorporation of the Registrant.
      3.2      By-laws of the Registrant.
      4.1      Agreement and Plan of Merger dated as of October 7, 1996 between the Registrant and UNIVEC, Inc., a New York corporation.
      4.2      Form of Underwriter's Warrants.
      4.3      Form of Warrant Agreement.
      4.4      Specimen Common Stock Certificate.
      4.5      Specimen Warrant Certificate (included as Exhibit A to Exhibit 4.3 herein).
      4.6      Form of Bridge Note.
      4.7      Form of Bridge Warrant.
      4.8      Registration Rights Agreement among the Registrant and the holders of the Bridge
                 Warrants.
      4.9      Form of Lock-up Agreement.
      5.1      Opinion of Snow Becker Krauss P.C., counsel to the Company.
     10.1(1)   O.E.M. Supply Agreement dated May 30, 1996, between the Registrant and Sherwood
                Medical Company ("Sherwood").
     10.2      Guaranty of Certain Stockholders of the Registrant in favor of Sherwood.
     10.3      Equipment Lease dated May 30, 1996 between the Registrant and Sherwood.
     10.4      Purchase Agreement dated as of June 27, 1996 between the Registrant and Paramount
                Financial Corporation.
     10.5(1)   Manufacturing Agreement effective December 4, 1996, between the Registrant and
                Harmac Medical Products, Inc.
     10.6      Employment Agreement dated as of October 15, 1996, between the Registrant and
                David Chabut.
     10.7      Employment Agreement dated as of October 1, 1996, between the Registrant and
                David Shonfeld.
     10.8      Share Option Agreement dated June 5, 1995, between the Registrant and Leonard N.
                Tarr.
     10.9      1996 Stock Option Plan of the Registrant.
    10.10      Form of Employment Agreement dated as of January 1, 1997 between the Registrant and Joel Schoenfeld.
     21.1      List of Subsidiaries.
     23.1      Consent of Snow Becker Krauss P.C. (to be included in Exhibit 5.1 to this Registration
                Statement).

     23.2*     Consent of Coopers & Lybrand L.L.P., independent certified public accountants, is  included in Part II of this Registration Statement.

     24.1      Power of Attorney (included on the signature page of this Registration Statement).
     27.1      Financial Data Schedule.

------
* Filed with this Amendment to the Registration Statement.
(1) Confidential treatment has been requested for certain portions of this document.